AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 20, 1997
                                           REGISTRATION STATEMENT NO. 333-30715
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                --------------

                             AMENDMENT NO. 4
                                      TO
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                --------------
            CALIFORNIA INFRASTRUCTURE AND ECONOMIC DEVELOPMENT BANK
                         SPECIAL PURPOSE TRUST PG&E-1
                            (ISSUER OF SECURITIES)
                               PG&E FUNDING LLC
                   (DEPOSITOR OF THE TRUST DESCRIBED HEREIN)
    (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CERTIFICATE OF FORMATION)
              DELAWARE                               94-3274751
   (STATE OR OTHER JURISDICTION OF    (I.R.S. EMPLOYER IDENTIFICATION NUMBER)
            ORGANIZATION)
                               PG&E FUNDING LLC
                          245 MARKET STREET, ROOM 424
                            SAN FRANCISCO, CA 94105
                                (415) 972-5467
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                                --------------
                                LESLIE EVERETT
                              CORPORATE SECRETARY
                               PG&E FUNDING LLC
                          245 MARKET STREET, ROOM 424
                            SAN FRANCISCO, CA 94105
                                (415) 972-5467
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                                --------------
                                  COPIES TO:

          DEAN E. CRIDDLE                    ERIC D. TASHMAN              GREGORY M. SHAW
           MARK R. LEVIE                     CATHY M. KAPLAN          CRAVATH, SWAINE & MOORE
         ORRICK, HERRINGTON                 BROWN & WOOD LLP              WORLDWIDE PLAZA
          & SUTCLIFFE LLP           555 CALIFORNIA STREET, 50TH FLOOR    825 EIGHTH AVENUE
 OLD FEDERAL RESERVE BANK BUILDING   SAN FRANCISCO, CALIFORNIA 94104  NEW YORK, NEW YORK 10019
         400 SANSOME STREET
  SAN FRANCISCO, CALIFORNIA 94111

                                --------------
  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective as determined by market conditions.
  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                        CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                                PROPOSED         PROPOSED
                                                MAXIMUM           MAXIMUM
 TITLE OF SECURITIES TO    AMOUNT TO BE     AGGREGATE PRICE      AGGREGATE            AMOUNT OF
     BE REGISTERED          REGISTERED          PER UNIT      OFFERING PRICE     REGISTRATION FEE(3)
----------------------------------------------------------------------------------------------------
Rate Reduction
 Certificates...........   $3,500,000,000       100%(1)       $3,500,000,000(1)     $1,060,606.06
----------------------------------------------------------------------------------------------------
Notes................... $3,500,000,000(2)        (2)                (2)                None

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
(1) Estimated solely for the purpose of calculating the registration fee.
(2) No additional consideration will be paid by the purchasers of the Rate Reduction Certificates for the Notes which secure the Rate Reduction Certificates.

(3) Aggregate fee of $1,060,606.06 previously paid in connection with original Registration Statement filed on July 3, 1997 and Amendment No. 3 filed on November 10, 1997.

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS
REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION
STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                         FORM OF PROSPECTUS SUPPLEMENT

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SUPPLEMENT SHALL NOT CONSTITUTE AN OFFER + +TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF + +THE SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION OR SALE + +WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES +
+LAWS OF SUCH JURISDICTION.                                                    +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

               Subject to Completion Dated November 20, 1997

PRELIMINARY PROSPECTUS SUPPLEMENT
(To Prospectus dated        , 1997)

            California Infrastructure and Economic Development Bank
                          Special Purpose Trust PG&E-1

                   RATE REDUCTION CERTIFICATES, SERIES 199 -

                      $         Original Principal Balance
                     $         Class         % Certificates
                     $         Class         % Certificates
                     $         Class         % Certificates
                     $         Class         % Certificates
                [$         Class     Floating Rate Certificates]

                                  ----------
                                PG&E Funding LLC
                              Issuer of the Notes
                                  ----------
                        Pacific Gas and Electric Company
                              Seller and Servicer
                                  ----------
 THE OFFERED  CERTIFICATES DO NOT  REPRESENT AN  INTEREST IN OR  OBLIGATION OF
   THE STATE OF CALIFORNIA, THE  INFRASTRUCTURE BANK, ANY OTHER GOVERNMENTAL
    AGENCY OR INSTRUMENTALITY OR THE SELLER  OR ANY OF ITS AFFILIATES. NONE
      OF THE OFFERED CERTIFICATES, THE UNDERLYING NOTES OR THE TRANSITION
        PROPERTY  WILL  BE  GUARANTEED  OR  INSURED  BY  THE  STATE   OF
         CALIFORNIA, THE  INFRASTRUCTURE BANK, THE TRUST OR  ANY OTHER
           GOVERNMENTAL AGENCY OR  INSTRUMENTALITY OR  BY THE SELLER
                              OR ITS AFFILIATES.

  THE CALIFORNIA INFRASTRUCTURE AND ECONOMIC DEVELOPMENT BANK SPECIAL PURPOSE TRUST PG&E-1 RATE REDUCTION CERTIFICATES, SERIES 199 - (THE "OFFERED
CERTIFICATES") OFFERED HEREBY WILL CONSIST OF THE FOLLOWING        CLASSES:
       . EACH CLASS OF OFFERED CERTIFICATES REPRESENTS A FRACTIONAL UNDIVIDED BENEFICIAL INTEREST IN THE RELATED CLASS OF PG&E FUNDING LLC NOTES, SERIES
199 - (THE "UNDERLYING NOTES"), ISSUED BY PG&E FUNDING LLC, A DELAWARE SPECIAL PURPOSE LIMITED LIABILITY COMPANY (THE "NOTE ISSUER") [AND, WITH RESPECT TO THE
CLASS     CERTIFICATES (THE "FLOATING RATE CERTIFICATES"), PAYMENTS PURSUANT TO
THE SWAP AGREEMENT]. EACH UNDERLYING NOTE WILL BE SECURED PRIMARILY BY THE TRANSITION PROPERTY OWNED BY THE NOTE ISSUER, AS DESCRIBED UNDER "DESCRIPTION OF THE TRANSITION PROPERTY" HEREIN AND IN THE PROSPECTUS; THE UNDERLYING NOTES WILL ALSO BE SECURED BY THE OTHER NOTE COLLATERAL DESCRIBED UNDER "DESCRIPTION OF THE NOTES--SECURITY" IN THE PROSPECTUS. THE UNDERLYING NOTES, TOGETHER WITH OTHER SERIES OF NOTES ISSUED FROM TIME TO TIME BY THE NOTE ISSUER UNDER THE
NOTE INDENTURE (TOGETHER WITH THE UNDERLYING NOTES, THE "NOTES"), ARE OWNED BY THE CALIFORNIA INFRASTRUCTURE AND ECONOMIC DEVELOPMENT BANK SPECIAL PURPOSE TRUST PG&E-1 (THE "TRUST"). (CONTINUED ON FOLLOWING PAGE.)

                                  ----------

  THERE CURRENTLY IS  NO SECONDARY  MARKET FOR THE  OFFERED CERTIFICATES,  AND
    THERE IS  NO ASSURANCE  THAT  ONE WILL  DEVELOP.  PROSPECTIVE  INVESTORS
      SHOULD CONSIDER,  AMONG  OTHER  THINGS, THE  INFORMATION  SET  FORTH
        UNDER THE CAPTION  "RISK FACTORS,"  WHICH BEGINS ON  PAGE     IN
                                THE PROSPECTUS.

                                  ----------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
 AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
                            IS A CRIMINAL OFFENSE.

                                  ----------

                                                 UNDERWRITING
                                PRICE TO        DISCOUNTS AND       PROCEEDS TO
                               PUBLIC(1)         COMMISSIONS        TRUST(1)(2)
                               ---------        -------------       -----------
Per Class  Certificate....           %                  %                  %
Per Class  Certificate....           %                  %                  %
Per Class  Certificate....           %                  %                  %
Per Class  Certificate....           %                  %                  %
Per Class  Certificate....           %                  %                  %
Total.....................       $                  $                  $

-----
  (1) Plus accrued interest, if any, at the applicable Certificate Interest
      Rate from            , 199 .
  (2) Before deduction of expenses estimated to be $          .

                                  ----------

  The Offered Certificates are offered by the Underwriters when, as and if issued by the Trust and accepted by the Underwriters and subject to the Underwriters' right to reject orders in whole or in part. It is expected that
the Offered Certificates will be delivered on or about               , 199  ,
in book-entry form through the facilities of The Depository Trust Company[, Cedel Bank, societe anonyme, and the Euroclear System].
                                  ----------

MORGAN STANLEY DEAN WITTER                                       LEHMAN BROTHERS

BEAR, STEARNS & CO. INC.
                               J.P. MORGAN & CO.
                                                             MERRILL LYNCH & CO.

ARTEMIS CAPITAL GROUP, INC.                            BLAYLOCK & PARTNERS, L.P.
COAST PARTNERS SECURITIES, INC.                   REDWOOD SECURITIES GROUP, INC.

The date of this Prospectus Supplement is      , 199

  Interest on each Class of Offered Certificates at the applicable Certificate Interest Rate will be distributable quarterly on or about the 25th day of March, June, September and December or, if any such day is not a Certificate Business Day, the next succeeding Certificate Business Day (each, a
"Distribution Date") commencing          , 199 . INTEREST AND PRINCIPAL ON ANY
CLASS OF OFFERED CERTIFICATES WILL BE DISTRIBUTABLE ONLY TO THE EXTENT OF PAYMENTS RECEIVED BY THE TRUST ON THE RELATED CLASS OF UNDERLYING NOTES. See "Description of the Notes" herein.

  The Offered Certificates are part of a separate Series of California Infrastructure and Economic Development Bank Special Purpose Trust PG&E-1 Rate Reduction Certificates being offered by the Trust from time to time pursuant
to a Prospectus dated     , 1997 (the "Prospectus"), of which this Prospectus
Supplement is a part and which accompanies this Prospectus Supplement.

  THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN COMPLETE INFORMATION ABOUT THE OFFERING OF THE OFFERED CERTIFICATES. ADDITIONAL INFORMATION IS CONTAINED IN THE PROSPECTUS. PROSPECTIVE INVESTORS ARE URGED TO READ BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN FULL. SALES OF THE OFFERED CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

  THE TRANSITION PROPERTY OWNED BY THE NOTE ISSUER AND CERTAIN OTHER ASSETS OF THE NOTE ISSUER ARE THE SOLE SOURCE OF PAYMENTS ON THE UNDERLYING NOTES. PAYMENTS ON THE UNDERLYING NOTES [AND PAYMENTS ON ANY RELATED SWAP AGREEMENT] RECEIVED BY THE TRUST ARE THE SOLE SOURCE OF DISTRIBUTIONS ON THE OFFERED CERTIFICATES. NONE OF THE STATE OF CALIFORNIA, THE INFRASTRUCTURE BANK, THE TRUST OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR THE SELLER OR ANY OF ITS AFFILIATES WILL HAVE ANY OBLIGATIONS IN RESPECT OF THE OFFERED CERTIFICATES, THE UNDERLYING NOTES OR THE TRANSITION PROPERTY, EXCEPT AS EXPRESSLY SET FORTH HEREIN AND IN THE PROSPECTUS.

  NEITHER THE FULL FAITH AND CREDIT NOR THE TAXING POWER OF THE STATE OF CALIFORNIA OR ANY POLITICAL SUBDIVISION, AGENCY OR INSTRUMENTALITY THEREOF IS PLEDGED TO THE PAYMENT OF THE PRINCIPAL OF, OR INTEREST ON, THE UNDERLYING NOTES OR THE OFFERED CERTIFICATES OR TO THE PAYMENTS IN RESPECT OF THE TRANSITION PROPERTY NOR IS THE STATE OF CALIFORNIA OR ANY POLITICAL SUBDIVISION, AGENCY OR INSTRUMENTALITY THEREOF IN ANY MANNER OBLIGATED TO MAKE ANY APPROPRIATION FOR THE PAYMENT THEREOF.

  IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVERALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE CERTIFICATES AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME. SEE "UNDERWRITING" HEREIN.

  Prospective investors should refer to the "Index of Principal Definitions" which begins on page S-35 herein and which begins on page 90 in the Prospectus for the location of the definitions of capitalized terms that appear in the Prospectus and this Prospectus Supplement.

                              REPORTS TO HOLDERS

  Unless and until the Offered Certificates are no longer issued in book-entry form, the Servicer indirectly will provide to Cede & Co., as nominee of The Depository Trust Company ("DTC") and registered holder of the Offered Certificates and, upon request, to Participants of DTC, periodic reports concerning the Offered Certificates. See "Servicing--Statements by Servicer" herein and in the Prospectus. Such reports may be made available to the holders of interests in the Offered Certificates (the "Certificateholders") upon request to their Participants. Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The financial information provided to Certificateholders will not be examined and reported upon, nor will an opinion thereon be provided by, any independent public accountant.

  The Note Issuer will file with the Securities and Exchange Commission (the "Commission") such periodic reports as are required by the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules, regulations or orders of the Commission thereunder. Copies of the Registration Statement and exhibits thereto may be obtained at the locations specified in the Prospectus under "Available Information" at prescribed rates. Information filed with the Commission can also be inspected at the Commission's site on the World Wide Web at http://www.sec.gov. The Note Issuer may discontinue filing periodic reports under the Exchange Act at the beginning of the fiscal year following the issuance of the Offered Certificates if there are fewer than 300 holders of such Offered Certificates.

  NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE SELLER, THE NOTE ISSUER, THE TRUST, THE INFRASTRUCTURE BANK, THE UNDERWRITERS OR ANY DEALER, SALESPERSON OR OTHER PERSON. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SINCE THE DATE OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION.

                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT

                                                                           PAGE
                                                                           ----
Reports to Holders........................................................  S-3
Prospectus Supplement Summary.............................................  S-5
Description of the Certificates........................................... S-16
[Summary of Certain Provisions of the Series Supplement to the Trust
 Agreement]............................................................... S-18
Description of the Notes.................................................. S-20
Description of the Transition Property.................................... S-23
Certain Distribution, Weighted Average Life and Yield Considerations...... S-24
The Seller and Servicer................................................... S-24
Servicing................................................................. S-25
Certain Federal Income Tax Consequences................................... S-26
State Taxation............................................................ S-31
ERISA Considerations...................................................... S-31
Underwriting.............................................................. S-33
Ratings................................................................... S-34
Legal Matters............................................................. S-34
Index of Principal Definitions............................................ S-35

                                   PROSPECTUS
Available Information.....................................................    2
Reports to Holders........................................................    2
Incorporation of Certain Documents by Reference...........................    3
Prospectus Supplement.....................................................    3
Prospectus Summary........................................................    7
Risk Factors..............................................................   28
Energy Deregulation and New California Market Structure...................   39
Description of the Transition Property....................................   40
Certain Distribution, Weighted Average Life and Yield Considerations......   46
The Trust.................................................................   47
The Infrastructure Bank...................................................   48
The Note Issuer...........................................................   49
The Seller and Servicer...................................................   50
Servicing.................................................................   55
Description of the Notes..................................................   61
Description of the Certificates...........................................   70
Certain Federal Income Tax Consequences...................................   82
State Taxation............................................................   87
ERISA Considerations......................................................   88
Use of Proceeds...........................................................   88
Plan of Distribution......................................................   89
Ratings...................................................................   89
Legal Matters.............................................................   89
Index of Principal Definitions............................................   90
Financial Statements......................................................  F-1

                         PROSPECTUS SUPPLEMENT SUMMARY

  The following Prospectus Supplement Summary is qualified in its entirety by reference to the detailed information appearing elsewhere herein and in the Prospectus. Certain capitalized terms used but not defined in this Prospectus Supplement Summary have the meanings ascribed to such terms elsewhere in this Prospectus Supplement or, to the extent not defined herein, have the meanings assigned to such terms in the Prospectus. The Index of Principal Definitions included in this Prospectus Supplement which begins on page S-35 sets forth the pages on which the definitions of certain principal terms appear.

Summary of Offered            The California Infrastructure and Economic
Certificates................   Development Bank Special Purpose Trust PG&E-1
                               Rate Reduction Certificates, Series 199 -  (the
                               "Offered Certificates"). On the date of initial issuance of the Offered Certificates (the
                               "Series Issuance Date"), the Offered
                               Certificates will be issued as described below.

            INITIAL                                                CERTIFICATE
           PRINCIPAL    SCHEDULED FINAL                             INTEREST
   CLASS    AMOUNT     DISTRIBUTION DATE       TERMINATION DATE       RATE
   -----   --------- ---------------------- ---------------------- -----------
            $             ,      (   years)      ,      (   years)      .  %
            $             ,      (   years)      ,      (   years)      .  %
            $             ,      (   years)      ,      (   years)      .  %
            $             ,      (   years)      ,      (   years)      .  %
   [        $             ,      (   years)      ,      (   years)     (1)

--------
[(1) Calculated as described under "Description of the Certificates--Floating
     Rate Certificates--Determination of Certificate Interest Rate on Floating Rate Certificates."]

Transaction Overview........  For a brief summary of the statutes and proceedings which form the basis for the issuance and sale of the Offered Certificates by the Trust, and a diagram of the parties to the transaction, their roles and their various relationships to the other parties, investors are directed to the discussion under the heading "Prospectus Summary--Transaction Overview" in the Prospectus.

                              The Note Issuer will issue the Underlying Notes,
                               and sell the Underlying Notes to the Trust in exchange for the proceeds of the sale of the Offered Certificates. The Trust has been established by the Infrastructure Bank. The Trust, whose sole assets will be the Underlying Notes and other Notes issued under the Indenture [and its rights under the Swap Agreement], will issue the Offered Certificates, which will be sold to the Underwriters. The Offered Certificates of each Class represent fractional undivided beneficial interests in the related Class of Underlying Notes and the proceeds thereof[, together, in the case of the Floating Rate Certificates, with the proceeds of the Swap Agreement]. The Underlying Notes will be secured primarily by the Transition Property. The Underlying Notes will also be secured by the Transition Property Purchase and Sale Agreement between PG&E and the Note Issuer, any subsequent sale agreement relating to a separate Series of Notes, the Transition Property Servicing Agreement between PG&E and the Note Issuer, the Collection Account and all amounts or investment property on deposit therein or credited thereto from time to time, all other property of whatever kind (other than certain cash amounts described herein) owned from time to time by the Note Issuer, if any, all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing and all payments on or under and all proceeds in respect of any or all of the foregoing.

                              The charges included in the Transition Property
                               described in the Prospectus are calculated to be sufficient over time to pay principal and interest on the Offered Certificates, to pay all related fees and expenses, to collect the Overcollateralization Amount described herein and to replenish the Capital Subaccount to the extent that amounts are drawn therefrom. These charges will be subject to adjustment pursuant to the true-up mechanism described in the Prospectus over the life of the Offered Certificates to enhance the likelihood of timely recovery of such amounts, although there can be no assurance that the true-up mechanism will operate as intended or that any of the Offered Certificates will mature as scheduled. See "Description of the Transition Property-- Adjustments to the FTA Charges" in the Prospectus.

Risk Factors................  Investors should consider the risks associated with an investment in the Offered Certificates. For a discussion of certain material risks associated therewith, investors should review the discussion under "Risk Factors" which begins on page 28 of the Prospectus.

                              [In addition, an investment in the Floating Rate
                               Certificates involves the additional risks discussed herein under "Additional Risk Factors Relating to the Floating Rate Certificates."]

The Offered Certificates....  The California Infrastructure and Economic
                               Development Bank Special Purpose Trust PG&E-1 Rate Reduction Certificates, Series 199 - . The Offered Certificates are comprised of the
                               following       classes (each, a "Class"):
                                    . As of the Series Issuance Date, the
                               aggregate principal balance of the Offered
                               Certificates (the "Original Certificate
                               Principal Balance") will be $           . Each
                               Class of Offered Certificates will have a principal balance (the "Class Principal Balance") equal to the initial amount of principal allocable to such Class, reduced by principal distributed to such Class in accordance with the terms of the Trust Agreement. See "Description of the Certificates" herein and in the Prospectus.

                              None of the Offered Certificates, the Underlying
                               Notes or the Transition Property will be guaranteed or insured by the State of California, the Infrastructure Bank, the Trust or any other governmental agency or instrumentality or by the Seller or any of its affiliates. Neither the full faith and credit nor the taxing power of the State of California or any political subdivision, agency or instrumentality thereof is pledged to the distributions of principal of, or interest on, the Offered Certificates or the Underlying Notes or to the payments in respect of the Transition Property. The issuance and sale of the Offered Certificates is contingent upon the effectiveness of the Issuance Advice Letter related thereto. See "Description of the Transition Property--Financing Order and Advice Letters" in the Prospectus.

Seller and Servicer.........  Pacific Gas and Electric Company, a California
                               corporation ("PG&E" or, in its capacity as seller of the Transition Property, the "Seller" or, in its capacity as servicer of the Transition Property, the "Servicer"). For a more complete discussion of PG&E and its roles as Seller and Servicer, see "The Seller and Servicer" herein and in the Prospectus.

Issuer of Certificates......  A trust entitled "California Infrastructure and
                               Economic Development Bank Special Purpose Trust PG&E-1" (the "Trust") established by the California Infrastructure and Economic Development Bank (the "Infrastructure Bank"). The Trust will not be an agency or instrumentality of the State of California. The Infrastructure Bank will not guarantee or insure the Offered Certificates, the Underlying Notes or the Transition Property. For a more complete discussion of the Trust, see "The Trust" in the Prospectus, and for a more complete discussion of the Infrastructure Bank, see "The Infrastructure Bank" in the Prospectus.

Certificate Trustee.........  Bankers Trust Company of California, N.A., a
                               national banking association (the "Certificate Trustee").

Delaware Trustee............  Bankers Trust (Delaware), a Delaware banking corporation (the "Delaware Trustee").

Note Issuer.................  PG&E Funding LLC, a Delaware special purpose limited liability company whose single member is PG&E (the "Note Issuer"). The principal executive office of the Note Issuer is located at 245 Market Street, Room 424, San Francisco, California 94105, and its telephone number is
                               (415) 972-5467.


The Underlying Notes........  PG&E Funding LLC Notes, Series 199 -  (the
                               "Underlying Notes"), issued by the Note Issuer. The Underlying Notes are comprised of classes (each, a "Class"). As of the Series
                               Issuance Date for the Underlying Notes, the
                               aggregate principal balance thereof will be
                               $           . Each Class of Underlying Notes
                               secures the payment of the corresponding Class of Offered Certificates and will have the same Class Principal Balance as the corresponding Class of Offered Certificates. See "Description of the Notes" herein and in the Prospectus.

Note Trustee ...............  Bankers Trust Company of California, N.A., a
                               national banking association (the "Note
                               Trustee").

Transition Property.........  As more fully described under "Description of the
                               Transition Property" herein and in the
                               Prospectus, the property right created under the PU Code including, without limitation, the right, title and interest of an electrical corporation or its transferee (i) in and to the FTA Charges, as adjusted from time to time, (ii) to be paid the FTA Payments, and (iii) to obtain adjustments to the FTA Charges as provided in the PU Code.

FTA Charges.................  As more fully described under "Description of the
                               Transition Property" in the Prospectus,
                               nonbypassable, usage-based, per kilowatt hour charges payable by Residential Customers and Small Commercial Customers, which will yield the amounts which are necessary to provide for the amortization of all Certificates in accordance with the applicable Expected Amortization Schedules, the payment of fees and expenses related to the issuance and servicing of the Certificates, the collection of the Overcollateralization Amount described herein and the replenishment of the Capital Subaccount to the extent that amounts are drawn therefrom.

                              Based on the Expected Amortization Schedule set
                               forth herein and the assumptions related
                               thereto, the initial FTA Charge payable by
                               Residential Customers would be     cents per
                               kilowatt hour and the initial FTA Charge payable
                               by Small Commercial Customers would be     cents
                               per kilowatt hour. See "Description of the Notes--Principal" herein.

Adjustments to FTA Charges..  In order to enhance the likelihood that the FTA
                               Collections are neither more nor less than the amount necessary to amortize the Offered Certificates in accordance with the Expected Amortization Schedule, fund the Overcollateralization Subaccount as scheduled, pay fees and expenses relating to the issuance and servicing of the Offered Certificates and replenish the Capital Subaccount, the Servicing Agreement and the Financing Order require the Servicer to seek periodic adjustments to the FTA Charges based on actual FTA Collections and updated assumptions by the Servicer as to, among other factors, the electricity usage by Customers and the rate of delinquencies and write-offs. The adjustments to the FTA Charges will continue until all interest and principal on all Series of Notes and corresponding Series of Certificates have been paid or distributed in full.

Distribution Dates..........  Each March 25, June 25, September 25 and December
                               26 (or, if any such date is not a Certificate Business Day, the next succeeding Certificate
                               Business Day), commencing          , 199 , the
                               dates on which distributions will be made to holders of Offered Certificates (each, a "Distribution Date"). Each Distribution Date with respect to the Certificates will also be a date on which payments are made with respect to the Notes (each, a "Payment Date").

Record Date.................  With respect to any Distribution Date, the
                               Business Day preceding such Distribution Date if the Offered Certificates are Book-Entry Certificates or, if Definitive Certificates are issued, the last day of the preceding calendar month (each, a "Record Date").

Scheduled Final
 Distribution and
 Termination Dates..........  The Scheduled Final Distribution Date for each
                               Class of the Offered Certificates, which is the date when all principal and interest on such Class of Offered Certificates is expected to be distributed in full, based on certain assumptions described herein, and the Termination Date for each Class of Offered Certificates are specified herein under "Description of the Certificates."

                              Failure to distribute principal of any Class of
                               Offered Certificates in full by the related
                               Termination Date shall constitute an Event of Default, and the Certificate Trustee may and, upon the written direction of the holders of a majority in principal amount of all Certificates of all Series then outstanding, shall declare the unpaid principal amount of all the Notes of all Series then outstanding to be due and payable. See "Description of the Certificates-- Events of Default" and "Ratings" in the Prospectus.

Issuance of New Series......  The Trust may issue new Series of Certificates from time to time. A new Series may be issued only upon satisfaction of the conditions described under "Description of the Certificates--Conditions of Issuance of Additional Series" in the Prospectus.

[Swap Agreement.............  The Trust will enter into a swap agreement dated the Closing Date (the "Swap Agreement") with
                               Caisse des Depots et Consignations, as swap
                               counterparty (the "Swap Counterparty"). Pursuant to the Swap Agreement, on each Distribution Date, the Trust will be obligated to pay to the Swap Counterparty, solely from payments received
                               with respect to the Class   Notes, an amount
                               equal to the interest due on the Class     Notes
                               on such Distribution Date, and the Swap
                               Counterparty will be obligated to pay to the
                               Trust an amount equal to the product of (a) the
                               Floating Rate and (b) the Class     Principal
                               Balance as of the close of business on the
                               preceding Distribution Date after giving effect to all payments of principal made to the holders
                               of the Class    Certificates on such preceding
                               Distribution Date. Payments between the Swap
                               Counterparty and the Trust will be made on a net basis as further described herein.

                              The Swap Agreement will terminate or may be
                               terminated upon the occurrence of certain events of default or termination events as described herein under "Summary of Certain Provisions of the Swap Agreement." Upon termination of the Swap Agreement, the Certificate Interest Rate payable with respect to the Floating Rate Certificates will automatically convert to a fixed rate equal to the interest rate payable on
                               the Class      Notes. See "Description of the
                               Certificates--Floating Rate Certificates" and "Additional Risk Factors Relating to the Floating Rate Certificates" herein. With respect to each Distribution Date, any difference between the quarterly payment by the Swap Counterparty to the Trust and the quarterly payment by the Trust to the Swap
                               Counterparty will be referred to herein as the "Net Trust Swap Receipt," if such difference is a positive number, and the "Net Trust Swap Payment," if such difference is a negative number. Net Trust Swap Receipts will be included in funds available for distribution to Floating Rate Certificateholders on each Distribution Date and Net Trust Swap Payments will be paid to the Swap Counterparty out of payments on the
                               Class    Notes on each Distribution Date.]

Interest....................  On each Distribution Date, the Certificate
                               Trustee shall distribute pro rata to the Certificateholders of each Class as of the related Record Date interest in an amount equal to one-fourth of the product of (a) the applicable Certificate Interest Rate and (b) the applicable Class Principal Balance as of the close of business on the preceding Distribution Date after giving effect to all payments of principal made to the Certificateholders on such preceding Distribution Date; provided, however, that with respect to the initial Distribution Date, interest on each outstanding Class Principal Balance will accrue from and including the Series Issuance Date to, but excluding, such initial Distribution Date. Interest will be calculated on the basis of a 360-day year of twelve 30-day months [except that with respect to the Floating Rate Certificates interest will be calculated as described under "Description of the Certificates--Floating Rate Certificates" herein]. Interest on any Class of Offered Certificates will be distributable only to the extent interest has been paid on the related Class of Underlying Notes [and, in the case of the Floating Rate Certificates, interest will be distributed at the variable rate payable pursuant to the Swap Agreement (the "Floating Rate") so long as payments are received under the terms of the Swap Agreement]. Interest on the Offered Certificates will be distributed prior to any distribution of principal on the Offered Certificates. See "Description of the Certificates--Distributions of Interest" herein and "Description of the Notes--Interest and Principal" in the Prospectus.

Principal...................  On each Distribution Date, the Certificate
                               Trustee shall distribute to the
                               Certificateholders as of the related Record Date amounts distributable as principal, in the following order and priority: [TO BE DETERMINED UPON ISSUANCE]. The principal amounts distributable with respect to any Class of Offered Certificates will be payable only to the extent of payments of principal made on the related Class of Underlying Notes. See "Description of the Certificates--Distributions of Principal" herein and "Description of the Notes--Interest and Principal" in the Prospectus.

Optional Redemption.........  The Note Issuer may redeem the Underlying Notes relating to the Offered Certificates, and accordingly cause the Trust to redeem the Offered Certificates, on any Payment Date if the outstanding principal balance of the Underlying Notes (after giving effect to payments that would otherwise be made on such date) has been reduced to less than five percent of the initial principal balance of the Underlying Notes. See "Description of the Certificates--Optional Redemption" herein.

Mandatory Redemption........  The Seller may be required to repurchase the
                               Transition Property as described under
                               "Description of the Transition Property--Seller Representations and Warranties and Repurchase Obligation" in the Prospectus, which repurchase will require the Trust to redeem the Offered Certificates.

Collection Account and
Subaccounts.................  Upon issuance of the initial Series of Notes, the
                               Note Issuer will establish the Collection
                               Account, which will be held by the Note Trustee for the benefit of the Noteholders. The Collection Account will consist of four subaccounts: a general subaccount (the "General Subaccount"), a reserve subaccount (the "Reserve Subaccount"), a subaccount for the Overcollateralization Amount (the
                               "Overcollateralization Subaccount") and a capital subaccount (the "Capital Subaccount"). Unless the context indicates otherwise, references herein to the Collection Account include each of the subaccounts contained therein. Withdrawals from and deposits to these subaccounts will be made as described under "Description of the Notes--Allocations; Payments" in the Prospectus.

Credit Enhancement..........  The Offered Certificates will benefit from the following forms of credit enhancement:

                              Overcollateralization. The Financing Order
                               provides that the Note Issuer, as the owner of the Transition Property, is entitled to collect an additional amount (for the Underlying Notes, the "Overcollateralization Amount") which is intended to enhance the likelihood that payments on the Underlying Notes will be made in accordance with the Expected Amortization Schedule. The Overcollateralization Amount for
                               the Underlying Notes will be $          , which
                               is 0.50% of the initial principal amount of the Underlying Notes. The FTA Charges will be set and adjusted at a rate which is intended to recover the Overcollateralization Amount ratably over the life of the Offered Certificates according to the schedule set forth under "Description of the Notes--
                               Overcollateralization Amount" herein. The
                               Overcollateralization Amount for all Series of Certificates will be held in the Overcollateralization Subaccount, as described further under "Description of the Notes-- Overcollateralization Amount" in the Prospectus, and will be available to pay any periodic shortfalls in amounts available for scheduled payments on the Notes. The amount required to be on deposit in the Overcollateralization Subaccount as of any Payment Date, as specified in the schedule set forth in this Prospectus Supplement, is referred to herein as the "Required Overcollateralization Level."

                              Capital Subaccount. Upon the issuance of the
                               Underlying Notes, the Seller will make a capital
                               contribution of $            to the Note Issuer.
                               Such amount is equal to 0.50% of the initial principal amount of the Underlying Notes. Such amount, less $100,000 in the aggregate for all Series of Notes, is the Required Capital Level with respect to the Underlying Notes and will be deposited into the Capital Subaccount. Withdrawals from and deposits to the Capital Subaccount will be made as described under "Description of the Notes--Allocations; Payments" in the Prospectus.

                              Reserve Subaccount. FTA Collections available
                               with respect to any Payment Date in excess of amounts payable as (a) fees and expenses of the
                               Note Issuer and the Trust, (b) payments of principal of and interest on the Underlying Notes, (c) allocations to the
                               Overcollateralization Subaccount and (d) allocations to the Capital Subaccount (all as described under "Description of the Notes-- Allocations; Payments" in the Prospectus), will be allocated to the Reserve Subaccount. On each Payment Date, the Note Trustee will draw on amounts in the Reserve Subaccount, to the extent amounts available in the General Subaccount are insufficient to make scheduled payments on the Underlying Notes or to make required allocations to the Overcollateralization Subaccount or the Capital Subaccount.

Collections; Allocations;
Distributions...............  On each Distribution Date, amounts on deposit in the Collection Account will be applied in the manner described under "Description of the Notes--Allocations; Payments" in the Prospectus.

Servicing Compensation......  The Servicer will be entitled to receive a fee on each Payment Date with respect to the Offered Certificates in an amount equal to (i) one-
                               fourth of    percent of the outstanding
                               principal balance of the Underlying Notes
                               (before giving effect to payments on such date) for so long as FTA Charges are included as a line item on bills otherwise sent to Customers
                               and (ii) one-fourth of    percent of the
                               outstanding principal balance of the Underlying Notes (before giving effect to payments on such date) if FTA Charges are not included as a line item on bills otherwise sent to Customers but, instead, are billed separately to Customers (the "Servicing Fee"). The Servicing Fee will be paid prior to the distribution of any amounts in respect of interest on and principal of the Underlying Notes. The Servicer will be entitled to retain as additional compensation net investment income on FTA Payments received by the Servicer prior to remittance thereof to the Collection Account and the portion of late fees, if any, paid by Customers relating to the FTA Payments. See "Servicing--Servicing
                               Compensation" herein and in the Prospectus.

No Servicer Advances........  The Servicer will not make any advances of interest or principal on the Underlying Notes.

Maturity, Weighted Average
 Life and Yield
 Considerations.............  The actual Distribution Dates on which principal is distributed on each Class of Certificates will be affected by, among other things, the amount and timing of receipt of FTA Collections and amounts available in the
                               Overcollateralization Subaccount, Capital
                               Subaccount and Reserve Subaccount. Since each FTA Charge will consist of a charge per kilowatt hour of usage by the applicable class of Customers in the Territory, the aggregate amount and timing of FTA Collections (and the resulting amount and timing of principal amortization on the Offered Certificates) will depend, in part, on actual usage of electricity by Customers and the rate of delinquencies and write-offs. Although the amount of the FTA Charges will be adjusted from time to time based in part on the actual rate of FTA Collections, no assurances can be given that the Servicer will be able to forecast accurately actual Customer electricity usage and the rate of delinquencies and write-offs and implement adjustments to the FTA Charges that will cause FTA Payments to be made at any particular rate.

                              If FTA Collections are received at a slower rate
                               than expected, distributions on a Certificate may be made later than expected, and a Certificate may be retired later than expected. Because principal will only be distributed at a rate not faster than that contemplated in the Expected Amortization Schedule, except in the event of an early redemption or the acceleration of the maturity of the Certificates after an Event of Default, the Certificates are not expected to be retired earlier than scheduled.

                              If the Note Issuer exercises its option to redeem
                               all of the outstanding Underlying Notes on any Payment Date commencing on the Payment Date on which the outstanding principal balance of the Underlying Notes (after giving effect to payments that would otherwise be made on such date) has been reduced to less than five percent of the initial principal balance of the Underlying Notes, the Certificate Trustee will be required to redeem the Offered Certificates. Such redemption may adversely affect the yield to maturity of the Offered Certificates. See "Certain Distribution, Weighted Average Life and Yield Considerations" and "Description of the Transition Property--Adjustments to the FTA Charges" in the Prospectus.

Denominations...............  Each Class of Offered Certificates will be issued in minimum initial denominations of [$1,000] and in integral multiples thereof.

Registration of the           The [Offered] [Class       ] Certificates will
Certificates................   initially be represented by one or more
                               certificates registered in the name of Cede &
                               Co. ("Cede") ("Book-Entry Certificates"), the nominee of The Depository Trust Company ("DTC"), and available only in the form of book-entries on the records of DTC, its Participants and its Indirect Participants. Holders may also hold such Certificates through CEDEL or the Euroclear system in Europe. For a more complete discussion of the Book-Entry Certificates, see "Risk
                               Factors" and "Description of the Certificates--
                               Book-Entry Registration" in the Prospectus.

Ratings.....................  It is a condition of issuance of the Offered
                               Certificates that the Offered      Certificates
                               be rated "    " by        , "    " by
                               and "    " by         (each of        ,
                               and          , a "Rating Agency"). Each Class of
                               Underlying Notes will receive the same rating from each Rating Agency as the corresponding Class of Offered Certificates.

                              A security rating is not a recommendation to buy,
                               sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain any rating on any Offered Certificate and, accordingly, there can be no assurance that the ratings assigned to any Class of Offered Certificates upon initial issuance thereof will not be revised or withdrawn by a Rating Agency at any time thereafter. If a rating of any Class of Offered Certificates is revised or withdrawn, the liquidity of such Class of Offered Certificates may be adversely affected. In general, the ratings address credit risk and do not represent any assessment of the rate of principal payments on the Offered Certificates. See "Risk Factors--Nature of the Certificates--Uncertain Distribution Amounts and Weighted Average Life " in the Prospectus, "Certain Distribution, Weighted Average Life and Yield Considerations" herein and in the Prospectus and "Ratings" herein and in the Prospectus.

Tax Status of the
Certificates................  The Offered Certificates[, other than the
                               Floating Rate Certificates,] will be treated as representing ownership of an interest in the related Underlying Notes for federal income tax purposes. [The Floating Rate Certificates will be treated as representing ownership of an interest in the related Underlying Notes and in the related Swap Agreement.] Interest and original issue discount, if any, on the Offered Certificates generally will be included in gross income for federal income tax purposes. [All holders of Floating Rate Certificates, and all individual holders in particular, should seriously consider making an election to "integrate" the Underlying Notes and the related Swap Agreement for tax purposes by making a notation on their books and records on or before the date the Floating Rate Certificates are acquired.] See "Certain Federal Income Tax Consequences" in the Prospectus and herein.

                              Interest and original issue discount, if any, on
                               the Offered Certificates will be exempt from California personal income tax, but not exempt from the California franchise tax applicable to banks and corporations. See "State Taxation" in the Prospectus and herein.

ERISA Considerations........  Subject to the considerations described in "ERISA
                               Considerations" herein and in the Prospectus, the Offered Certificates are eligible for purchase with "plan assets" of any Plan (as defined below) ("Plan Assets"). A fiduciary or other person contemplating purchasing the Offered Certificates on behalf of or with Plan

                               Assets of any employee benefit plan or other plan or arrangement (including but not limited to an insurance company general account) that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") (collectively, "Plans"), should carefully review with its legal advisors whether the purchase or holding of the Offered Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or Section 4975 of the Code.

                        DESCRIPTION OF THE CERTIFICATES

  The California Infrastructure and Economic Development Bank Special Purpose Trust PG&E-1 Rate Reduction Certificates, Series 199 - (the "Offered Certificates"), together with the Certificates of other Series issued by the Trust (collectively, the "Certificates"), will be issued by the Trust pursuant to the Trust Agreement and the Series 199 - Supplement thereto. Pursuant to the Trust Agreement, the Infrastructure Bank and the Certificate Trustee may execute further series supplements in order to issue additional Series of Certificates. This summary should be read together with the material under the heading "Description of the Certificates" in the Prospectus.

GENERAL

  The Offered Certificates will be issued on the Series Issuance Date and will
consist of    Classes in the initial principal amounts, bearing the
Certificate Interest Rates and having the Scheduled Final Distribution Dates and Termination Dates described under "Prospectus Supplement Summary--Summary of Offered Certificates."

[FLOATING RATE CERTIFICATES

  Determination of Certificate Interest Rate on Floating Rate
Certificates. The Certificate Interest Rate on the Floating Rate Certificates for the initial Interest Accrual Period (as defined below) ending , 1998, will be %. Following the initial Interest Accrual Period, the Certificate Interest Rates applicable from time to time to the Floating Rate Certificates will be determined by Bankers Trust Company (together with any successor Agent Bank under the Trust Agreement, the "Agent Bank") in accordance with the following provisions:

    (a) On the second day on which dealings in deposits in U.S. dollars are transacted in the London interbank market (a "London Banking Day") immediately preceding the first day of each Interest Accrual Period (as defined below) and on the Closing Date with respect to the first Interest Accrual Period (each such day, an "Interest Determination Date"), the Agent Bank will determine "LIBOR" based on the offered rate for deposits in U.S. dollars for a period of three months commencing on the first day of such Interest Accrual Period that currently appears on display page 3750 of the Dow Jones Telerate Service for the purpose of displaying the London interbank offered rate of major banks for U.S. dollars as of 11:00 a.m., London time, on such Interest Determination Date (such display page being the "Telerate Page"). Notwithstanding the foregoing, if no offered rate appears, LIBOR for such Interest Accrual Period will be determined as if the parties had specified the rate described in clause (b) below. The
  Certificate Interest Rate applicable to the Class     Certificates for the
  Interest Accrual Period relating to an Interest Determination Date shall be the sum of LIBOR as determined by the Agent Bank on the most recent
  Interest Determination Date plus      %.

    (b) With respect to an Interest Determination Date on which no offered rate appears on the Telerate Page, the Agent Bank will request the principal London office of each of four major banks in the London interbank market, selected by the Agent Bank, to provide the Agent Bank with its offered quotation for deposits in U.S. dollars for a period of three months, commencing on the second London Banking Day immediately following such Interest Determination Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such Interest Determination Date and in a principal amount not less than $1 million that is representative for a single transaction in U.S. dollars in such market at such time. If at least two such quotations are provided, LIBOR for the relevant Interest Accrual Period will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR for such Interest Accrual Period will be the arithmetic mean of the rates quoted at approximately 11:00 a.m. in The City of New York, on such Interest Determination Date by three major banks in The City of New York selected by the Agent Bank for loans in U.S. Dollars to leading European banks, for the period of three months, commencing on the second London Banking Day immediately following such Interest Determination Date and in a principal amount not less than $1 million that is representative for a single transaction in U.S. dollars in such market at such time; provided, however, that if any of the banks so selected by the Agent Bank are not quoting as mentioned in this sentence, the Certificate Interest Rate in effect for such Interest Accrual Period will be the Certificate Interest Rate in effect on such Interest Determination Date.

    (c) There will be no maximum or minimum Certificate Interest Rate.

Notwithstanding the foregoing, in the event that the Swap Agreement has been terminated, the interest rate with respect to the Floating Rate Certificates
shall be    % per annum (calculated on the basis of a 360-day year consisting of twelve 30-day months), effective as of the first day of the Interest Accrual Period in which the termination of the Swap Agreement occurs.

  Calculation of Quarterly Interest. The Agent Bank will, as soon as practicable after 11:00 a.m. (London time) on each Interest Determination Date, determine the Certificate Interest Rate applicable to, and calculate the amount of interest payable on, each of the Floating Rate Certificates for the relevant Interest Accrual Period. Interest payments will be made in an amount equal to the product of (a)(1) the actual number of days in the related Interest Accrual Period divided by 360, multiplied by (2) the applicable
Certificate Interest Rate and (b) the Class    Principal Balance (as defined
herein) as of the close of business on the preceding Distribution Date after giving effect to all payments of principal made to the Class Certificateholders on such preceding Distribution Date (or, in the case of the first Distribution Date, as of the Closing Date) (such amount, the "Quarterly Interest" with respect to such Class). The "Interest Accrual Period" with respect to any Distribution Date shall be the period from and including the preceding Distribution Date (or, in the case of the first Distribution Date, from and including the Closing Date) to and excluding such Distribution Date. The determination of the Certificate Interest Rate and the Quarterly Interest by the Agent Bank shall (in the absence of manifest error) be final and binding upon all parties.

  Notice of Floating Rate and Interest Payments. The Agent Bank will notify the Infrastructure Bank, the Certificate Trustee and any Paying Agents of the Floating Rate and the Quarterly Interest due on the Floating Rate Certificates for each Interest Accrual Period and the relevant Distribution Date as soon as possible after their determination but in no event later than the first Business Day of any Interest Accrual Period.

  Determination or Calculation by Certificate Trustee. If the Agent Bank fails to determine a Floating Rate or calculate Quarterly Interest as described under "--Calculation of Quarterly Interest" above at any time or for any reason, the Certificate Trustee shall determine the Floating Rate and calculate the Quarterly Interest as described under "--Calculation of Quarterly Interest" above, and each such determination or calculation shall be deemed to have been made by the Agent Bank. The determination by the Agent Bank or the Certificate Trustee (as the case may be) of any Floating Rate and calculation thereby of any Quarterly Interest shall, in the absence of manifest error, be final and binding on all parties.

  Agent Bank. The Infrastructure Bank will agree that, so long as any of the Certificates remain outstanding, there will at all times be an Agent Bank. The initial Agent Bank will be Bankers Trust Company. The Infrastructure Bank, upon written notice to the Agent Bank and the Certificate Trustee, may terminate the appointment of the Agent Bank for any reason. Notice of any such termination will be given by the Certificate Trustee to Certificateholders within ten days of such termination. If (a) any person is unable or unwilling to continue to act as the Agent Bank, (b) the appointment of the Agent Bank is terminated or (c) the Agent Bank fails duly to determine the Floating Rate and/or the Quarterly Interest for any Interest Accrual Period, then the Infrastructure Bank will appoint a successor Agent Bank to act as such in its place and give notice of such appointment to the Certificate Trustee, provided that neither the resignation nor removal of the Agent Bank shall take effect until a successor has been appointed. Notice of any appointment of a successor Agent Bank will be given by the Certificate Trustee to the Certificateholders within ten days of such appointment. Any successor Agent Bank will be a banking institution organized under the laws of any state or of the United States with capital and surplus of at least $50 million and which is an active dealer in LIBOR-based securities.]

DISTRIBUTIONS OF INTEREST

  Interest on each Class of the Offered Certificates will accrue from the Series Issuance Date at the rates indicated above (each, a "Certificate Interest Rate"), in each case distributable quarterly on March 25, June 25, September 25 and December 26 (or, if any such date is not a Certificate Business Day, the next succeeding Certificate Business Day) each year (each, a
"Distribution Date"), commencing          .

  On each Distribution Date, the Certificate Trustee will distribute pro rata to the Certificateholders of each Class as of the close of business on the related Record Date interest to the extent paid on such date with respect to the Class of Underlying Notes with the same alphanumeric designation, as described below under "Description of the Notes--Interest " [or, with respect to the Floating Rate Certificates, payments received from the Swap Counterparty pursuant to the Swap Agreement].

DISTRIBUTIONS OF PRINCIPAL

  On each Distribution Date, the Certificate Trustee will distribute to the Certificateholders of each Class as of the close of business on the related Record Date principal to the extent paid on such date with respect to the Class of Underlying Notes with the same alphanumeric designation, as described below under "Description of the Notes--Principal."

  The entire unpaid principal amount of the Offered Certificates will be due and distributable on the date on which a Certificate Event of Default has occurred and is continuing, if the Certificate Trustee or holders of a majority in principal amount of the Offered Certificates of all Series then outstanding have declared the Certificates to be immediately due and payable. See "Description of the Certificates--Events of Default" in the Prospectus.

OPTIONAL REDEMPTION

  The Trust shall be required to redeem the Offered Certificates if the Note Issuer elects to redeem the Underlying Notes, which the Note Issuer may elect to do on any Payment Date commencing with the Payment Date on which the outstanding principal balance of the Underlying Notes (after giving effect to payments that would otherwise be made on such date) has been reduced to less than five percent of the initial principal balance of the Underlying Notes. Such Payment Date will correspond to the Distribution Date on which the outstanding principal balance of the Offered Certificates has been reduced to less than five percent of the Original Certificate Principal Balance. Notice of such redemption will be given by the Trust to each holder of Certificates to be redeemed by first-class mail, postage prepaid, mailed not less than five days nor more than 25 days prior to the date of redemption.

MANDATORY REDEMPTION

  If the Seller is required to repurchase the Transition Property as described under "Description of the Transition Property--Seller Representations and Warranties and Repurchase Obligation" in the Prospectus, the Note Issuer will be required to redeem the Underlying Notes on the fifth Certificate Business Day following the date of such repurchase, and accordingly the Trust will be required to redeem the Offered Certificates on such date. See "Description of the Certificates--Mandatory Redemption" in the Prospectus.

                     [SUMMARY OF CERTAIN PROVISIONS OF THE

                 SERIES SUPPLEMENT TO THE TRUST AGREEMENT]

SUMMARY OF CERTAIN PROVISIONS OF THE SWAP AGREEMENT

  Pursuant to the Swap Agreement, on each Distribution Date, the Trust will be obligated to pay to the Swap Counterparty the Net Trust Swap Payment (solely from payments received on the related Class of Notes), or the Swap Counterparty will be obligated to pay to the Trust an amount equal to the Net Trust Swap Receipt.

  The Swap Agreement requires that in the event of a downgrading of the Swap Counterparty's credit rating by either of Moody's or S&P below "AAA" (a "Downgrade Event"), the Swap Counterparty must attempt to assign its rights and obligations under the Swap Agreement to a replacement counterparty (a "Replacement Counterparty") rated "AAA" by such Rating Agencies.

  If (a) the Swap Counterparty does not successfully make such an assignment within 90 days of such a Downgrade Event, or (b) prior thereto the rating of the Swap Counterparty is reduced below "AA" by either of Moody's or S&P and a Replacement Counterparty rated "AAA" by both Moody's and S&P has not assumed the Swap Counterparty's rights and obligations under the Swap Agreement within 30 days, then the Trust may attempt to assign the Swap Agreement as further described below. If the Swap Counterparty certifies to the Trust that a Replacement Counterparty rated "AAA" by both Moody's and S&P will not bid to replace the Swap Counterparty, and such certification is reviewed and confirmed by a recognized ISDA swap dealer appointed by the Trust with capital and surplus of at least $50 million (the "Swap Agent"), then the Swap Counterparty may assign the Swap Agreement to a Replacement Counterparty that is rated "AAA" by either of Moody's or S&P, and not rated below "AA" by the other Rating Agency. This process will continue until the highest rated Replacement Counterparty can be identified, which, in any event, will be rated not lower than "A" by Moody's and S&P.

  If, upon conclusion of the above-referenced 90 day or 30 day period, the Swap Counterparty's rights and obligations under the Swap Agreement have not been successfully assigned by the Swap Counterparty, then the Swap Agent shall independently solicit a Replacement Counterparty using the process described above for a period not exceeding 90 days, but in no event later than the date the Swap Counterparty is no longer rated at least "A" by both Moody's and S&P. If the Swap Agent is successful in identifying a Replacement Counterparty, the Trust will execute an agreement (substantially in the form of the Swap Agreement) with the Replacement Counterparty and the Swap Agreement and the Swap Counterparty's rights and obligations shall be deemed to have been assigned to such Replacement Counterparty effective as of the Distribution Date immediately succeeding such execution, without any further action by the Swap Counterparty. If, upon conclusion of such 90 day period (or, if earlier, upon the downgrading of the Swap Counterparty below "A" by either Moody's or S&P), a qualified Replacement Counterparty has not entered into a Swap Agreement with the Trust, a termination event will be deemed to have occurred with respect to the Swap Agreement, with the Swap Counterparty as the affected party. An "event of default" under the Swap Agreement will occur upon: (i) the failure of the Trust or the Swap Counterparty to pay any amount when due under the Swap Agreement if such failure is not remedied on or before the fifth Certificate Business Day after the occurrence of such failure; (ii) the occurrence of certain events of insolvency or bankruptcy of the Trust or the Swap Counterparty; and (iii) certain other standard events of default (which are applicable solely with respect to the Swap Counterparty) under the Swap Agreement. Upon the occurrence of any event of default by the Swap Counterparty, or a Downgrade Event resulting in a termination event, the Trust is required under the Trust Agreement to terminate the Swap Agreement. Upon the occurrence of an event of default by the Trust, the Swap Counterparty has the right to terminate the Swap Agreement.

  An "Event of Default" under the Swap Agreement, in addition to the Downgrade Event discussed above, would also occur upon: (i) the failure of the Trust or the Swap Counterparty to pay any amount when due under the Swap Agreement after giving effect to the applicable grace period, if any; (ii) the occurrence of certain events of insolvency or bankruptcy of the Trust or the Swap Counterparty and (iii) certain other standard events of default (which are applicable solely with respect to the Swap Counterparty) under the Swap Agreement.

  The Swap Agreement may also be terminated in the event of an "illegality," which would occur due to the adoption of, or any change in, any applicable law, or due to the promulgation of, or any change in, the interpretation by any court, tribunal or regulatory authority with competent jurisdiction over any applicable law, as a result of which it becomes unlawful for the Trust or the Swap Counterparty to perform any obligation to make a payment or to receive a payment or to comply with any other material provision of the Swap Agreement. If the Swap Agreement is terminated because of an "illegality" as described above, neither the Trust nor the Swap Counterparty will be required to pay the other party's resulting out-of-pocket expenses.

  If the Swap Agreement is terminated because of an event of default as described above and the Swap Counterparty is the defaulting party, the Swap Counterparty is required to pay the Trust's resulting out-of-pocket expenses. The Trust is not required to pay the Swap Counterparty's out-of-pocket expenses even if the Trust is the defaulting party. In addition, upon an assignment of the Swap Agreement as a result of a Downgrade Event, the Swap Counterparty will be responsible for the payment of all resulting fees and expenses with respect thereto, including any Swap Agent's fees. In the event of an early termination of the Swap Agreement for any reason, the Swap Counterparty is required to make a marked-to-market payment of its obligations to the Trust, but the Trust is not required to make any marked-to-market payment of its obligations to the Swap Counterparty. Any such termination payment will be distributed to the Floating Rate Certificateholders on a pro-rata basis on the Distribution Date so received, or if not received on a Distribution Date, on a Special Distribution Date.

  In the event that the Swap Agreement is terminated for any reason, the interest rate payable with respect to the Floating Rate Certificates will automatically convert to a fixed rate equal to the interest rate payable on the related Class of Notes effective as of the first day of the Interest Accrual Period in which such termination event occurs or, in the case of a termination resulting from the failure of the Swap Counterparty to pay a Net Trust Swap Receipt, effective as of the first day of the Interest Accrual Period preceding such termination. Such fixed interest rate may be substantially less than the rate that might otherwise be payable on the Floating Rate Certificates, and such conversion may adversely affect both the liquidity and the market value of the Floating Rate Certificates.

  Under the Trust Agreement, the Trust has covenanted to enforce its rights under the Swap Agreement, and to promptly appoint a Swap Agent, as required, during the continuance of a Downgrade Event.]

[THE SWAP COUNTERPARTY

  CDC Financial Products, Inc. (the "Swap Counterparty") is a corporation formed under the laws of the State of Delaware and a wholly owned, indirect subsidiary of Caisse des Depots et Consignations ("CDC"). The obligations of the Swap Counterparty under the Swap Agreement are unconditionally guaranteed by CDC. The Swap Counterparty has recently commenced commercial operation, and therefore has not previously engaged in swap transactions.

  CDC is a special national legislative public instrumentality (etablissement public a statut legal special) governed by French administrative law. As of December 31, 1996, the consolidated balance sheet total assets of CDC was FRF
842.7 billion and equity was FRF 57.8 billion. Upon request additional information can be obtained from Caisse des Depots et Consignations, services des etudes economiques et financieres, 195 Boulevard Saint Germain, 75007 Paris, France.]

                           DESCRIPTION OF THE NOTES

GENERAL

  The PG&E Funding LLC Notes, Series 199 -  (the "Underlying Notes"), will be
issued by the Note Issuer to the Trust on                (the "Series Issuance
Date"), pursuant to the Note Indenture and the Series 199 - Supplement thereto. Pursuant to the Note Indenture, the Note Issuer and the Note Trustee may execute further series supplements in order to issue additional Series of Notes. This summary should be read together with the material under the heading "Description of the Notes" in the Prospectus.

  The Underlying Notes, together with the Notes of other Series issued by the
Note Issuer (collectively, the "Notes"), will be issued pursuant to the Note Indenture. The Underlying Notes will be comprised of the following
Classes:

          INITIAL                                                        NOTE
         PRINCIPAL        SCHEDULED                   FINAL            INTEREST
 CLASS    AMOUNT        MATURITY DATE             MATURITY DATE          RATE
 -----   --------- ------------------------  ------------------------  --------
            $            ,       (    years)       ,       (    years)    .  %
            $            ,       (    years)       ,       (    years)    .  %
            $            ,       (    years)       ,       (    years)    .  %
            $            ,       (    years)       ,       (    years)    .  %
            $            ,       (    years)       ,       (    years)    .  %

SECURITY

  To secure the payment of principal of and interest on the Notes, the Note Issuer has granted to the Note Trustee, for the benefit of the holders of the Notes (the "Noteholders"), a security interest in all of the Note Issuer's right, title and interest in and to the Note Collateral. The Note Collateral is described more specifically under "Description of the Notes--Security" in the Prospectus.

INTEREST

  Interest on each Class of the Underlying Notes will accrue from the Series Issuance Date at the rates indicated above (each, a "Note Interest Rate"), in each case payable quarterly on March 25, June 25, September 25 and December 26 (or, if any such date is not a Certificate Business Day, the next succeeding Certificate Business Day) each year (each, a "Payment Date"), commencing
         , to the persons in whose names the Underlying Notes are registered at the close of business on the related Record Date.

  On each Payment Date, Noteholders of each Class will be entitled to receive an amount equal to one-fourth of the product of (a) the applicable Note Interest Rate and (b) the applicable Class Principal Balance as of the close of business on the preceding Payment Date after giving effect to all payments of principal made to the Noteholders on such preceding Payment Date; provided, however, that with respect to the initial Payment Date, interest on each outstanding Class Principal Balance will accrue from and including the Series Issuance Date to but excluding such first Payment Date. Interest will be calculated on the basis of a 360-day year of twelve 30-day months. See "Description of the Notes--Interest and Principal" in the Prospectus.

PRINCIPAL

  On each Payment Date, each Class of the Underlying Notes will be entitled to receive payments of principal as follows: [TO BE PREPARED UPON ISSUANCE]. Principal will be payable at the Corporate Trust Office of the Note Trustee in
the City of        , or at the office or agency of the Note Issuer maintained for such purposes in the Borough of Manhattan, the City of New York.

  The following Expected Amortization Schedule sets forth the scheduled outstanding Class Principal Balance for each Class of the Underlying Notes at each Payment Date from the Series Issuance Date to the Scheduled Maturity Date for such Class. In preparing the following table, it has been assumed that (i)
the Offered Certificates are issued on           , (ii) payments on the
Offered Certificates are made on each Distribution Date, commencing
               , 199 , (iii) the Servicing Fee equals    %, (iv) there are no
net earnings on amounts on deposit in the Collection Account, (v) Operating
Expenses are $           per quarter, Quarterly Administration Fees are
$           per quarter, and amounts owed to the Note Trustee, the Delaware
Trustee and the Certificate Trustee are $           per quarter, and all such
amounts are payable in arrears and (vi) all FTA Collections are deposited in the Collection Account in accordance with the Seller's forecasts.

                        EXPECTED AMORTIZATION SCHEDULE

                             OUTSTANDING PRINCIPAL BALANCE
                          ----------------------------------------
                          SERIES
   DATE                   199 -  CLASS  CLASS  CLASS  CLASS  CLASS
   ----                   ------ -----  -----  -----  -----  -----
   Series Issuance Date    $      $      $      $      $      $
     , 199
     , 199
     , 199
   [Etc.]
   Weighted Average Life

  There can be no assurance that the Class Principal Balances of the Underlying Notes and the related Offered Certificates will be reduced at the rates indicated in the foregoing table, and the actual reductions in such Class Principal Balances may be slower than those indicated in the chart. See "Risk Factors" in the Prospectus for a discussion of various factors which may, individually or in the aggregate, affect the rate of reductions of the Class Principal Balances of the Underlying Notes and the Offered Certificates.

  The entire unpaid principal amount of the Underlying Notes will be due and payable on the date on which a Note Event of Default has occurred and is continuing, if the Note Trustee or holders of a majority in principal amount of the Notes of all Series then outstanding have declared the Underlying Notes to be immediately due and payable. See "Description of the Notes--Note Events of Default; Rights Upon Note Event of Default" in the Prospectus.

OPTIONAL REDEMPTION

  The Note Issuer may redeem, at its option, the Underlying Notes, and accordingly cause the Trust to redeem the Offered Certificates, on any Payment Date commencing with the Payment Date on which the outstanding principal balance of the Underlying Notes (after giving effect to payments that would otherwise be made on such date) has been reduced to less than five percent of the initial principal balance of the Underlying Notes. Notice of such redemption will be given by the Note Issuer to each holder of Underlying Notes by first-class mail, postage prepaid, mailed not less than five days nor more than 25 days prior to the date of redemption.

OVERCOLLATERALIZATION AMOUNT

  The Financing Order provides that the Note Issuer, as the owner of the Transition Property, is entitled to collect an additional amount (for the Underlying Notes, the "Overcollateralization Amount") which is intended to enhance the likelihood that payments on the Underlying Notes will be made in accordance with the Expected Amortization Schedule. The Overcollateralization
Amount for the Underlying Notes will be $          , which is 0.50% of the
initial principal amount of the Underlying Notes. The Overcollateralization Amount will be collected ratably over the life of the Offered Certificates according to the following schedule:

                 REQUIRED OVERCOLLATERALIZATION LEVEL SCHEDULE

             PAYMENT            REQUIRED
               DATE    OVERCOLLATERALIZATION LEVEL
             -------   ---------------------------
               , 199               $
               , 199               $
               , 199               $
              [Etc.]               $

OTHER CREDIT ENHANCEMENT

  Capital Subaccount. Upon the issuance of the Underlying Notes, the Seller
will make a capital contribution of $            to the Note Issuer. Such
amount is equal to 0.50% of the initial principal amount of the Underlying Notes. Such amount, less $100,000 in the aggregate for all Series of Notes, is the Required Capital Level with respect to the Underlying Notes and will be deposited into the Capital Subaccount. Withdrawals from and deposits to the Capital Subaccount will be made as described under "Description of the Notes-- Allocations; Payments" in the Prospectus.

  Reserve Subaccount. FTA Collections available with respect to any Payment Date in excess of amounts payable as (a) expenses of the Note Issuer and the Trust, (b) payments of principal of and interest on the Underlying Notes, (c) allocations to the Overcollateralization Subaccount and (d) allocations to the Capital Subaccount (all as described under "Description of the Notes-- Allocations; Payments" in the Prospectus) will be allocated to the Reserve Subaccount. On each Payment Date, the Note Trustee will draw on amounts in the Reserve Subaccount, to the extent amounts available in the General Subaccount are insufficient to make scheduled payments on the Underlying Notes or to make required allocations to the Overcollateralization Subaccount or the Capital Subaccount.

ALLOCATIONS; PAYMENTS

  On each Payment Date, the Note Trustee will at the direction of the Servicer apply all amounts on deposit in the Collection Account with respect to the prior three month period in the manner described under "Description of the Notes--Allocations; Payments" in the Prospectus.

  The Certificate Trustee will then apply all amounts paid by the Note Trustee on the related Payment Date with respect to the Underlying Notes in the following priority:

  [TO BE PREPARED UPON ISSUANCE]

                    DESCRIPTION OF THE TRANSITION PROPERTY

FINANCING ORDER AND ADVICE LETTERS

  The Financing Order requires the Seller to submit an Issuance Advice Letter to the CPUC with respect to each Series of Certificates issued. The first Issuance Advice Letter [, which was filed in connection with the Offered Certificates,] established the FTA Charges pursuant to which nonbypassable charges will be payable by the applicable classes of Customers in an amount sufficient to recover, within the time period specified in the Issuance Advice Letter, the FTA Charges designated in the Issuance Advice Letter based on factors including, but not limited to, the projected electricity usage of each such class of Customer and the rate of delinquencies and write-offs. These charges are nonbypassable in that applicable consumers cannot avoid paying them by purchasing electricity from a supplier other than the Seller. [Subsequent Issuance Advice Letters have modified the FTA Charges to support
the issuance of        additional Series of Certificates, including the
Offered Certificates.]

  The Issuance Advice Letter filed in connection with the Offered Certificates establishes the following FTA Charges which will be billed to Customers beginning on the Series Issuance Date and will remain in effect until such FTA Charges are adjusted as described below:

   CLASS OF
   CUSTOMERS         FTA CHARGE PER KILOWATT HOUR
   ---------         ----------------------------
   Residential
   Small Commercial

  As of the date hereof, the FTA Charge for an average Residential Customer
will amount to approximately $     per month, and the FTA Charge for an
average Small Commercial Customer will amount to approximately $     per
month. The average monthly electricity bill, excluding local taxes, during 1996 was $65 for a Residential Customer and $188 for a Small Commercial Customer.

ADJUSTMENTS TO THE FTA CHARGES

  [The following table reflects information regarding the changes to the FTA Charges which have been requested through Advice Letters since the Financing Order was issued:

                     FTA CHARGE FOR RESIDENTIAL CUSTOMERS

                                  ADJUSTMENT         RESULTING
                                    TO FTA           AGGREGATE
                                  CHARGE PER        FTA CHARGE         EFFECTIVE
                                   KILOWATT             PER             DATE OF
   ADVICE LETTER FILING DATE         HOUR          KILOWATT HOUR       ADJUSTMENT
   -------------------------      ----------       -------------       ----------
   [TO BE PREPARED UPON ISSUANCE]

                   FTA CHARGE FOR SMALL COMMERCIAL CUSTOMERS

                                  ADJUSTMENT         RESULTING
                                    TO FTA           AGGREGATE
                                  CHARGE PER        FTA CHARGE         EFFECTIVE
                                   KILOWATT             PER             DATE OF
   ADVICE LETTER FILING DATE         HOUR          KILOWATT HOUR       ADJUSTMENT
   -------------------------      ----------       -------------       ----------
   [TO BE PREPARED UPON ISSUANCE]

  See "Description of the Transition Property--Adjustments to the FTA Charges" in the Prospectus.

     CERTAIN DISTRIBUTION, WEIGHTED AVERAGE LIFE AND YIELD CONSIDERATIONS

  The rate of principal distributions on each Class of Offered Certificates, the aggregate amount of each interest distribution on each Class of Offered Certificates and the actual maturity date of each Class of Offered Certificates will be related to the rate and timing of FTA Collections. Accelerated receipts of FTA Collections will not result in principal distributions on the Offered Certificates earlier than the Scheduled Final Distribution Dates since receipts in excess of the amounts necessary to amortize the Offered Certificates in accordance with the applicable Expected Amortization Schedule will be deposited in the Reserve Subaccount for distribution in accordance with such schedule. However, delayed receipts of FTA Collections may result in principal distributions on the Offered Certificates that occur later than the related Scheduled Final Distribution Dates.

  The actual distributions on each Distribution Date for each Class of Offered Certificates and the weighted average life thereof will be affected primarily by the rate of FTA Collections and the timing of receipt of such FTA Collections, as well as amounts available in the Overcollateralization Subaccount, Capital Subaccount and Reserve Subaccount. Since each FTA Charge will consist of a charge per kilowatt hour of usage by the applicable classes of Customers, the aggregate amount of FTA Collections and the rate of principal amortization on the Offered Certificates will depend, in part, on actual energy usage by Customers and the rate of delinquencies and write-offs. Although the amounts of the FTA Charges will be adjusted from time to time based in part on the actual rate of FTA Collections, no assurances are given that the Servicer will be able to forecast accurately actual electricity usage and the rate of delinquencies and write-offs or implement adjustments to the FTA Charges that will cause FTA Collections to be received at any particular rate. If FTA Collections are received at a slower rate than expected, an Offered Certificate may be retired later than expected. Because principal will only be distributed at a rate not faster than that contemplated in the Expected Amortization Schedule, except in the event of an early redemption or the acceleration of the maturity of the Offered Certificates after an Event of Default, the Offered Certificates are not expected to mature earlier than scheduled. A distribution on a date that is earlier than forecasted will result in a shorter weighted average life, and a distribution on a date that is later than forecasted will result in a longer weighted average life. In addition, if a larger portion of the delayed distributions on the Offered Certificates are received in later years, this will result in a longer weighted average life of the Offered Certificates.

  No assurances are given that the representations made herein and in the Prospectus as to the particular factors that will affect the rate of FTA Collections, the relative importance of such factors, the percentage of the principal balance of the Offered Certificates that will be distributed as of any date or the overall rate of FTA Collections will be realized.

  In addition, the Note Issuer has the option to redeem all of the outstanding Underlying Notes on any Payment Date commencing on the Payment Date on which the outstanding principal balance of the Underlying Notes (after giving effect to payments that would otherwise be made on such date) has been reduced to less than five percent of the initial principal balance of the Underlying Notes. Redemption of the Underlying Notes will require the Certificate Trustee to redeem the Offered Certificates. Redemption will cause such Offered Certificates to be retired earlier than would otherwise be expected and may adversely affect the yield to maturity of the Offered Certificates. There can be no assurance as to whether the Note Issuer will exercise the option to redeem the Underlying Notes, or as to whether Certificateholders will be able to receive an equally attractive rate of return upon reinvestment of the proceeds resulting from any such redemption.

                            THE SELLER AND SERVICER

  The following is information which supplements that provided under the heading "The Seller and Servicer" in the Prospectus. For a more complete discussion of the Seller and Servicer, see "The Seller and Servicer" in the Prospectus.

  Pacific Gas and Electric Company reported net income of $277,086,000 on revenues of $2,541,077,000 for the quarter ended September 30, 1997, as compared with net income of $233,695,000 on revenues of $2,521,852,000 for the quarter ended September 30, 1996. Pacific Gas and Electric Company reported net income of $755,209,000 on revenues of $9,609,972,000 for the year ended December 31, 1996, as compared with net income of $1,338,885,000 on revenues of $9,621,765,000 for the year ended December 31, 1995.

                                   SERVICING

GENERAL

  The Servicer, as agent for the Note Issuer, will manage, service and administer, and make collections in respect of, the Transition Property pursuant to the Servicing Agreement between the Servicer and the Note Issuer. For a detailed discussion of the Servicer's procedures, the manner in which payments from Customers are remitted to the Collection Account, and related matters, see "Servicing" in the Prospectus.

NO SERVICER ADVANCES

  The Servicer will not make any advances of interest or principal on the Underlying Notes.

SERVICING COMPENSATION

  The Servicer will be entitled to receive the Servicing Fee for each calendar quarter on each Payment Date, in an amount equal to (i) one-fourth of percent of the outstanding principal balance of the Underlying Notes (before giving effect to payments on such date) for so long as FTA Charges are included as a line item on bills otherwise sent to Customers and (ii) one-
fourth of    percent of the outstanding principal balance of the Underlying
Notes (before giving effect to payments on such date) if FTA Charges are not included as a line item on bills otherwise sent to Customers but, instead, are billed separately to Customers. The Servicing Fee (together with any portion of the Servicing Fee that remains unpaid from prior Payment Dates) will be paid solely to the extent funds are available therefor as described under "Description of the Notes--Allocations; Payments" in the Prospectus. The Servicing Fee will be paid prior to the distribution of any amounts in respect of interest on and principal of the Underlying Notes. The Servicer will be entitled to retain as additional compensation net investment income on FTA Payments received by the Servicer prior to remittance thereof to the Collection Account and the portion of late fees, if any, paid by Customers relating to the FTA Payments.

AGGREGATORS AND ALTERNATIVE ENERGY SUPPLIERS

  As part of the deregulation of the California electric industry described elsewhere herein, there will be an unbundling of generation, transmission, distribution and billing services. A decision of the CPUC allows alternative energy service providers ("ESPs") to provide a consolidated bill to their retail customers covering amounts owed to the ESP for electricity, amounts owed to the Utilities for distribution and other charges, including the applicable FTA Charges.

  Any ESP that provides consolidated billing is required to pay the Servicer amounts billed by the Servicer to the ESP, including the FTA Charges, regardless of the ESP's ability to collect such amounts from its customers. In such event, the collecting ESP will in effect replace the Customer as the obligor with respect to such FTA Charges and the Note Issuer, as the holder of the Transition Property, will have no right to collect such FTA Charges from the Customer. There can be no assurance that each ESP will utilize the same customer credit standards as the Servicer, or that the Servicer will be able to mitigate credit risks relating to ESPs in the same manner in which it mitigates such risks relating to its Customers. The Servicer, on behalf of the
Note Issuer, will pursue any ESP that fails to remit applicable FTA Charges in a manner similar to that in which the Servicer will pursue any failure by a Customer to remit FTA Charges. The Servicer will not have the right to pursue Customers of an ESP that defaults in the payment of FTA Charges. However, the Servicer will have the right to bill and collect FTA Charges and other amounts payable to the Servicer directly from all of the ESP's consolidated billing Customers following certain payment defaults by an ESP. An ESP that has defaulted will nevertheless have the right to elect consolidated billing six months after its default upon the satisfaction of certain conditions. Frequent changes in Customer billing and payment arrangements may result in Customer confusion and the misdirection of payments, which could have the effect of causing delays in distributions to Certificateholders. Neither the Seller nor the Servicer will pay any shortfalls resulting from the failure of any ESPs to forward FTA Payments to PG&E, as Servicer. The true-up adjustment mechanism for the FTA Charges, as well as amounts available in the Overcollateralization Subaccount, the Capital Subaccount and the Reserve Subaccount, are intended to mitigate this risk relating to the timing of collections and payments. However, delays in distributions to Offered Certificateholders might occur as a result of delays in implementation of the adjustment mechanism. See "Risk Factors--Potential Servicing Issues--Reliance on Aggregators and Other Suppliers" in the Prospectus.

STATEMENTS BY SERVICER

  For each Remittance Date and each Distribution Date, the Servicer will provide the statements and reports described under "Servicing--Statements by Servicer" in the Prospectus.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  Interest on the Offered Certificates will be included in gross income for federal income tax purposes.

GENERAL

  The following is a general discussion of material federal income tax consequences relating to the purchase, ownership and disposition of an Offered Certificate, and is based on the opinion of Brown & Wood LLP, counsel to the Trust ("Special Counsel"). This discussion represents the opinion of Special Counsel, subject to the qualifications set forth therein or herein. This discussion is based on current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), currently applicable Treasury regulations and judicial and administrative rulings and decisions. Legislative, judicial or administrative changes may be forthcoming that could alter or modify the statements and conclusions set forth herein. Any such changes or interpretations may or may not be retroactive and could affect tax consequences to Offered Certificateholders.

  The discussion does not address all of the tax consequences relevant to a particular Offered Certificateholder in light of that Offered Certificateholder's circumstances, and some Offered Certificateholders may be subject to special tax rules and limitations not discussed below (e.g., life insurance companies, tax-exempt organizations, financial institutions or broker-dealers). CONSEQUENTLY, EACH PROSPECTIVE OFFERED CERTIFICATEHOLDER IS URGED TO CONSULT ITS OWN TAX ADVISER IN DETERMINING THE FEDERAL, STATE, LOCAL AND FOREIGN INCOME AND ANY OTHER TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF AN OFFERED CERTIFICATE.

  For purposes of this discussion, "U.S. Person" means (i) a citizen or resident of the United States; (ii) a corporation (or entity treated as a corporation for tax purposes) created or organized in the United States, or under the laws of the United States or of any state thereof (including the District of Columbia); (iii) a partnership (or entity treated as a partnership for tax purposes) organized in the United States, or under the laws of the United States or of any state thereof (including the District of Columbia), unless provided otherwise by future Treasury regulations; (iv) an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source or; (v) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons has the authority to control all substantial decisions of the trust. Notwithstanding the last clause of the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as U.S. Persons prior to such date, may elect to continue to be U.S. Persons. The term "U.S. Offered Certificateholder" means any U.S. Person and any other person to the extent that income attributable to its interest in an Offered Certificate is effectively connected with that person's conduct of a U.S. trade or business. The term "non-U.S. Offered Certificateholder" means any person other than a U.S. Offered Certificateholder.

  The discussion assumes that an Offered Certificate is issued in registered form. Moreover, the discussion assumes that any original issue discount ("OID") on the Underlying Notes (i.e., any excess of the stated redemption price at maturity of the Underlying Note over its issue price) is less than a de minimis amount (i.e., 0.25 percent of its stated redemption price at maturity multiplied by the Underlying Note's weighted average maturity), all within the meaning of the OID regulations.

TREATMENT OF THE OFFERED CERTIFICATES

  The Seller has received a ruling from the Internal Revenue Service ("IRS") holding that the Underlying Notes are obligations of the Seller for federal income tax purposes. Special Counsel has opined that the Trust will not be a business entity classified as a corporation or a publicly traded partnership treated as a corporation, but will be treated as a grantor trust. Further, Special Counsel has opined that each Class of Offered Certificates bearing a fixed interest rate (the "Fixed Rate Certificates") will evidence ownership of a fractional undivided beneficial interest in the related Class of Underlying Notes, and each Class of Floating Rate Certificates will evidence ownership of a fractional undivided beneficial interest in the related Class of Underlying Notes and the related Swap Agreement.

TAXATION OF U.S. FIXED RATE CERTIFICATEHOLDERS

  General. Assuming, in accordance with Special Counsel's opinion, that the Fixed Rate Certificates represent ownership of the Underlying Notes for federal income tax purposes, stated interest on a beneficial interest in such Offered Certificates will be taxable as ordinary income when received or accrued by U.S. Offered Certificateholders in accordance with their method of accounting. Generally, interest received on the Fixed Rate Certificates will constitute "investment income" for purposes of certain limitations of the Code concerning the deductibility of investment interest expense.

  Market Discount. A U.S. Offered Certificateholder who purchases (including a purchase at original issuance for a price less than the issue price) an interest in a Fixed Rate Certificate at a discount that exceeds any unamortized OID may be subject to the "market discount" rules of sections 1276 through 1278 of the Code. These rules generally provide that, subject to a statutorily-defined de minimis exception, if a U.S. Offered Certificateholder acquires a Fixed Rate Certificate at a market discount (i.e., at a price below its stated redemption price at maturity or its revised issue price if it was issued with OID) and thereafter recognizes gain upon a disposition of the Fixed Rate Certificate (or disposes of it in certain non-recognition transactions, including by gift), the lesser of such gain (or appreciation, in the case of an applicable non-recognition transaction) or the portion of the market discount that accrued while the Fixed Rate Certificate was held by such holder will be treated as ordinary interest income at the time of the disposition. In addition, a U.S. Offered Certificateholder who acquired a Fixed Rate Certificate at a market discount would be required to treat as ordinary interest income the portion of any principal payment attributable to accrued market discount on such Fixed Rate Certificate. Generally, market discount accrues ratably over the life of a debt instrument unless the debt holder elects to accrue market discount on a constant yield to maturity basis. It is not clear how either the ratable accrual or constant yield accrual methodologies apply to instruments such as the Fixed Rate Certificates where the timing of principal payments is uncertain. Investors should consult their own tax advisors concerning the accrual of market discount. The market discount rules also provide that a U.S. Offered Certificateholder who acquires a Fixed Rate Certificate at a market discount may be required to defer a portion of any interest expense that otherwise may be deductible on any indebtedness incurred or maintained to purchase or carry the Fixed Rate Certificate until the holder disposes of the Offered Certificate in a taxable transaction.

  A U.S. Offered Certificateholder who acquired a Fixed Rate Certificate at a market discount may elect to include market discount in income as the discount accrues, either on a ratable basis or, if elected, on a constant yield basis. The current inclusion election, once made, applies to all market discount obligations acquired on or after the first day of the first taxable year to which the election applies, and may not be revoked without the consent of the IRS. If a holder elects to include market discount in income in accordance with the preceding sentence, the foregoing rules with respect to the recognition of ordinary income on sales, principal payments and certain other dispositions of the Fixed Rate Certificates and the deferral of interest deductions on indebtedness related to the investor certificates will not apply.

  Amortizable Bond Premium. A U.S. Offered Certificateholder who purchases an interest in a Fixed Rate Certificate at a premium may elect to offset the premium against interest income under the constant yield method over the remaining term of the Fixed Rate Certificate in accordance with the provisions of section 171 of the Code. A holder that elects to amortize bond premium must reduce the tax basis in the related Fixed Rate Certificate by the amount of bond premium used to offset interest income. If a Fixed Rate Certificate purchased at a premium is redeemed in full prior to its maturity, a holder who has elected to amortize bond premium should be entitled to a deduction in the taxable year of redemption in an amount equal to the excess, if any, of the adjusted basis of the Fixed Rate Certificate over the greater of the redemption price or the amount payable on maturity.

[TAXATION OF U.S. FLOATING RATE CERTIFICATEHOLDERS

  Generally, as explained above, each Floating Rate Certificateholder will be treated as having purchased an interest in an Underlying Note and an interest in the related Swap Agreement. The tax treatment of the Certificateholder's interest in the Underlying Note would generally be the same as that described above in the case of a Certificateholder who purchased an interest in a Class of Fixed Rate Certificates.

  Each Floating Rate Certificateholder will include in income its share of the fixed rate interest on the Underlying Note in accordance with its regular method of tax accounting. As the tax owner of an undivided interest in the Swap Agreement related to that Class, the Certificateholder would account for income and expense with respect to the Swap Agreement under the rules set out in Treas. Reg. 1.446-3 (the "Notional Principal Contract" or "NPC" regulations).

  The tax treatment of payments made or received under the Swap Agreement depends on whether the payments are periodic payments, non-periodic payments, or termination payments. A periodic payment is any payment made under a contract payable at intervals of one year or less during the entire term of the contract that is based on a specified index (which includes a fixed rate) and a notional principal amount. A non-periodic payment is usually an upfront payment made by one party to a notional principal contract to induce the other party to enter into the contract. The Swap Agreement will not call for any non-periodic payments.

  For any taxable year, a Floating Rate Certificateholder would include in, or deduct from, gross income the Certificateholder's net swap income or expense. Net swap income or expense would include the sum of all periodic payments recognized and attributable to the year.

  Periodic payments made on any quarterly payment date would be allocated ratably among the days in the quarter, and a Floating Rate Certificateholder would include or deduct its share of the net periodic payments allocated to the year.

  Each purchaser of a Floating Rate Certificate would be required to allocate its purchase price between the Underlying Note and the related Swap Agreement based on their relative fair market values. For example, even if a Floating Rate Certificate were purchased for its face amount, the holder might be considered to have acquired the Underlying Note at a discount and to have acquired the related Swap Agreement for the remaining purchase price. This bifurcation of the purchase price of the Floating Rate Certificate could result in aggregate net income to the Floating Rate Certificateholder that differed somewhat in any particular year from the interest actually payable on the Certificate for such year. A holder could avoid such results by making an integration election on or before the acquisition date of the Floating Rate Certificate in the manner described below under "--Integration of the Underlying Notes and the Swap Agreement."

  Moreover, if an individual were to hold a Floating Rate Certificate, any net swap expense for any year would be treated as a miscellaneous itemized deduction. In computing taxable income, an individual is allowed to deduct miscellaneous itemized deductions only to the extent the sum of such deductions exceeds two percent of the individual's adjusted gross income. Further, an individual is not allowed a deduction for miscellaneous itemized deductions in computing alternative minimum taxable income. Thus, for any period for which the fixed rate on the Underlying Notes exceeded the floating rate payments made to the Trust under the Swap Agreement, an individual would include in income interest at the full fixed rate payable on the Underlying Note, but could be precluded from deducting the net swap expense for the period due to the limitations imposed on miscellaneous itemized deductions. An individual could avoid such treatment by making an integration election in the manner described below under "--Integration of the Underlying Notes and the Swap Agreement."

  A termination payment is a payment made to assign or extinguish a party's rights and obligations under a swap contract. If a Certificateholder were to sell its interest in a Floating Rate Certificate, it would be considered to have made or to have received a termination payment with respect to its interest in the Swap Agreement. The Certificateholder would recognize gain or loss in the year that it terminated its interest in the Swap Agreement determined by reference to the amount of the termination payment made or received and the Certificateholder's basis in the Swap Agreement.

  A Floating Rate Certificateholder could also receive a termination payment if a Swap Counterparty default event were to occur. If such an event were to occur, the Certificateholder could recognize gain upon receipt of a termination payment.

INTEGRATION OF THE UNDERLYING NOTES AND THE SWAP AGREEMENT

  In lieu of the tax treatment described above, a Floating Rate Certificateholder could identify the purchase of a Floating Rate Certificate as the acquisition of a fixed rate debt instrument together with a Treas. Reg. 1.1275-6 hedge, under Treas. Reg. 1.1275-6. In essence, if the Certificateholder identifies the Underlying Note and the related Swap Agreement as an integrated transaction on its books and records, on or before the acquisition date of the Floating Rate Certificate, it may be able to integrate the cash flows on the Swap Agreement and the fixed rate Underlying Note and treat the combined cash flows as a single synthetic floating rate debt instrument. All interest on the synthetic floating rate debt instrument would be treated as original issue discount, includible in income as it accrues regardless of the holder's method of accounting. The disposition of a Floating Rate Certificate that was identified under the integration regime would be treated as the disposition of a single synthetic floating rate debt instrument.

  If a Swap Counterparty default event were to occur so that the Swap Agreement terminated, a Certificateholder who had made an integration election would be treated as having "legged-out" of integration. Such a Certificateholder could recognize gain as a result of such legging-out. Certificateholders are urged to consult their own tax advisors concerning the integration election.]

SALE OR EXCHANGE OF FIXED RATE CERTIFICATES

  Upon a disposition of an interest in a Fixed Rate Certificate, a U.S. Offered Certificateholder generally will recognize gain or loss equal to the difference between (i) the amount of cash and the fair market value of any other property received (other than amounts attributable to, and taxable as, accrued stated interest) and (ii) the U.S. Offered Certificateholder's adjusted basis in its interest in the Fixed Rate Certificate. The adjusted basis in the interest in the Fixed Rate Certificate will equal its cost, increased by any OID or market discount included in income with respect to the interest in the Fixed Rate Certificate prior to its disposition and reduced by any payments reflecting principal or OID previously received with respect to the interest in the Fixed Rate Certificate and any amortized premium. Subject to the OID and market discount rules, gain or loss will generally be capital gain or loss if the interest in the Fixed Rate Certificate was held as a capital asset. Capital losses generally may be used by a corporate taxpayer only to offset capital gains and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income.

[SALE OR EXCHANGE OF FLOATING RATE CERTIFICATES

  If a Floating Rate Certificateholder does not make an integration election, then the sale or exchange of a Floating Rate Certificate will be treated as the sale of an interest in the Underlying Note, and an assignment of an interest in the Swap Agreement. The total sale proceeds would be allocated between the Underlying Note and the Swap Agreement in proportion to their relative fair market values. Gain or loss on the Underlying Note would be determined in the manner described above, and gain or loss on the Swap Agreement would give rise to gain or loss as described above for termination payments. If the Swap Agreement has a negative value at the time of the sale of a Floating Rate Certificate, the Floating Rate Certificateholder would apparently be treated as having sold the Underlying Note for its fair market value (which would exceed the sale proceeds) and as having paid such excess to the purchaser of the Floating Rate Certificate in consideration for the assumption of the obligations under the Swap Agreement. If an integration election is made, however, the Certificateholder would be viewed as having sold a single floating rate debt instrument and could recognize gain or loss on such sale.]

NON-U.S. OFFERED CERTIFICATEHOLDERS

  In general, a non-U.S. Offered Certificateholder will not be subject to U.S. federal income tax on interest (including OID) on a beneficial interest in an Offered Certificate unless (i) the non-U.S. Offered Certificateholder is a controlled foreign corporation that is related to the Seller through stock ownership or (ii) the non-U.S. Offered Certificateholder is a bank which receives interest as described in Code Section 881(c)(3)(A). To qualify for the exemption from taxation, the last U.S. Person in the chain of payment prior to payment to a non-U.S. Offered Certificateholder (the "Withholding Agent") must have received (in the year in which a payment of interest or principal occurs or in either of the two preceding years) a statement that (i) is signed by the non-U.S. Offered Certificateholder under penalties of perjury, (ii) certifies that the non-U.S. Offered Certificateholder is not a U.S. Person and (iii) provides the name and address of the non-U.S. Offered Certificateholder. The statement may be made on a Form W-8 or substantially similar substitute form, and the non-U.S. Offered Certificateholder must inform the Withholding Agent of any change in the information on the statement within 30 days of the change. If an Offered Certificate is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide a signed statement to the Withholding Agent. However, in that case, the signed statement must be accompanied by a Form W-8 or substitute form provided by the non-U.S. Offered Certificateholder to the organization or institution holding the Offered Certificate on behalf of the non-U.S. Offered Certificateholder. The U.S. Treasury Department is considering implementation of further certification requirements aimed at determining whether the issuer of a debt obligation is related to holders thereof.

  Generally, any gain or income realized by a non-U.S. Offered Certificateholder upon retirement or disposition of an interest in an Offered Certificate (other than gain attributable to accrued interest or OID, which is addressed in the preceding paragraph) will not be subject to U.S. federal income tax, provided that in the case of an Offered Certificateholder that is an individual, such Offered Certificateholder is not present in the United States for 183 days or more during the taxable year in which such retirement or disposition occurs. Certain exceptions may be applicable, and an individual non-U.S. Offered Certificateholder should consult a tax adviser.

  [If a non-U.S. Certificateholder were to hold an interest in a Floating Rate Certificate, generally, any income attributable to the non-U.S.
Certificateholder's interest in the Swap Agreement, irrespective of whether an integration election were made, would not be U.S. source income. Consequently, it would not be subject to U.S. federal income tax.]

INFORMATION REPORTING AND BACKUP WITHHOLDING

  Backup withholding of U.S. federal income tax at a rate of 31 percent may apply to payments made in respect of an Offered Certificate to a registered owner who is not an "exempt recipient" and who fails to provide certain identifying information (such as the registered owner's taxpayer identification number) in the manner required. Generally, individuals are not exempt recipients whereas corporations and certain other entities are exempt recipients. Payments made in respect of a U.S. Offered Certificateholder must be reported to the IRS, unless the U.S. Offered Certificateholder is an exempt recipient or otherwise establishes an exemption.

  In the case of payments of principal of and interest on (and the amount of OID, if any, accrued on) Offered Certificates to non-U.S. Offered Certificateholders, temporary Treasury regulations provide that backup withholding and information reporting will not apply to payments with respect to which either requisite certification has been received or an exemption has otherwise been established (provided that neither the Certificate Trustee nor a paying agent has actual knowledge that the holder is a U.S. Person or that the conditions of any other exemption are not in fact satisfied). Payments of the proceeds of the sale of an Offered Certificate to or through a foreign office of a broker that is a U.S. Person, a controlled foreign corporation for United States federal income tax purposes or a foreign person 50% or more of whose gross income is effectively connected with the conduct of a trade or business within the United States for the specified three-year period are currently subject to certain information reporting requirements, unless the payee is an exempt recipient or such broker has evidence in its records that the payee is not a U.S. Person and no actual knowledge that such evidence is false and certain other conditions are met. Temporary Treasury regulations indicate that such payments are not currently subject to backup withholding. Under current Treasury regulations, payments of the proceeds of a sale to or through the United States office of a broker will be subject to information reporting and backup withholding unless the payee certifies under penalties of perjury as to his or her status as a non-U.S. Person and certain other qualifications (and no agent of the broker who is responsible for receiving or reviewing such statement has actual knowledge that it is incorrect) and provides his or her name and address or the payee otherwise establishes an exemption.

  Any amounts withheld under the backup withholding rules from a payment to an Offered Certificateholder would be allowed as a refund or a credit against such Offered Certificateholder's U.S. federal income tax, provided that the required information is furnished to the IRS.

  The Treasury Department recently promulgated final regulations regarding the withholding and information reporting rules discussed above. In general, the final regulations do not significantly alter the substantive withholding and information reporting requirements but rather unify current certification procedures and forms and clarify reliance standards. In addition, the final regulations permit the shifting of primary responsibility for withholding to certain financial intermediaries acting on behalf of beneficial owners. The final regulations are generally effective for payments made after December 31, 1998, subject to certain transition rules. Certificateholders should consult their own tax advisors with respect to the impact, if any, of the final regulations.

                                STATE TAXATION

CALIFORNIA TAXATION

  In the opinion of Special Counsel, interest and OID on the Offered Certificates will be exempt from California personal income tax, but not exempt from the California franchise tax applicable to banks and corporations. Gain or loss, if any, resulting from an exchange or redemption of Offered Certificates will be recognized in the year of the exchange or redemption. Present California law taxes both long-term and short-term capital gains at the rates applicable to ordinary income. Interest on indebtedness incurred or continued by an Offered Certificateholder in connection with the purchase of Offered Certificates will not be deductible for California personal income tax purposes.

OTHER STATES

  The discussion above does not address the taxation of the Trust or the tax consequences of the purchase, ownership or disposition of an interest in the Offered Certificates under any state or local tax law other than that of the State of California. Each investor should consult its own tax adviser regarding state and local tax consequences.

                             ERISA CONSIDERATIONS

GENERAL

  The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and/or Section 4975 of the Code impose certain requirements on employee benefit plans and certain other plans and arrangements, including individual retirement accounts and annuities, Keogh plans and certain collective investment funds or insurance company general or separate accounts in which such plans, accounts or arrangements are invested, that are subject to the fiduciary responsibility and prohibited transaction provisions of ERISA and/or
Section 4975 of the Code (collectively, "Plans"), and on persons who are fiduciaries with respect to Plans, in connection with the investment of assets that are treated as "plan assets" of any Plan for purposes of applying Title I of ERISA and Section 4975 of the Code ("Plan Assets"). ERISA imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. Generally, any person who has discretionary authority or control respecting the management or disposition of Plan Assets, and any person who provides investment advice with respect to Plan Assets for a fee or other consideration, is a fiduciary with respect to such Plan Assets.

  Subject to the considerations described below, the Offered Certificates are eligible for purchase with Plan Assets of any Plan.

  ERISA and Section 4975 of the Code prohibit a broad range of transactions involving Plan Assets and persons who have certain specified relationships to a Plan or its Plan Assets ("parties in interest" under ERISA and "disqualified persons" under the Code (collectively, "Parties in Interest")), unless a statutory or administrative exemption is available. Parties in Interest and Plan fiduciaries that participate in a prohibited transaction may be subject to penalties imposed under ERISA and/or excise taxes imposed pursuant to
Section 4975 of the Code, unless a statutory or administrative exemption is available. These prohibited transaction rules generally are set forth in
Section 406 of ERISA and Section 4975 of the Code.

  Any fiduciary or other Plan investor considering whether to purchase the Offered Certificates of any Class on behalf of or with Plan Assets of any Plan should determine whether such purchase is consistent with its fiduciary duties and whether such purchase would constitute or result in a non-exempt prohibited transaction under ERISA and/or Section 4975 of the Code because any of PG&E, the Certificate Trustee, the Underwriters or their respective affiliates may be deemed to be benefiting from the issuance of the Offered Certificates and is a Party in Interest with respect to the investing Plan. In particular, the Offered Certificates may not be purchased with Plan Assets of any Plan if any of PG&E, the Certificate Trustee, the Underwriters or their respective affiliates (a) has investment or administrative discretion with respect to the Plan Assets used to effect such purchase; (b) has authority or responsibility to give, or regularly gives, investment advice with respect to such Plan Assets, for a fee and pursuant to an agreement or understanding that such advice (1) will serve as a primary basis for investment decisions with respect to such Plan Assets, and (2) will be based on the particular investment needs of such Plan; or (c) unless exemptive relief is available under DOL Prohibited Transaction Exemption 95-60, 91-38 or 90-1 (as described below), is an employer maintaining or contributing to such Plan. Each purchaser of the Offered Certificates will be deemed to have represented and warranted that its purchase of the Offered Certificates or any interest therein does not violate the foregoing limitations.

PLAN ASSET REGULATION

  Because the Offered Certificates are likely to be treated as "equity interests" in the Trust under a regulation (the "Plan Asset Regulation") issued by the U.S. Department of Labor (the "DOL"), which provides that beneficial interests in a trust are equity interests, purchasing the Offered Certificates with Plan Assets may cause the assets of the Trust to be deemed Plan Assets of the investing Plan which, in turn, would subject the Trust and its assets to the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code. A violation of the prohibited transaction rules could occur if the Offered Certificates are purchased with Plan Assets of any Plan and any of PG&E, the Certificate Trustee, the Swap Counterparty, the Underwriters or their respective affiliates is a Party in Interest with respect to such Plan, unless a statutory or administrative exemption is available or an exception applies under the Plan Asset Regulation. However, the possibility that prohibited transactions may occur by reason of the operation of the Trust is substantially less than in other pass-through trusts because each Class of Offered Certificates represents an interest in the corresponding Class of Underlying Notes and only minimal administrative activity is expected to occur at the Trust level.

  Before purchasing any Class of Offered Certificates of this Series, a fiduciary or other Plan investor should consider whether a prohibited transaction might arise by reason of any such relationship between the investing Plan and any of PG&E, the Certificate Trustee, the Underwriters or their respective affiliates and consult its legal advisors regarding the purchase in light of the considerations described herein and in the Prospectus. The DOL has issued five class exemptions that may afford exemptive relief for otherwise prohibited transactions arising from the purchase or holding of the Offered Certificates, i.e., DOL Prohibited Transaction Exemptions 96-23 (Class Exemption for Plan Asset Transactions Determined by In-House Investment Managers), 95-60 (Class

Exemption for Certain Transactions Involving Insurance Company General Accounts), 91-38 (Class Exemption for Certain Transactions Involving Bank Collective Investment Funds), 90-1 (Class Exemption for Certain Transactions Involving Insurance Company Pooled Separate Accounts), or 84-14 (Class Exemption for Plan Asset Transactions Determined by Independent Qualified Professional Asset Managers). A purchaser of the Offered Certificates should be aware, however, that even if the conditions specified in one or more of the above exemptions are met, the scope of the relief provided by the exemption might not cover all acts which might be construed as prohibited transactions.

CONCLUSION

  In light of the foregoing, fiduciaries or other Plan investors considering whether to purchase the Offered Certificates with Plan Assets of any Plan should consult their own legal advisors regarding whether the Trust assets would be considered Plan Assets of Plan investors, the consequences that would apply if the Trust's assets were considered Plan Assets, and the availability of exemptive relief from the prohibited transaction rules or an exception under the Plan Asset Regulation. Fiduciaries and other Plan investors should also consider the fiduciary standards under ERISA or other applicable law in the context of the Plan's particular circumstances before authorizing an investment of a Plan Assets in the Offered Certificates. Among other factors, such persons should consider whether the investment (a) satisfies the diversification requirement of ERISA or other applicable law, (b) is in accordance with the Plan's governing instruments, and (c) is prudent in light of the "Risk Factors" and other factors discussed herein and in the Prospectus.

  For further information see "ERISA Considerations" in the Prospectus.

                                 UNDERWRITING

  Subject to the terms and conditions set forth in the Underwriting Agreement, the Trust has agreed to sell to each of the Underwriters named below (the "Underwriters"), and each of the Underwriters, for whom Morgan Stanley & Co. Incorporated and Lehman Brothers Inc. are acting as representatives, has severally agreed to purchase, the respective principal amounts of the Offered Certificates set forth opposite its name below.

                               CLASS        CLASS        CLASS        CLASS        CLASS
   NAME                      CERTIFICATES CERTIFICATES CERTIFICATES CERTIFICATES CERTIFICATES
   ----                      ------------ ------------ ------------ ------------ ------------
   Morgan Stanley & Co.
    Incorporated...........      $            $            $            $            $
   Lehman Brothers Inc. ...      $            $            $            $            $
   Bear, Stearns & Co. Inc.
    .......................      $            $            $            $            $
   J.P. Morgan & Co. ......      $            $            $            $            $
   Merrill Lynch & Co......      $            $            $            $            $
   Artemis Capital Group,
    Inc....................      $            $            $            $            $
   Blaylock & Partners,
    L.P....................      $            $            $            $            $
   Coast Partners
    Securities, Inc........      $            $            $            $            $
   Redwood Securities
    Group, Inc.............      $            $            $            $            $
                                 ----         ----         ----         ----         ----
       Total...............      $            $            $            $            $
                                 ====         ====         ====         ====         ====

  Under the terms and conditions of the Underwriting Agreement, the Underwriters are committed to take and to pay for all of the Offered Certificates offered hereby, if any are taken.

  The Underwriters propose to offer the Offered Certificates in part directly to retail purchasers at the initial public offering price set forth on the cover page of this Prospectus Supplement, and in part to certain securities
dealers at such price less a concession not in excess of       % of the
principal amount of the Class   Certificates,   % of the principal amount of
the Class   Certificates,   % of the principal amount of the Class
Certificates,   % of the principal amount of the Class   Certificates and   %
of the principal
amount of the Class   Certificates. The Underwriters may allow and such
dealers may reallow a concession, not in excess of      % of the principal
amount of the Class   Certificates,   % of the principal amount of the Class
   Certificates,   % of the principal amount of the Class    Certificates,   %
of the principal amount of the Class    Certificates and   % of the principal
amount of the Class    Certificates. After the Offered Certificates are
released for sale to the public, the offering price and other selling terms may from time to time be varied by the Underwriters.

  The Offered Certificates are a new issue of securities with no established trading market. [The Offered Certificates will not be listed on any securities exchange.] The Trust has been advised by the Underwriters that they intend to make a market in the Offered Certificates but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Offered Certificates.

  The Underwriters may engage in overallotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the Offered Certificates in accordance with Regulation M under the Exchange Act. Over-allotment transactions involve syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the Offered Certificates so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the Offered Certificates in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the Underwriters to reclaim a selling concession from a syndicate member when the Offered Certificates originally sold by such syndicate member are purchased in a syndicate covering transaction. Such overallotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the Offered Certificates to be higher than they would otherwise be in the absence of such transactions. Neither the Seller, the Note Issuer, the Trust, the Infrastructure Bank, the STO nor any of the Underwriters represent that the Underwriters will engage in any such transactions or that such transactions, once commenced, will not be discontinued without notice at any time.

  The Note Issuer and the Seller have agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act.

                                    RATINGS

  It is a condition of issuance of the Offered Certificates that the Offered
Certificates be rated "    " by        , "    " by         and "    " by
        (each of        ,          and          , a "Rating Agency"). Each
Class of Underlying Notes will receive the same ratings from each Rating Agency as the corresponding Class of Offered Certificates.

  A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. No person is obligated to maintain the rating on any Offered Certificate, and, accordingly, there can be no assurance that the ratings assigned to any Class of Offered Certificates upon initial issuance will not be revised or withdrawn by a Rating Agency at any time thereafter. If a rating of any Class of Offered Certificates is revised or withdrawn, the liquidity of such Class of Offered Certificates may be adversely affected. In general, ratings address credit risk and do not represent any assessment of the rate of principal payments.

                                 LEGAL MATTERS

  Certain legal matters relating to the Underlying Notes will be passed upon by Orrick, Herrington & Sutcliffe LLP, San Francisco, California, counsel to the Seller and the Note Issuer. Certain legal matters relating to the Offered Certificates and certain federal and California income tax consequences of the issuance of the Offered Certificates will be passed upon by Brown & Wood LLP, San Francisco, California, counsel to the Trust. Certain legal matters relating to the Offered Certificates will be passed upon by Richards, Layton & Finger, P.A., Wilmington, Delaware, Delaware counsel to the Trust, and by Cravath, Swaine & Moore, New York, New York, counsel to the Underwriters.

                         INDEX OF PRINCIPAL DEFINITIONS

  Set forth below is a list of the defined terms used in this Prospectus Supplement and defined herein and the pages on which the definitions of such terms may be found herein. Certain defined terms used in this Prospectus Supplement are defined in the Prospectus. See "Index of Principal Definitions" in the Prospectus.

                                                                       PAGE
                                                                       ----
Agent Bank.......................................................           S-16
Book-Entry Certificates..........................................           S-13
Capital Subaccount...............................................           S-11
CDC..............................................................           S-20
Cede.............................................................           S-13
Certificate Interest Rate........................................           S-17
Certificate Trustee..............................................            S-7
Certificateholders...............................................            S-3
Certificates.....................................................           S-16
Class............................................................       S-6, S-7
Class Principal Balance..........................................            S-6
Code.............................................................     S-15, S-26
Commission.......................................................            S-3
Delaware Trustee.................................................            S-7
Distribution Date................................................ S-2, S-8, S-17
DOL..............................................................           S-32
Downgrade Event..................................................           S-18
DTC..............................................................      S-3, S-13
ERISA............................................................     S-15, S-31
ESPs.............................................................           S-25
Exchange Act.....................................................            S-3
Fixed Rate Certificates..........................................           S-27
Floating Rate....................................................           S-10
Floating Rate Certificates.......................................            S-1
General Subaccount...............................................           S-11
Infrastructure Bank..............................................            S-7
Interest Accrual Period..........................................           S-17
Interest Determination Date......................................           S-16
IRS..............................................................           S-26
LIBOR............................................................           S-16
London Banking Day...............................................           S-16
Net Trust Swap Payment...........................................           S-10
Net Trust Swap Receipt...........................................           S-10
Non-U.S. Offered Certificateholder...............................           S-26
Note Interest Rate...............................................           S-20
Note Issuer......................................................       S-1, S-7
Note Trustee.....................................................            S-7
Noteholder.......................................................           S-20
Notes............................................................      S-1, S-20
Notional Principal Contract......................................           S-28
NPC..............................................................           S-28
Offered Certificates............................................. S-1, S-5, S-16
OID..............................................................           S-26
Original Certificate Principal Balance...........................            S-6
Overcollateralization Amount.....................................     S-11, S-22
Overcollateralization Subaccount.................................           S-11

                                                                       PAGE
                                                                       ----
Parties in Interest..............................................           S-32
Payment Date.....................................................      S-8, S-20
PG&E.............................................................            S-7
Plan.............................................................     S-15, S-31
Plan Assets......................................................     S-14, S-31
Quarterly Interest...............................................           S-17
Rating Agency....................................................     S-14, S-34
Record Date......................................................            S-9
Replacement Counterparty.........................................           S-18
Required Overcollateralization Amount............................           S-11
Reserve Subaccount...............................................           S-11
Seller...........................................................            S-7
Series Issuance Date.............................................      S-5, S-20
Servicer.........................................................            S-7
Servicing Fee....................................................           S-12
Special Counsel..................................................           S-26
Swap Agent.......................................................           S-19
Swap Agreement...................................................            S-9
Swap Counterparty................................................           S-20
Telerate Page....................................................           S-16
Trust............................................................       S-1, S-7
U.S. Offered Certificateholder...................................           S-26
U.S. Person......................................................           S-26
Underlying Notes................................................. S-1, S-7, S-20
Underwriters.....................................................           S-34
Withholding Agent................................................           S-30

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR   +
+THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THE        +
+SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION OR SALE + +WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES +
+LAWS OF SUCH JURISDICTION.                                                    +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

PROSPECTUS     SUBJECT TO COMPLETION DATED NOVEMBER 20, 1997

            CALIFORNIA INFRASTRUCTURE AND ECONOMIC DEVELOPMENT BANK
                          SPECIAL PURPOSE TRUST PG&E-1
                          RATE REDUCTION CERTIFICATES
                               ISSUABLE IN SERIES
                                  ----------
                                PG&E FUNDING LLC
                              ISSUER OF THE NOTES
                                  ----------
                        PACIFIC GAS AND ELECTRIC COMPANY
                              SELLER AND SERVICER
                                  ----------
  THE CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE STATE OF CALIFORNIA, THE INFRASTRUCTURE BANK, ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR THE SELLER OR ANY OF ITS AFFILIATES. NONE OF THE CERTIFICATES, THE NOTES OR THE UNDERLYING TRANSITION PROPERTY WILL BE GUARANTEED OR INSURED BY THE STATE OF CALIFORNIA, THE INFRASTRUCTURE BANK, THE TRUST OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY THE SELLER OR ITS AFFILIATES.
  The California Infrastructure and Economic Development Bank Special Purpose Trust PG&E-1 Rate Reduction Certificates (the "Certificates") offered hereby in an aggregate principal amount of up to $3,500,000,000 may be sold from time to time in series (each, a "Series"), each of which may be comprised of one or more classes (each, a "Class"), as described in the related Prospectus Supplement. Each Series of Certificates will be issued by the California Infrastructure and Economic Development Bank Special Purpose Trust PG&E-1 (the "Trust") established by the California Infrastructure and Economic Development Bank (the "Infrastructure Bank ").
  The assets of the Trust will consist solely of the PG&E Funding LLC Notes (the "Notes") issued by PG&E Funding LLC, a Delaware special purpose limited liability company (the "Note Issuer"), and the proceeds thereof. The sole member of the Note Issuer is Pacific Gas and Electric Company, a California corporation ("PG&E"). The Notes will be secured primarily by the Transition Property, as described under "Prospectus Summary--Transition Property" and "Description of the Transition Property" herein. The Notes will also be secured by each Transition Property Purchase and Sale Agreement between PG&E and the
Note Issuer, the Transition Property Servicing Agreement between PG&E and the
Note Issuer, the Collection Account and all amounts or investment property on deposit therein or credited thereto from time to time, all other property of whatever kind (other than certain cash amounts described herein) owned from time to time by the Note Issuer, if any, all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing and all payments on or under and all proceeds in respect of any or all of the foregoing.
  PG&E will sell Transition Property (in such capacity, the "Seller") to the
Note Issuer pursuant to a Transition Property Purchase and Sale Agreement between the Seller and the Note Issuer. See "Description of the Transition Property--Sale and Assignment of Transition Property" herein. The Seller will also service the Transition Property (in its capacity as servicer, the "Servicer") pursuant to the Transition Property Servicing Agreement between the Servicer and the Note Issuer. See "Servicing" herein.
  The Note Issuer will issue Notes from time to time in series to the Trust, and the Trust will issue to investors separate Series of Certificates from time to time upon terms determined at the time of sale and described in the related Prospectus Supplement. Each Series of Notes (each, a "Series") may be issuable in one or more classes (each, a "Class"). A Series may include Classes which differ as to the interest rate, timing, sequential order and amount of distributions of principal or interest or both or otherwise. As more specifically described under "Description of the Notes--Allocations; Payments" herein, the Note Issuer will use all payments made with respect to Transition Property to pay certain expenses described herein, interest due on the Notes and principal payable on the Notes, allocated among the Series and Classes of Notes based on the priorities described herein and in the related Prospectus Supplement. All principal not previously paid, if any, on any Note is due and payable on the Final Maturity Date of such Note. Each Class of Certificates will correspond to a Class of Notes and will represent fractional undivided beneficial interests in such underlying Class of Notes, the proceeds thereof and payments pursuant to any related Swap Agreement. As such, each Class of Certificates will entitle the holders thereof to receive the payments received by the Trust in respect of the corresponding Class of Notes. The funds received by the Trust from the payments on each Class of Notes and from payments pursuant to any Swap Agreement entered into with respect to such Class will be the only source of distributions on the Certificates of the corresponding Class. While the specific terms of any Series of Certificates (and the Classes, if any, thereof) will be described in the related Prospectus Supplement, the terms of such Series and any Classes thereof will not be subject to prior review by, or consent of, the holders of the Certificates of any previously issued Series.
  Offers of the Certificates of a Series may be made through one or more different methods, including offerings through underwriters, as described under "Plan of Distribution" herein and "Underwriting" in the related Prospectus Supplement. There will have been no secondary market for the Certificates of any Series prior to the offering thereof. There can be no assurance that a secondary market for any Series of Certificates will develop or, if one does develop, that it will continue. It is not anticipated that any of the Certificates will be listed on any securities exchange.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
 AND EXCHANGE  COMMISSION OR ANY  STATE SECURITIES COMMISSION  PASSED UPON THE
 ACCURACY  OR  ADEQUACY   OF   THIS PROSPECTUS.   ANY  REPRESENTATION  TO  THE
                        CONTRARY IS A CRIMINAL OFFENSE.
                                  ----------
  PROSPECTIVE INVESTORS SHOULD CONSIDER,  AMONG OTHER THINGS, THE  INFORMATION
    SET FORTH UNDER  THE CAPTION  "RISK FACTORS,"  WHICH BEGINS  ON PAGE  28
                                    HEREIN.
                                  ----------
THE TRANSITION PROPERTY OWNED BY THE NOTE ISSUER AND CERTAIN OTHER ASSETS OF THE NOTE ISSUER WILL BE THE SOLE SOURCE OF PAYMENTS ON THE NOTES. PAYMENTS ON
 THE NOTES RECEIVED BY THE TRUST AND PAYMENTS ON ANY RELATED SWAP AGREEMENT ARE THE SOLE SOURCE OF DISTRIBUTIONS ON THE CERTIFICATES. NONE OF THE STATE OF CALIFORNIA, THE INFRASTRUCTURE BANK, THE TRUST OR ANY OTHER GOVERNMENTAL
  AGENCY OR INSTRUMENTALITY OR THE SELLER OR ITS AFFILIATES WILL HAVE ANY OBLIGATIONS IN RESPECT OF THE CERTIFICATES, THE NOTES OR THE TRANSITION
   PROPERTY,  EXCEPT  AS  EXPRESSLY  SET  FORTH  HEREIN  OR  IN  THE  RELATED
                            PROSPECTUS SUPPLEMENT.
                                  ----------
NEITHER  THE  FULL FAITH  AND  CREDIT NOR  THE TAXING  POWER  OF THE  STATE  OF
 CALIFORNIA OR  ANY POLITICAL  SUBDIVISION, AGENCY OR  INSTRUMENTALITY THEREOF
  IS PLEDGED TO THE PAYMENT OF PRINCIPAL OF, OR INTEREST ON, THE CERTIFICATES
   OR THE NOTES OR TO THE PAYMENTS IN RESPECT OF THE TRANSITION PROPERTY NOR
   IS  THE  STATE OF  CALIFORNIA  OR ANY  POLITICAL SUBDIVISION,  AGENCY  OR
    INSTRUMENTALITY  THEREOF  IN  ANY  MANNER  OBLIGATED   TO   MAKE   ANY
                  APPROPRIATION  FOR  THE  PAYMENT  THEREOF.
                                  ----------
  THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF SECURITIES OFFERED HEREBY UNLESS ACCOMPANIED BY THE RELATED PROSPECTUS SUPPLEMENT.

  Prospective investors should refer to the "Index of Principal Definitions" which begins on page 90 herein for the location of the definitions of capitalized terms that appear in this Prospectus.
        , 1997

  No dealer, salesperson, or any other person has been authorized to give any information, or to make any representations, other than those contained in this Prospectus or the related Prospectus Supplement and, if given or made, such information or representations must not be relied upon as having been authorized by the Seller, the Note Issuer, the Trust, the Infrastructure Bank or any dealer, salesperson, or any other person. Neither the delivery of this Prospectus or the related Prospectus Supplement nor any sale made hereunder or thereunder shall under any circumstances create an implication that there has been no change in the information herein or therein since the date hereof. This Prospectus and the related Prospectus Supplement do not constitute an offer to sell or a solicitation of an offer to buy any security in any jurisdiction in which it is unlawful to make such offer or solicitation.

  UNTIL 90 DAYS AFTER THE DATE OF EACH PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE RELATED SERIES OF CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THE DISTRIBUTION THEREOF, MAY BE REQUIRED TO DELIVER THIS PROSPECTUS AND THE RELATED PROSPECTUS SUPPLEMENT. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                             AVAILABLE INFORMATION

  The Note Issuer has filed with the Securities and Exchange Commission (the "Commission") a registration statement (as amended, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Certificates and the Notes. This Prospectus, which forms a part of the Registration Statement, and any Prospectus Supplement describe the material terms of each document filed as an exhibit to the Registration Statement; however, this Prospectus and any Prospectus Supplement do not contain all of the information contained in the Registration Statement and the exhibits thereto. Any statements contained herein concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the Commission are not necessarily complete, and in each instance reference is made to the copy of such document so filed. Each such statement is qualified in its entirety by such reference. For further information, reference is made to the Registration Statement and the exhibits thereto, which are available for inspection without charge at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at its regional offices located as follows:
Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and New York Regional Office, 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of the Registration Statement and exhibits thereto may be obtained at the above locations at prescribed rates. Information filed with the Commission can also be inspected at the Commission's site on the World Wide Web at http://www.sec.gov.

  The Note Issuer will file with the Commission such periodic reports with respect to each Series of Certificates as are required by the Securities Exchange Act of 1934, as amended (the "Exchange Act "), and the rules, regulations or orders of the Commission thereunder. The Note Issuer may discontinue filing periodic reports under the Exchange Act at the beginning of the fiscal year following the issuance of the Certificates of any Series if there are fewer than 300 holders of such Certificates.

                              REPORTS TO HOLDERS

  Unless and until the Certificates are no longer issued in book-entry form, the Servicer will provide to Cede & Co., as nominee of The Depository Trust Company ("DTC") and registered holder of the Certificates, and, upon request, to Participants of DTC, periodic reports concerning the Certificates. See "Description of the Certificates--Reports to Certificateholders" herein. Such reports may be made available to the holders of interests in the Certificates (the "Certificateholders") upon request to their Participants. Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The financial information provided to Certificateholders will not be examined and reported upon, nor will an opinion thereon be provided, by any independent public accountant.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  All reports and other documents filed by the Note Issuer pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference in this Prospectus and to be part hereof. Any statement contained herein or in a Prospectus Supplement, or in a document incorporated or deemed to be incorporated by reference herein or therein shall be deemed to be modified or superseded for purposes of this Prospectus and any Prospectus Supplement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus or any Prospectus Supplement.

  The Note Issuer will provide without charge to each person to whom a copy of this Prospectus is delivered, on the written or oral request of any such person, a copy of any of or all the documents incorporated herein by reference (other than exhibits to such documents). Requests for such copies should be directed to the Note Issuer at Mail Code N4E, P.O. Box 770000, San Francisco, CA 94177 or by telephone at (415) 972-5467.

                             PROSPECTUS SUPPLEMENT

  The Prospectus Supplement for a Series of Certificates will describe the following terms of such Series and, if applicable, the Classes thereof: (a) the designation of the Series and, if applicable, the Classes thereof, (b) the principal amount, (c) the annual rate at which interest accrues or, if the Trust has entered into a Swap Agreement with respect to such Series, the index on which a variable rate of interest will be based, (d) the dates on which distributions of interest and principal will occur, (e) the Scheduled Final Distribution Date, (f) the Termination Date of the Series, (g) the issuance date of the Series, (h) the place or places for the payment of principal and interest, (i) the authorized denominations, (j) the provisions for redemption by the Trust as a result of an optional redemption by the Note Issuer of the underlying Notes which will, in no event, be permitted unless the outstanding principal balance thereof is less than five percent of the initial principal balance thereof, (k) the Expected Amortization Schedule for principal of such Series and, if applicable, the Classes thereof, (l) the FTA Charges as of the date of issuance of such Series of Certificates, (m) any other terms of such Series and any Class thereof that are not inconsistent with the provisions of the Certificates and that will not result in any Rating Agency reducing or withdrawing its then current rating of any outstanding Series or Class of Notes or Certificates, (n) the identity of the Certificate Trustee and the Delaware Trustee and (o) the terms of any Swap Agreement executed solely to permit the issuance of variable rate Certificates.

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
AVAILABLE INFORMATION......................................................   2
REPORTS TO HOLDERS.........................................................   2
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE............................   3
PROSPECTUS SUPPLEMENT......................................................   3
PROSPECTUS SUMMARY.........................................................   7
RISK FACTORS...............................................................  28
  Unusual Nature of the Transition Property................................  28
  Potential Servicing Issues...............................................  31
  Uncertainties Related to the Electric Industry Generally.................  33
  Bankruptcy and Creditors' Rights Issues..................................  34
  Nature of the Certificates...............................................  37
  Additional Risks of Floating Rate Certificates...........................  39
ENERGY DEREGULATION AND NEW CALIFORNIA MARKET STRUCTURE....................  39
DESCRIPTION OF THE TRANSITION PROPERTY.....................................  40
  General..................................................................  40
  Financing Order and Advice Letters.......................................  41
  Transition Property......................................................  42
  Nonbypassable FTA Charges................................................  42
  Adjustments to the FTA Charges...........................................  43
  Sale and Assignment of Transition Property...............................  44
  Seller Representations and Warranties and Repurchase Obligation..........  45
CERTAIN DISTRIBUTION, WEIGHTED AVERAGE LIFE AND YIELD CONSIDERATIONS.......  46
THE TRUST..................................................................  47
THE INFRASTRUCTURE BANK....................................................  48
THE NOTE ISSUER............................................................  49
  Officers and Directors...................................................  49
THE SELLER AND SERVICER....................................................  50
  General..................................................................  50
  PG&E Customer Base and Electric Energy Consumption.......................  50
  Forecasting Consumption..................................................  51
  Forecast Variance........................................................  51
  Credit Policy; Billing; Collections; Restoration of Service..............  52
  Loss and Delinquency Experience..........................................  54
  Delinquencies............................................................  55
SERVICING..................................................................  55
  Servicing Procedures.....................................................  55
  Servicing Standards and Covenants........................................  56
  Remittances to Collection Account........................................  56
  No Servicer Advances.....................................................  57
  Servicing Compensation...................................................  57
  Aggregators and Other Suppliers..........................................  57
  Servicer Representations and Warranties..................................  58
  Statements by Servicer...................................................  58

  Evidence as to Compliance.................................................  59
  Certain Matters Regarding the Servicer....................................  59
  Servicer Defaults.........................................................  60
  Rights Upon Servicer Default..............................................  60
  Waiver of Past Defaults...................................................  60
  Successor Servicer........................................................  60
  Amendment.................................................................  61
  Termination...............................................................  61
DESCRIPTION OF THE NOTES....................................................  61
  General...................................................................  61
  Security..................................................................  62
  Collection Account........................................................  62
  Interest and Principal....................................................  63
  Optional Redemption.......................................................  63
  Mandatory Redemption......................................................  64
  Overcollateralization Amount..............................................  64
  Capital Subaccount........................................................  64
  Reserve Subaccount........................................................  65
  Allocations; Payments.....................................................  65
  Actions by Noteholders....................................................  66
  Note Events of Default; Rights Upon Note Event of Default.................  67
  Certain Covenants of the Note Issuer......................................  68
  Reports to Noteholders....................................................  69
  Annual Compliance Statement...............................................  70
DESCRIPTION OF THE CERTIFICATES.............................................  70
  General...................................................................  70
  State Pledge..............................................................  71
  Payments and Distributions................................................  71
  Floating Rate Certificates................................................  72
  Voting of the Notes.......................................................  74
  Events of Default.........................................................  75
  Redemption................................................................  76
  Reports to Certificateholders.............................................  76
  Supplemental Trust Agreements.............................................  77
  List of Certificateholders................................................  77
  Registration and Transfer of the Certificates.............................  78
  Book-Entry Registration...................................................  78
  Definitive Certificates...................................................  81
  Conditions of Issuance of Additional Series...............................  82
CERTAIN FEDERAL INCOME TAX CONSEQUENCES.....................................  82
  General...................................................................  82
  Treatment of the Certificates.............................................  83
  Taxation of U.S. Fixed Rate Certificateholders............................  83
  Taxation of U.S. Floating Rate Certificateholders.........................  84
  Integration of the Underlying Notes and the Swap Agreement................  85
  Sale or Exchange of Fixed Rate Certificates...............................  86
  Sale or Exchange of Floating Rate Certificates............................  86
  Non-U.S. Certificateholders...............................................  86
  Information Reporting and Backup Withholding..............................  87

STATE TAXATION..............................................................  87
  California Taxation.......................................................  87
  Other States..............................................................  88
ERISA CONSIDERATIONS........................................................  88
USE OF PROCEEDS.............................................................  88
PLAN OF DISTRIBUTION........................................................  89
RATINGS.....................................................................  89
LEGAL MATTERS...............................................................  89
INDEX OF PRINCIPAL DEFINITIONS..............................................  90
FINANCIAL STATEMENTS........................................................ F-1

                               PROSPECTUS SUMMARY

  The following Prospectus Summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each Series of Certificates contained in the related Prospectus Supplement. Capitalized terms used but not defined in this Prospectus Summary have the meanings ascribed to such terms elsewhere in this Prospectus. The Index of Principal Definitions which begins on page 90 sets forth the pages on which the definitions of certain principal terms appear.

Transaction Overview........  Assembly Bill 1890, Chapter 854, California
                               Statutes of 1996 (as amended, the "Statute"), permits the California investor-owned utilities (collectively, the "Utilities"), including PG&E, to finance the recovery of a portion of their respective "Transition Costs" through the issuance of the Certificates, in conjunction with a reduction in electricity rates for Residential Customers and Small Commercial Customers. Transition Costs consist of the costs of generation-related assets and obligations that may become uneconomic as a result of a competitive generation market, together with certain other costs associated therewith.

                              The Seller will sell to the Note Issuer the
                               Transition Property, which represents the right to receive payments made in respect of certain nonbypassable charges included in the regular utility bills of residential and small commercial consumers located in the historical service territory of the Seller. These charges are nonbypassable in that applicable consumers cannot avoid paying them if they purchase electricity from a supplier other than the Seller. The Seller will sell the Transition Property to the Note Issuer in exchange for the proceeds of the Notes.

                              The Note Issuer will issue the Notes and sell the
                               Notes to the Trust in exchange for the proceeds of the sale of the Certificates. The Trust is being established by the Infrastructure Bank. The Trust, whose sole assets will be the Notes and any interest rate exchange agreement executed solely to permit the issuance of variable rate Certificates (a "Swap Agreement"), will issue the Certificates, which will be sold to the underwriters named in each Prospectus Supplement. The Certificates of each Class represent fractional undivided beneficial interests in the related Class of Notes, the proceeds thereof and payments pursuant to any related Swap Agreement. The Notes will be secured primarily by the Transition Property. The Notes also will be secured by each Transition Property Purchase and Sale Agreement between the Seller and the Note Issuer, the Transition Property Servicing Agreement between the Servicer and the Note Issuer, the Collection Account and all amounts or investment property on deposit therein or credited thereto from time to time, all other property of whatever kind (other than certain cash amounts described herein) owned from time to time by the Note Issuer, if any, all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing and all payments on or under and all proceeds in respect of any or all of the foregoing. See "Description of the Notes -- Security" herein.

                              The charges represented by the Transition
                               Property are calculated to be sufficient over time to amortize the Notes in accordance with the Expected Amortization Schedules, pay all related fees and expenses, fund the Overcollateralization Subaccount up to the Required Overcollateralization Level and replenish the Capital Subaccount up to the Required Capital Level to the extent amounts are drawn therefrom, all as more fully described herein. These charges will be subject to adjustment pursuant to the true-up mechanism described under "Description of the Transition Property--Adjustments to the FTA Charges" herein over the term of each Series of Certificates to enhance the likelihood of timely recovery of such amounts, although there can be no assurance that the true-up mechanism will operate as intended or that principal of and interest on any Series or Class of Certificates will be paid as scheduled.

                              The following diagram represents a general
                               summary of the parties to the transactions contemplated hereby, their roles and their various relationships to the other parties.

                                  [Diagram]
  [The omitted graphic reflects the various parties to the transaction, their roles and their contractual relationships to various other parties.]

Risk Factors................  Investors should consider, among other things, the following risks associated with an
                               investment in the Certificates. Such risks may adversely affect the timing of payments to Certificateholders or cause Certificateholders to suffer losses on their investment in Certificates.

                              The ability of the Note Issuer to receive FTA
                               Payments and make payments on the Notes could be adversely affected by: a legal challenge to the validity or enforceability of the Statute, the Financing Order or the Advice Letters or the failure of the CPUC to implement timely adjustments under the True-Up Mechanism; any attempted limitation or alteration of the Statute, the Transition Property or related matters, or amendment or repeal of the Statute, whether by the Legislature of the State of California, voter initiative or legal challenge; the resignation or removal of the Servicer; the ability of the Servicer to forecast accurately the aggregate electricity usage of Customers and the delinquency and write-off experience relating to FTA Payments; problems in the implementation of the new California electricity market system; changes in the regulatory framework applicable to the electricity industry; economic and technological factors affecting electricity consumption; the bankruptcy or insolvency of the Seller, the Servicer or the Infrastructure Bank; federal preemption of the Statute adversely affecting the ability of the Note Issuer to receive payments in respect of the FTA Charges; any alteration by the Servicer or any successor thereto of its billing and collection practices; or any of the factors described below potentially affecting the price and liquidity of the Certificates.

                              The price and liquidity of the Certificates and
                               the dates of maturity thereof, and, accordingly, the weighted average lives thereof, may be affected by any delay in adjustments to the FTA Charges or a delay or failure by the Servicer or an alternative energy service provider to remit FTA Payments; or incorrect evaluation by the Servicer of the creditworthiness of a significant number of the Customers.

                              There are no historical performance data for an
                               asset type such as the Transition Property and the Servicer does not have any experience administering this specific type of regulatory asset. In addition, foreclosure upon the Transition Property may not be a realistic or practical remedy for the Certificateholders.

                              The Certificates will have limited liquidity,
                               will be available only in book-entry form, will not be obligations of any entity other than the Trust, will be issuable in Series, will have ratings which are limited in nature, will have uncertain distributions of interest and principal and weighted average lives, and will be subject to optional redemption.

                              For a more detailed discussion of certain
                               material risks associated therewith, investors should review the discussion under "Risk Factors" which begins on page 28.

Seller and Servicer.........  Pacific Gas and Electric Company, a California
                               corporation ("PG&E"). PG&E will sell the Transition Property (in its capacity as seller, the "Seller") to PG&E Funding LLC, a Delaware limited liability company of which the Seller is the sole member (the "Note Issuer"), pursuant to a Transition Property Purchase and Sale Agreement between the Seller and the Note Issuer (together with any subsequent sale agreement relating to Subsequent Transition Property, the "Sale Agreement").

                              The Seller will also act as the servicer of the
                               Transition Property (in its capacity as
                               servicer, the "Servicer") pursuant to a
                               Transition Property Servicing Agreement between the Note Issuer and the Servicer (the "Servicing Agreement").

                              PG&E is a public utility primarily engaged in the
                               business of supplying electric energy and natural gas to customers in an approximately 70,000 square-mile area of Northern and Central California.

                              See "The Seller and Servicer" herein.

Issuer of Certificates......  A trust entitled "California Infrastructure and
                               Economic Development Bank Special Purpose Trust PG&E-1" (the "Trust") to be established by the California Infrastructure and Economic Development Bank (the "Infrastructure Bank"). The Trust will not be an agency or instrumentality of the State of California. The Trust will be governed by an Amended and Restated Declaration and Agreement of Trust among the Infrastructure Bank, the Delaware Trustee and the Certificate Trustee (the "Trust Agreement"). The Certificateholders will be the beneficiaries of the Trust upon the issuance of the Certificates. See "The Trust" herein.

Infrastructure Bank.........  A public body established within the state government of the State of California. Under the Statute, the Infrastructure Bank must approve the issuance of Certificates by the Trust. However, the Infrastructure Bank will not guarantee, insure or otherwise support payments or distributions on, as applicable, the Certificates, the Notes or the Transition Property, nor will the Infrastructure Bank have any other obligations with respect thereto. See "The Infrastructure Bank" herein.

Certificate Trustee.........  The entity named as co-trustee under the Trust
                               Agreement, as set forth in each Prospectus
                               Supplement (the "Certificate Trustee").

Delaware Trustee............  The Delaware entity named as co-trustee under the
                               Trust Agreement, as set forth in each Prospectus Supplement (the "Delaware Trustee").

The Certificates............  The California Infrastructure and Economic
                               Development Bank Special Purpose Trust PG&E-1 Rate Reduction Certificates (the
                               "Certificates"), issuable in Series. The
                               Certificates will be issuable under the terms of the Trust Agreement.

                              The Certificates may be issued in one or more
                               series (each, a "Series"), and the Certificates of each Series may be issued in one or more classes (each, a "Class"). Each Class of Certificates will correspond to a Class of Notes and will represent fractional undivided beneficial interests in such underlying Class of Notes, the proceeds thereof and payments pursuant to any related Swap Agreement. Accordingly, each Class of Certificates will entitle the holders thereof to receive the payments received by the Trust in respect of the corresponding Class of Notes. The funds received by the Trust from the payments on each Class of Notes, and from the payments pursuant to any related Swap Agreement, will be the only source of distributions on the Certificates of the corresponding Class. Each Note will be secured by all of the Transition Property owned by the
                               Note Issuer and the other Note Collateral described under "Description of the Notes-- Security" herein. The Certificates are entitled to all of the benefits accorded to "rate reduction bonds" by the Statute. The issuance and sale of any Series or Class of Certificates is contingent upon the effectiveness of the Financing Order and the applicable Issuance Advice Letter.

                              A Series may include two or more Classes of
                               Certificates that differ as to the interest rate, timing, sequential order and amount of distributions of principal or interest or both or otherwise.

                              Each Series of Certificates may include one or
                               more Classes of Certificates that accrue interest at a variable rate based on the index described in the related Prospectus Supplement (the "Floating Rate Certificates"). See "Description of the Certificates--Floating Rate Certificates."

                              While the specific terms of any Series of
                               Certificates (and the Classes thereof, if any) in respect of which this Prospectus is being delivered will be described in the related Prospectus Supplement, the terms of such Series and any Classes thereof will not be subject to prior review by, or consent of, the holders of the Certificates of any previously issued Series.

                              The assets of the Trust will be allocated among
                               the Certificateholders of each Series of Certificates issued by the Trust in the manner described herein. If a Series includes two or more Classes of Certificates, the assets of the Trust allocable to the Certificates of such Series will be further allocated among each Class in such Series in the manner described in the Prospectus Supplement.

                              All Certificates of the same Series will be
                               identical in all respects except for the denominations thereof, unless such Series is comprised of two or more Classes, in which case all Certificates of the same Class will be identical in all respects except for the denominations thereof.

                              So long as any Certificates are outstanding, the
                               Certificateholders will direct the Certificate Trustee, as sole Noteholder, as to matters in which the Noteholders are permitted or required to take action; provided, however, that the Certificate Trustee will be permitted to take certain actions specified in the Trust Agreement without the direction of the Certificateholders. See "Description of the Notes--Actions by Noteholders" herein.

                              None of the Certificates, the Notes or the
                               underlying Transition Property will be
                               guaranteed or insured by any governmental agency or instrumentality or by the Seller or any of its affiliates. Neither the full faith and credit nor the taxing power of the State of California or any political subdivision, agency or instrumentality thereof is pledged to the payment of principal of or interest on the Certificates or the Notes or to the payments in respect of the Transition Property.

                              See "Description of the Certificates" and
                               "Description of the Notes" herein.

Note Issuer.................  PG&E Funding LLC, a Delaware special purpose limited liability company whose single member is PG&E. The assets of the Note Issuer will consist of the Transition Property and the other Note Collateral, including a portion of the capital contributed by PG&E in an amount specified in each Prospectus Supplement.

                              The principal executive office of the Note Issuer
                               is located at 245 Market Street, Room 424, San Francisco, California 94105, and its telephone number is (415) 972-5467.

The Notes...................  The Notes of each Series and Class issued by the
                               Note Issuer will be in an initial aggregate principal amount equal to the initial aggregate principal amount of the related Series and Class of Certificates, and the Notes of each Series and Class will bear interest at an interest rate equal to the interest rate of the related Series and Class of Certificates, unless a Swap Agreement is entered into in connection with the issuance of any Series or Class of Certificates, as described in the related Prospectus Supplement.

                              The Note Issuer will use collections received
                               with respect to the Transition Property (FTA
                               Collections, as more specifically defined below) to pay fees payable to the Note Trustee, the Certificate Trustee, the Delaware Trustee, the Servicer and the Administrator, other Operating Expenses, interest due on the Notes and principal payable on the Notes, allocated among the Series and Classes of Notes based on the priorities described herein and in the Prospectus Supplement, until each outstanding Series and Class of Notes is retired. However, as described under "Description of the Notes-- Interest and Principal" herein, principal of any Series or Class of Notes on any Payment Date will only be paid until the outstanding principal balance of such

                               Series or Class has been reduced to the
                               principal balance specified in the applicable Expected Amortization Schedule for such Distribution Date. Any FTA Collections remaining with respect to such Distribution Date will be allocated to the various subaccounts of the Collection Account, as described below. All principal not previously paid, if any, on a Note is due and payable on the Final Maturity Date of such Note, which will correspond with the Termination Date of the related Class of Certificates.

                              Each Series of Notes represents a non-recourse
                               obligation of the Note Issuer, and will be secured only by Transition Property owned by the
                               Note Issuer, together with the other Note
                               Collateral.

                              See "Description of the Notes" herein.

Note Trustee................  The entity named as trustee under the Note
                               Indenture, as set forth in each Prospectus
                               Supplement (the "Note Trustee").

Transition Costs............  In connection with the restructuring of the electric utility industry in California to facilitate increased competition among providers of electricity, Sections 367 and 369 of the California Public Utilities Code (the "PU Code") provide the Seller, as well as the other Utilities providing electricity to consumers in California, with an opportunity to recover certain costs. These costs, commonly known as stranded costs and referred to herein and in the Statute as "Transition Costs," consist of the costs of generation-related assets and obligations that may become uneconomic as a result of a competitive generation market, together with certain other costs associated therewith. Examples of generation-related assets include generation facilities, generation-related regulatory assets, amounts recoverable in electric rates pursuant to settlement agreements with the California Public Utilities Commission (the "CPUC") in connection with nuclear power plants and power purchase contracts with third-party generators of electricity (including voluntary restructuring, renegotiations or terminations thereof). These assets may become uneconomic in a competitive generation market, since they are obligations that were undertaken either pursuant to legal requirements or with the understanding that they would be recoverable in rates approved by the CPUC. Since other participants in a competitive market, unburdened by these uneconomic assets, may be able to offer electricity at lower rates, the costs relating to these uneconomic assets may not be recoverable in a competitive market.

FTA Charges.................  Under Section 840 of the PU Code, the Seller has
                               obtained from the CPUC a Financing Order and related interim opinion (together, the "Financing Order") designating the amount of the Seller's Transition Costs to be financed, along with the costs of providing, recovering, financing or refinancing the Transition Costs, including the costs of issuing, servicing and retiring the Certificates. The total amount specified in the Financing Order which may be financed is $3,500,000,000. In order to enable the Seller to recover the Transition Costs and associated costs, the CPUC has authorized, in the Financing Order, the establishment of nonbypassable, usage-based, per kilowatt hour charges on designated consumers of electricity (the "FTA Charges"). The FTA Charges will be payable by existing and future Residential Customers and Small Commercial Customers (each, as defined below and collectively, the "Customers") of electricity in the territory of the Seller specified by the Statute. The territory specified by the Statute is the territory in which the Seller provided electricity services as of December 20, 1995 (the "Territory"). The two defined classes of consumers comprising the Customers are (i) residential consumers (the "Residential Customers") and (ii) small commercial consumers, which are defined as all commercial consumers who do not have demand meters, other commercial consumers whose peak demand, determined on a one-time basis, was less than 20 kilowatts in at least nine of the twelve billing periods prior to October 1, 1997, and new commercial customers since that time whose peak demand, estimated on a one-time basis, is less than 20 kilowatts ("Small Commercial Customers"). Because of differences in the tariff rate for each class of Customers, the FTA Charge payable by Residential Customers is expected to be different from the FTA Charge payable by Small Commercial Customers; the initial FTA Charges are expected to result in FTA Payments by the Residential Customers and Small Commercial Customers representing approximately 76% and 24%, respectively, of the aggregate FTA Payments expected to be collected in 1998. The foregoing percentages may change from time to time based on fluctuations in Customer composition, electricity usage and delinquency and write-off rates. To the extent that Customers choose to purchase electricity services from an ESP that provides consolidated billing, payments of FTA Charges relating to the electricity usage of such Customers will, in effect, be owed by the ESP rather than the Customers. See "Risk Factors--Potential Servicing Issues--Reliance on Aggregators and Other Suppliers" and "Servicing--Aggregators and Other Suppliers" herein.

                              The FTA Charges will be calculated and adjusted
                               from time to time to generate projected revenues sufficient to provide for the amortization of each Series of Certificates in accordance with the related Expected Amortization Schedule, the collection of the Overcollateralization Amount described herein, the payment of fees and expenses related to the issuance and servicing of the Certificates and the replenishment of the Capital Subaccount to the extent that amounts are drawn therefrom. The FTA Charges are, specifically, separate charges that will be assessed on (i) the class of electricity consumers comprised of Residential Customers and
                               (ii) the class of electricity consumers
                               comprised of Small Commercial Customers. In each case, the FTA Charge will be assessed for the benefit of the Note Issuer as owner of the Transition Property based on the applicable Customer's actual consumption of electricity. Such amounts will be collected by the Servicer, either directly from Customers or from alternative energy service providers ("ESPs") that collect such amounts from Customers, as part of its normal collection activities and will be deposited into the Collection Account under the terms of the Note Indenture and the Servicing Agreement on each Remittance Date (as defined below).

                              The Financing Order requires a notification
                               letter (each, an "Issuance Advice Letter") to be submitted to the CPUC prior to the issuance of each Series of Certificates. The first Issuance Advice Letter will establish the initial FTA Charges, calculated using the Base Calculation Model which is described under "Description of the Transition Property--Financing Order and Advice Letters" herein. Subsequent Issuance Advice Letters may modify the FTA Charges to support the issuance of additional Series of Certificates. The Issuance Advice Letters and the True-Up Mechanism Advice Letters (as defined below) are collectively referred to as "Advice Letters." The Servicing Agreement requires the Servicer to calculate adjustments to the FTA Charges and to file True-Up Mechanism Advice Letters from time to time as needed, but not less than annually.

Transition Property.........
                              The right to collect payments based on the FTA
                               Charges from the Customers (such payments, whether collected directly from Customers or through ESPs, the "FTA Payments") gives rise to a separate property right under California law and is referred to herein generally as the "Transition Property." FTA Payments received by the Servicer and remitted to the Collection Account are referred to generally herein as the "FTA Collections." "Transition Property" is defined more specifically in Section 840(g) of the PU Code as the property right created under the PU Code including, without limitation, the right, title and interest of an electrical corporation or its transferee (i) in and to the FTA Charges, as adjusted from time to time, (ii) to be paid the FTA Payments, and (iii) to obtain adjustments to the FTA Charges, as provided in the PU Code.

Adjustments to FTA Charges..  In order to enhance the likelihood that actual
                               FTA Collections are neither more nor less than the amount necessary to amortize the Notes in accordance with the Expected Amortization Schedules, pay all related fees and expenses, fund the Overcollateralization Subaccount up to the Required Overcollateralization Level and replenish the Capital Subaccount up to the Required Capital Level, the Servicing Agreement requires the Servicer to seek, and the Statute and the Financing Order require the CPUC to approve, periodic adjustments to the FTA Charges based on actual FTA Collections and updated assumptions by the Servicer as to future usage of electricity by Customers, future expenses relating to the Transition Property, the Notes and the Certificates, and the rate of delinquencies and write-offs and assuming no net earnings on any amounts in the Collection Account. Each Advice Letter relating to an adjustment to the FTA Charges is referred to as a "True-Up Mechanism Advice Letter." The adjustments to the FTA Charges will continue until all interest on and principal of all Series of Notes and corresponding Series of Certificates have been paid or distributed in full.

                              The Servicer will file a routine True-Up
                               Mechanism Advice Letter annually, requesting modifications to the FTA Charges. Calculations of appropriate modifications to the FTA Charges will be made based on the True-Up Mechanism Calculation Model, which is described under "Description of the Transition Property-- Adjustments to the FTA Charges" herein. The Servicer may also file a routine True-Up Mechanism Advice Letter quarterly if so specified in the Prospectus Supplement. In addition, the Servicer may file a non-routine True-Up Mechanism Advice Letter as often as quarterly, to revise the Base Calculation Model or True-Up Mechanism Calculation Model, if either of such models no longer accurately calculates FTA Charges. True-Up Mechanism Advice Letters will take into account amounts available in the General Subaccount and Reserve Subaccount, and amounts necessary to fund the Overcollateralization Subaccount and replenish the Capital Subaccount to required levels, in addition to amounts payable on the Notes and related fees and expenses.

                              See "Description of the Transition Property--
                               Adjustments to the FTA Charges" herein.

State Pledge................   Pursuant to Section 841(c) of the PU Code, the
                                Infrastructure Bank, on behalf of the State of California, pledges and agrees with the Note Issuer, the Trust and the holders of the Certificates that the State of California shall neither limit nor alter the FTA Charges, the Transition Property, or the Financing Order or Advice Letters relating thereto, or any rights thereunder, until the Certificates, together with the accrued and unpaid interest thereon, are fully paid and discharged, provided nothing contained in such pledge and agreement precludes such limitation or alteration if and when adequate provision shall be made by law for the protection of the holders (the "State Pledge").

Customers...................   The Customers consist of Residential Customers
                                and Small Commercial Customers in the
                                Territory. The sole source of payments on the Certificates will be payments on the Notes and payments pursuant to any related Swap Agreement; the sole sources of payments on the Notes will be FTA Payments collected from the Customers and amounts available or realized from the other Note Collateral (which is not expected to be substantial). Of amounts collected from the Customers, only the portion of amounts collected attributable to the FTA Charges, as adjusted from time to time, will be available for distributions on the Certificates.

Distribution and Payment
Dates.......................   Unless otherwise specified in the related
                                Prospectus Supplement, each March 25, June 25, September 25 and December 26 (or, if any such date is not a Certificate Business Day, the next succeeding Certificate Business Day) following the Closing Date for a Series of Certificates, the quarterly dates on which distributions will be made to specified holders of Certificates of such Series (each, a "Distribution Date"). Each Distribution Date with respect to the Certificates will also be a date on which payments are made with respect to the Notes (each, a "Payment Date").

Record Dates................   With respect to any Distribution Date, the
                                Business Day preceding such Distribution Date if the Certificates are Book-Entry Certificates or, if Definitive Certificates are issued, the last day of the preceding calendar month (each, a "Record Date").

Final Distribution and
 Termination Dates..........
                              For each Class of Certificates, the related
                               Prospectus Supplement will specify a Scheduled Final Distribution Date and a Termination Date. The "Scheduled Final Distribution Date" will be the date when all principal of the related Class of Certificates is expected to be distributed in full, based on various assumptions described herein. Failure to pay principal of any Class of Certificates in full by the "Termination Date," which will be a date specified in the related Prospectus Supplement after the related Scheduled Final Distribution Date, shall constitute an Event of Default and the Certificate Trustee may, and upon the written direction of the holders of not less than a majority in principal amount of all Certificates of all Series then outstanding shall, declare the unpaid principal amount of all the Notes of all Series then outstanding to be due and payable. The Scheduled Final Distribution Date and the Termination Date for any Class of Certificates will coincide with the Scheduled Maturity Date and Final Maturity Date, respectively, for the related Class of Notes. See "Description of the Certificates--Events of Default" and "Ratings" herein.

Issuance of New Series......  The Trust is authorized to issue new Series of
                               Certificates from time to time. See "Description of the Transition Property--Financing Order and Advice Letters." A new Series may be issued only upon satisfaction of the conditions described under "Description of the Certificates-- Conditions of Issuance of Additional Series" herein. Each Series of Certificates will represent a fractional undivided beneficial interest in payments to be made on a Series of Notes, which in turn will be secured by the Transition Property and the other Note Collateral. A Certificate Event of Default with respect to one Series of Certificates (or one or more Classes thereof) may adversely affect other outstanding Classes and Series of Certificates since such event will be considered a Certificate Event of Default with respect to all Series of Certificates and each such Class or Series will be entitled only to its ratable portion of the Transition Property. In addition, all Transition Property owned by the Note Issuer will secure all Series of Notes and any remedial action taken by holders of one Series will affect the other Series.

Interest....................  Unless otherwise specified in the related
                               Prospectus Supplement, interest on each Class of Certificates will accrue and be distributable in arrears at the interest rate for such Class specified in the related Prospectus Supplement. Interest accrued on each Class of Certificates at the applicable interest rate will be distributed, to the extent monies are available therefor, on each Distribution Date, commencing on the day specified in the related Prospectus Supplement and will be distributed in the manner specified in such Prospectus Supplement, to the extent of payments received with respect to the related Class of Notes or any related Swap Agreement on the Payment Date for the Notes occurring on the same day as such Distribution Date. Note Events of Default will include failure to make any payment of interest within five days after the Payment Date on which such payment is due.

Principal...................  Principal of each Class of Certificates will be distributed to the Certificateholders of such Class in the amounts and on the Distribution Dates specified in the related Prospectus Supplement, but only to the extent that amounts in the Collection Account are available therefor, and subject to the other limitations described below. See "Description of the Notes-- Allocations; Payments" and "Description of the Certificates--Payments and Distributions" herein. The related Prospectus Supplement will set forth a schedule of the expected amortization of principal of the related Series of Certificates and, if applicable, the Classes thereof (for any Series or Class, the "Expected Amortization Schedule"). On any Payment Date, the Note Issuer will make principal payments on the Notes only until the outstanding principal balances thereof have been reduced to the principal balances specified in the applicable Expected Amortization Schedules for such Payment Date; accordingly, on the related Distribution Date, the Trust similarly will only make principal distributions on the Certificates in such amounts. Any FTA Collections in excess of amounts payable as (a) expenses of the Note Issuer and the Trust, (b) payments of interest on and principal of the Notes, (c) allocations to the Overcollateralization Subaccount and (d) allocations to the Capital Subaccount (all as described herein under "Description of the Notes--Allocations; Payments" herein) will be retained by the Note Trustee in the Reserve Subaccount for payment on subsequent Payment Dates. However, if insufficient FTA Collections are received with respect to any Payment Date, and amounts in the Collection Account are not sufficient to make up the shortfall, principal of any Series or Class of Certificates may be distributed later than reflected in the related Expected Amortization Schedule, as described herein and in the related Prospectus Supplement. See "Risk Factors--Nature of the Certificates--Uncertain Distribution Amounts and Weighted Average Life" and "Certain Distribution, Weighted Average Life and Yield Considerations" herein.

                              If an event of default under the Trust Agreement,
                               other than a breach of the State Pledge by the State of California, has occurred and is continuing with respect to any Series or Class of Certificates, the Certificate Trustee may, and upon the written direction of the holders of a majority in principal amount of all Series of Certificates then outstanding shall declare the unpaid principal amount of all the Notes of all Series then outstanding to be due and payable. An event of default is defined as the occurrence and continuance of an event of default under the Notes (a "Note Event of Default") or a breach by the State of California of the State Pledge (collectively, a "Certificate Event of Default" and, together with a Note Event of Default, an "Event of Default"). See "Description of the Certificates--Events of Default" herein.

Optional Redemption.........  The Note Issuer may redeem any Series of Notes relating to a Series of Certificates, and accordingly cause the Trust to redeem the related Series of Certificates on any Distribution Date if, after giving effect to distributions that would otherwise be made on such date, the outstanding principal balance of such Series of Notes has been reduced to less than five percent of the initial principal balance thereof. See "Description of the Certificates--Optional Redemption" herein.

Mandatory Redemption........  If the Seller is required to repurchase the
                               Transition Property as described under
                               "Description of the Transition Property--Seller Representations and Warranties and Repurchase Obligation" herein, the Note Issuer will be required to redeem the Notes on the fifth Certificate Business Day following the date of such repurchase, and accordingly the Trust will be required to redeem the Certificates on such day.

Collection Account and
Subaccounts.................  Upon issuance of the initial Series of Notes, the
                               Note Issuer will establish the Collection
                               Account, which will be held by the Note Trustee for the benefit of the Noteholders. The Collection Account will consist of four subaccounts: a general subaccount (the "General Subaccount"), a reserve subaccount (the "Reserve Subaccount"), a subaccount for the Overcollateralization Amount (the
                               "Overcollateralization Subaccount") and a capital subaccount

                               (the "Capital Subaccount"). Unless the context indicates otherwise, references herein to the Collection Account include each of the subaccounts contained therein. Withdrawals from and deposits to these subaccounts will be made as described under "Description of the Notes-- Allocations; Payments" herein.

Overcollateralization.......
                              The Financing Order provides that the Note
                               Issuer, as the owner of the Transition Property, is entitled to recover FTA Charges in amounts equal to the principal amount of all Series of Notes, all interest thereon, an additional amount (for any Series, the
                               "Overcollateralization Amount") specified in the related Prospectus Supplement and all related fees, costs and expenses. The
                               Overcollateralization Amount with respect to each Series is intended to enhance the likelihood that distributions on each Series of the Notes will be made in accordance with their Expected Amortization Schedules. The Financing Order provides further that the Infrastructure Bank and/or the California State Treasurer's Office should determine the
                               Overcollateralization Amount required for each Series of Notes prior to their issuance. The Overcollateralization Amount for each Series of Notes will be either (a) 0.50% of the initial principal amount of the Series of Notes or (b) such greater amount as is necessary to obtain from the Rating Agencies the highest possible investment grade ratings for the Notes upon issuance. FTA Charges will be set and adjusted at a level that is intended to collect the Overcollateralization Amount ratably over the life of the related Certificates according to a schedule set forth in the related Prospectus Supplement. The Overcollateralization Amount for all Series of Certificates will be held in the Overcollateralization Subaccount, as described further under "Description of the Notes-- Overcollateralization Amount" herein, and will be available to pay any periodic shortfalls in amounts available for scheduled payments on the Notes. The amount required to be on deposit in the Overcollateralization Subaccount as of any Payment Date, as specified in the schedule set forth in the Prospectus Supplement, is referred to herein as the "Required Overcollateralization Level."

Capital Subaccount..........  Upon the issuance of each Series of Notes, the
                               Seller will contribute capital to the Note
                               Issuer in an amount specified in each Prospectus Supplement, which will equal 0.50% of the initial principal amount of each such Series of Notes. Such amount, less $100,000 in the aggregate for all Series of Notes (with respect to each Series, the "Required Capital Level"), will be deposited into the Capital Subaccount. On each Payment Date, the Note Trustee will draw on amounts in the Capital Subaccount, if any, to the extent amounts available in the General Subaccount, the Reserve Subaccount and the Overcollateralization Subaccount are insufficient to pay expenses of the Note Issuer and the Trust and to make scheduled payments on the Notes. If amounts on deposit in the Capital Subaccount are used to pay such amounts, on subsequent Payment

                               Dates the Capital Subaccount will be replenished to the extent FTA Collections exceed amounts required to pay amounts having a higher priority of payment, as more fully described under "Description of the Notes--Allocations; Payments."

Reserve Subaccount..........  FTA Collections available with respect to any
                               Payment Date in excess of amounts payable as (a) expenses of the Note Issuer and the Trust, (b) payments of principal of and interest on the Notes, (c) allocations to the
                               Overcollateralization Subaccount and (d) allocations to the Capital Subaccount (all as described under "Description of the Notes-- Allocations; Payments" herein), will be allocated to the Reserve Subaccount. On each Payment Date, the Note Trustee will draw on amounts in the Reserve Subaccount, to the extent amounts available in the General Subaccount are insufficient to make scheduled payments on the Notes.

Collections; Allocations;
Distributions...............  Except as otherwise specified herein, on the twentieth calendar day of each calendar month (or, if such day is not a Certificate Business Day, the following Certificate Business Day), the Servicer will remit to the Collection Account FTA Payments expected to have been received during the preceding calendar month. Because the Servicer does not track cash collections on bills rendered within each calendar month, the amounts remitted will be based on estimates using the model described herein under "Servicing--Remittances to Collection Account."

                              On each Payment Date, amounts in the Collection
                               Account, including net earnings thereon, will be allocated to the following (in the priority indicated, subject to the priority of withdrawals described in the following paragraph): (1) all amounts owed by the Note Issuer or the Trust to the Note Trustee, the Delaware Trustee and the Certificate Trustee will be paid to such persons; (2) the Servicing Fee and all unpaid Servicing Fees from any prior Payment Dates will be paid to the Servicer; (3) the Quarterly Administration Fee payable under the Administrative Services Agreement between the Note Issuer and an administrator (the "Administrator"), initially PG&E, and all unpaid Quarterly Administration Fees from prior Payment Dates will be paid to the Administrator; (4) so long as no Event of Default has occurred or would be caused by such payment, all other fees, costs, expenses and indemnities of the Note Issuer and the Trust ("Operating Expenses") will be paid to the persons entitled thereto, provided that the amount paid on each Payment Date pursuant to this clause (4) may not exceed $100,000 ; (5) any overdue Quarterly Interest and then Quarterly Interest with respect to each Series of Notes will be transferred to the Certificate Trustee, as Noteholder, for distribution to the Certificateholders; (6) principal on any Series of Notes payable as a result of a Note Event of Default or on the Final Maturity Date for such Series of Notes will be transferred to the Certificate Trustee, as Noteholder, for distribution to the Certificateholders; (7) funds necessary to pay Quarterly Principal for any Series of Notes based on priorities described in each Prospectus Supplement will be transferred to the Certificate Trustee, as Noteholder, for distribution to the applicable Certificateholders; (8) unpaid Operating Expenses will be paid to the persons entitled thereto; (9) the amount, if any, by which the Required Overcollateralization Level exceeds the amount in the Overcollateralization Subaccount as of such Payment Date will be allocated to the Overcollateralization Subaccount; (10) the amount, if any, by which the Required Capital Level with respect to all outstanding Series of Notes exceeds the amount in the Capital Subaccount as of such Payment Date will be allocated to the Capital Subaccount; (11) funds up to the net earnings on amounts in the Collection Account for the prior quarter without cumulation will be released to the Note Issuer;
                               (12) if any Series of Notes has been retired as of such Payment Date, the excess of the amount in the Overcollateralization Subaccount over the aggregate Required Overcollateralization Level with respect to all Series of Notes remaining outstanding will be released to the Note Issuer;
                               (13) if any Series of Notes has been retired as of such Payment Date, the excess of the amount in the Capital Subaccount over the aggregate Required Capital Level with respect to all Series of Notes remaining outstanding will be released to the Note Issuer; (14) the balance, if any, will be allocated to the Reserve Subaccount for distribution on subsequent Payment Dates; and (15) following the repayment of all outstanding Series of Notes, the balance, if any, will be released to the Note Issuer.

                              If on any Payment Date funds on deposit in the
                               General Subaccount are insufficient to make the transfers contemplated by clauses (1) through
                               (7) above, the Note Trustee will (i) first, draw from amounts on deposit in the Reserve Subaccount, (ii) second, draw from amounts on deposit in the Overcollateralization Subaccount, and (iii) third, draw from amounts on deposit in the Capital Subaccount, up to the amount of such shortfall, in order to make the transfers described above. In addition, if on any Payment Date funds on deposit in the General Subaccount are insufficient to make the transfers described in clauses (9) and (10) above, the Note Trustee will draw from amounts on deposit in the Reserve Subaccount to make such transfers. See "Description of the Notes--Allocations; Payments" herein.

                              The following diagram provides a general summary
                               of the flow of funds from the Customers through the Servicer to the Collection Account, and the various allocations therefrom.

                                  [Diagram]

      [The omitted graphic reflects the flow of funds from Customers, in the form of FTA Payments, to the Servicer, monthly remittances by the Servicer to the Collection Account, and quarterly applications of amounts in the manner described under "Description of the Notes--Allocations; Payments" in the
                                  Prospectus.

Servicing...................  The Servicer is responsible for servicing, managing and receiving FTA Payments in the same manner that it services and administers bill collections for its own account. On each Remittance Date, the Servicer will remit FTA Payments expected to have been received during the preceding calendar month (or, if Remittance Dates are more frequent, for the period since the preceding Remittance Date). Because the Servicer does not track cash collections on bills rendered within each calendar month, the amounts remitted will be based on estimates using the model described under "Servicing-- Remittances to Collection Account" herein, adjusted for actual write-offs. Subject to certain conditions described herein, pending deposit into the Collection Account, actual FTA Payments received by the Servicer may be invested by the Servicer at its own risk and for its own benefit, and will not be segregated from other funds of the Servicer. See "Servicing-- Remittances to Collection Account" herein.

Servicing Compensation......  The Servicer will be entitled to receive a
                               Servicing Fee on each Payment Date in an amount equal to one-fourth of the percent specified in the related Prospectus Supplement of the then outstanding principal amount of the Notes (the "Servicing Fee"). The Servicing Fee will be paid prior to the distribution of any amounts in respect of interest on and principal of the Notes. The Servicer will be entitled to retain as additional compensation net investment income on FTA Payments received by the Servicer prior to remittance thereof to the Collection Account and the portion of late fees, if any, paid by Customers relating to the FTA Payments. See "Servicing--Servicing Compensation" herein.

No Servicer Advances........  The Servicer will not make any advances of interest or principal on the Notes.

Denominations...............  Each Class of Certificates will be issued in the minimum initial denominations set forth in the related Prospectus Supplement and in integral multiples thereof.

Registration of the
Certificates................  Each Class of Certificates may be issued in definitive form or initially may be represented by one or more certificates registered in the name of Cede & Co. ("Cede") ("Book-Entry Certificates"), the nominee of The Depository Trust Company ("DTC"), and available only in the form of book-entries on the records of DTC, participating members thereof ("Participants") and other entities, such as banks, brokers, dealers and trust companies, that clear through or maintain custodial relationships with a Participant, either directly or indirectly ("Indirect Participants"). If so indicated in the applicable Prospectus Supplement, Certificateholders may also hold Book-Entry Certificates of a Series through CEDEL or Euroclear (in Europe), if they are participants in such systems or indirectly through organizations that are participants in such systems. Certificates representing Book-Entry Certificates will be issued in definitive form only under the limited circumstances described herein and in the related Prospectus Supplement. With respect to the Book-Entry Certificates, all references herein to "holders" reflect the rights of owners of the Book-Entry Certificates as they may indirectly exercise such rights through DTC and Participants, except as otherwise specified herein. See "Risk Factors" and "Description of the Certificates--Book-Entry Registration" herein.

Ratings.....................  It is a condition of issuance of each Class of
                               Certificates that at the time of issuance such Class receive the rating indicated in the related Prospectus Supplement, which will be in one of the four highest categories, from one or more nationally recognized statistical rating agencies (each, a "Rating Agency") specified therein. Each Class of Notes will receive the same rating from the applicable Rating Agencies as the corresponding Class of Certificates. See "Ratings" in the related Prospectus Supplement.

                              A security rating is not a recommendation to buy,
                               sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain any rating on any Certificate and, accordingly, there can be no assurance that the ratings assigned to any Class of Certificates upon initial issuance thereof will not be revised or withdrawn by a Rating Agency at any time thereafter. If a rating of any Class of Certificates is revised or withdrawn, the liquidity of such Class of Certificates may be adversely affected. In general, the ratings address credit risk and do not represent any assessment of the rate of principal payments on the Certificates. See "Risk Factors--Nature of the Certificates-- Uncertain Distribution Amounts and Weighted Average Life," "Certain Distribution, Weighted Average Life and Yield Considerations" and "Ratings" herein.

Tax Status of the
Certificates................  Each Class of Certificates bearing a fixed interest rate will be treated as representing ownership of an interest in the related Class of Notes (the "Underlying Notes") for federal income tax purposes. Each Class of Floating Rate Certificates will be treated as representing ownership of an interest in the Underlying Notes and in the related Swap Agreement. Interest and original issue discount, if any, on the Certificates generally will be included in gross income for federal income tax purposes. All holders of Floating Rate Certificates, and all individual holders in particular, should seriously consider making an election to "integrate" the related Notes and the related Swap Agreement for tax purposes by making a notation on their books and records on or before the date the Floating Rate Certificates are acquired. See "Certain Federal Income Tax Consequences" herein and in the related Prospectus Supplement.

                              Interest and original issue discount, if any, on
                               the Certificates will be exempt from California personal income tax, but not exempt from the California franchise tax applicable to banks and corporations. See "State Taxation" herein.


ERISA Considerations........  A fiduciary of any employee benefit plan or other plan or arrangement that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), should carefully review with its legal advisors whether the purchase or holding of the Certificates of any Class or Series could give rise to a transaction prohibited or not otherwise permissible under ERISA or the Code. See "ERISA Considerations" herein and in the related Prospectus Supplement.

                                 RISK FACTORS

  Investors should consider, among other things, the following factors in connection with the purchase of Certificates:

UNUSUAL NATURE OF THE TRANSITION PROPERTY

  RELIANCE ON FTA ADJUSTMENTS

  The Servicer will be obligated to submit True-Up Mechanism Advice Letters to the CPUC at least annually and, if so specified in the related Prospectus Supplement, as often as quarterly, seeking adjustments to the FTA Charges to reflect the actual rate of FTA Collections and changes in projections regarding such rate. Such adjustments will also reflect amounts available in the General Subaccount and Reserve Subaccount and amounts required to fund the Overcollateralization Subaccount and replenish the Capital Subaccount to required levels. The actual rate of FTA Collections will vary from projections upon which the FTA Charges were based primarily as a result of variations from projected electricity usage by Customers and expected delinquencies and write-offs. PU Code Section 841(c) requires the CPUC to approve adjustments requested by True-Up Mechanism Advice Letters necessary to assure timely recovery of Transition Costs, including interest on and principal of the Certificates in accordance with the related Expected Amortization Schedule, the funding of the Overcollateralization Subaccount and payment of related fees and expenses. Despite the Statute and the Financing Order, there can be no assurance that the CPUC will approve such requests in a timely manner. Any delay in adjustments to the FTA Charges, and any litigation that might ensue as a consequence, might adversely affect the price and liquidity of the Certificates and the dates of maturity thereof, and, accordingly, the weighted average lives thereof.

  POSSIBLE STATE AMENDMENT OR REPEAL OF THE STATUTE AND RELATED LITIGATION

  Under the Statute, the State of California pledged and agreed with the owners of Transition Property and the holders of the Certificates, and the Infrastructure Bank as agent for the State of California will pledge and agree in the Trust Agreement for the benefit of Certificateholders, that the State will neither limit nor alter the fixed transition amounts, transition property, financing orders and all rights thereunder until all obligations under the Certificates are fully met and discharged; provided that nothing contained in the Statute or the Trust Agreement precludes such limitation or alteration by the State if and when adequate provision shall be made by law for the protection of the Note Issuer, the Trust and the Certificateholders. It is unclear what "adequate provision" would be afforded to Certificateholders by the State if such limitation or alteration were attempted. Accordingly, no assurance can be given that any such provision would not adversely affect the price of the Certificates, or the timing of receipt of payments with respect to the Certificates.

  Under California law, the electorate has the right, through its initiative powers, to propose statutes as well as amendments to the California Constitution. Generally, any matter that is a proper subject of legislation can become the subject of an initiative. Among other procedural requirements, in order for an initiative measure to qualify for an election, the initiative measure must be submitted to the State Attorney General and a petition signed by electors constituting five percent, in the case of a statutory initiative, and eight percent, in the case of a constitutional initiative, of the votes cast at the immediately preceding gubernatorial election must be submitted to the Secretary of State. To become effective, the initiative must then be approved by a majority vote of the electors voting at the next general election.

  Consumer advocacy groups have publicly announced their opposition to certain elements of the restructuring plan embodied in the Statute, including the ability of the Utilities to recover fully their stranded costs and the issuance of the Certificates. These opponents have indicated their intent to commence litigation to prevent the sale of the Certificates and have challenged the validity of the Financing Order, as described below under "-- Legal Challenges." In addition, opponents who include Ralph Nader and the head of a prior successful initiative campaign relating to automobile insurance have announced their intention to draft a ballot initiative intended to eliminate the Utilities' ability to recover fully stranded costs, including the cost of nuclear plants, and intended to prohibit the collection of FTA Charges. The first step in commencing the initiative qualification process would be a submission of an initiative measure to the State Attorney General. No assurances are given as to whether any such litigation will commence, whether any such voter initiative measure will be introduced or adopted, the terms of any such voter initiative measure and the effect any such litigation or voter initiative measure will have on the Certificates.

  In the opinion of Brown & Wood LLP, counsel to the Trust ("Special Counsel"), under applicable United States and State of California Constitutional principles relating to the impairment of contracts, the State of California could not repeal or amend the Statute (by way of either legislative process or California voter initiative) or take, or refuse to take, any action required by the State of California under its pledge and agreement with the Certificateholders (described above) if such repeal or amendment, or such action or inaction would substantially impair the rights of the Certificateholders, absent a demonstration by the State of California of a "great public calamity" that justifies a contractual impairment. There have been numerous cases in which legislative or popular concerns with the burden of taxation or governmental charges have led to adoption of legislation reducing or eliminating taxes or charges which supported bonds or other contractual obligations entered into by public instrumentalities. However, such concerns have not been considered by the courts to provide sufficient justification for a substantial impairment of the security for such bonds or obligations provided by the taxes or governmental charges involved. Based upon such analogous case law (which, however, does not address these particular circumstances directly), it would appear unlikely that the State could reduce, modify or alter the Transition Property, or take, or refuse to take, any action with respect to the Transition Property in a manner which would substantially impair the rights of the Note Issuer, as owner of the Transition Property, or of Certificateholders. Nonetheless, no assurance can be given that a repeal of or amendment to the Statute will not be sought or adopted or that any action, or refusal to act, by the State may not occur, any of which might constitute a violation of the State's pledge and undertaking with the Certificateholders. In any such event, costly and time consuming litigation might ensue. Any such litigation might adversely affect the price and liquidity of the Certificates and the dates of maturity thereof, and, accordingly, the weighted average lives thereof. Moreover, given the lack of judicial precedent directly on point, and the novelty of the security for the Certificates, the outcome of any such litigation cannot be predicted with certainty and, accordingly, Certificateholders could incur a loss on their investment.

  Furthermore, Section 3 of Article XIIIC of the California Constitution ("Proposition 218") provides that the initiative process shall not be prohibited or otherwise limited in matters of reducing or repealing any "local" tax, assessment, fee or charge. There is no controlling precedent interpreting Proposition 218, given its recent adoption. However, in the opinion of Special Counsel, the FTA Charges are not a "local" tax, assessment fee or charge to which Proposition 218 applies, and the initiative power described in Proposition 218 is therefore inapplicable to the FTA Charges, the Transition Property, the Notes and the Certificates.

  POSSIBLE FEDERAL PREEMPTION OF THE STATUTE

  At least one bill was introduced in the 105th Congress, First Session, prohibiting the recovery of stranded costs such as the Transition Costs, which could negate the existence of the Transition Property that is the source of payments on the Notes and the Certificates. The bill is H.R. 1230 (The Consumers Electric Power Act of 1997) ("H.R. 1230"), which was introduced on April 8, 1997, and has been referred to the House Commerce Committee, where no further action has been taken. However, the entire 52-member California delegation to the House of Representatives is on record opposing any federal bill that does not grandfather the provisions of the Statute. No prediction can be made as to whether H.R. 1230, or any future proposed bill that would prohibit the recovery of stranded costs, will become law or, if it becomes law, what its final form or effect will be. Federal preemption of the Statute could prevent Certificateholders from receiving the principal and interest payable on the Certificates and Certificateholders could suffer a loss on their investment. See "Energy Deregulation and the New California Market Structure" herein.

  LEGAL CHALLENGES

  The existence of the Transition Property and its adequacy as a source of distributions on the Certificates are dependent on relevant provisions of the PU Code, the Financing Order and applicable Advice Letters. In addition, resolutions adopted by the Infrastructure Bank relating to the issuance of the Certificates are subject to legal challenge within 60 days of their adoption. If the relevant provisions of the PU Code, the Financing Order or any such Advice Letters were determined to be unlawful, invalid or unenforceable in whole or in part, or if the resolutions of the Infrastructure Bank were determined to be invalid, any such determination could adversely affect the validity of the Certificates or the ability of the Note Issuer to make timely payments on the Notes, and in either case, the Certificateholders could suffer a loss. At the time of issuance of the Certificates, the General Counsel of the Infrastructure Bank will deliver an opinion to the effect that the issuance resolutions were validly adopted and are in full force and effect at such time.

  On October 6, 1997, The Utility Reform Network ("TURN"), a California consumer advocacy group, filed an application for rehearing with the CPUC seeking rehearing of the Financing Order, alleging that the Financing Order is unlawful on various grounds. The CPUC denied the application for rehearing on October 22, 1997. TURN has announced that it will challenge the CPUC's denial by filing a petition for writ of review of the Financing Order with the California Supreme Court. If the petition for writ of review were to be granted by the California Supreme Court, under the PU Code the court would determine only whether the CPUC acted within its authority in issuing the Financing Order. A decision by the California Supreme Court to hear such a case in and of itself could adversely affect the liquidity and value of the Certificates.

  As of the date of this Prospectus, the Financing Order is in full force and effect. If the relevant provisions of the Financing Order, the PU Code or any Advice Letters are determined to be unlawful, invalid or unenforceable under existing law, such determination may result in a breach of a representation and warranty requiring the Seller, under certain circumstances, to repurchase the Transition Property as described under "Description of the Transition Property--Seller Representations and Warranties and Repurchase Obligation." No assurances are given that PG&E, as Seller, will be able to repurchase the Transition Property.

  UNCERTAINTIES ASSOCIATED WITH NEW ASSET TYPE

  There are no historical performance data for an asset type such as the Transition Property. Although energy usage records are available, such records have limited predictive value with respect to the Certificates. Furthermore, the Servicer does not have any experience administering this specific type of regulatory asset. See "Servicing" herein. In addition, foreclosure upon the Transition Property may not be a realistic or practical remedy for the Certificates.

  LIMITED RIGHTS AND REMEDIES

  Under the terms of the Sale Agreement, PG&E, as the Seller, will be required to repurchase the Transition Property, at a purchase price equal to the outstanding principal amount of the Notes and all accrued and unpaid interest thereon as of the repurchase date, if, among other things, there has been a breach of the Seller's representation that the Financing Order and each Issuance Advice Letter pursuant to which any applicable Transition Property has been created are valid, binding and irrevocable as of the date of any sale of Transition Property, but only if such breach continues beyond a 90-day grace period and has a material adverse effect on the Certificateholders. A determination by a court that, based on laws in effect on the date any Transition Property is sold, the Transition Property, the Financing Order or any Issuance Advice Letter violated any such laws, or is otherwise invalid or unenforceable, would be considered to be a breach of the Seller's representation, thereby obligating the Seller to repurchase the Transition Property under the Sale Agreement. The Seller will not be in breach of any representations and warranties as a result of a change in law by legislative enactment, voter initiative or constitutional amendment, including a breach of the State Pledge, or as a result of a breach of the State Pledge otherwise effected that constitutes a temporary impairment of the Certificateholders' rights which under current law would be permitted if it can be shown to be necessary to advance an important public interest, as described below. No assurances are given that the Seller will be able to repurchase the Transition Property. In the event of any such repurchase, the Note Issuer would be obligated to redeem the Notes and accordingly cause the Trust to redeem the Certificates. See "Description of the Transition Property--Seller Representations and Warranties and Repurchase Obligation."

  In contrast, the Seller will not be required to repurchase the Transition Property if the FTA Charges become uncollectible as a result of a change in law by legislative enactment, voter initiative or constitutional amendment occurring after the date the Transition Property is sold. In addition, no breach of the Seller's representations will be deemed to have occurred if the State breaches the State Pledge by otherwise effecting a temporary impairment of the Certificateholders' rights which under current law would be permitted if it can be shown to be necessary to advance an important public interest. Such a public interest may arise in connection with a great public calamity, which might include, for example, economic upheaval or natural disasters. A repeal of the Statute, an amendment thereto voiding the Transition Property or the adoption of a federal statute prohibiting the recovery of all stranded costs are examples of changes in law. If any such event were to occur, the Servicer, on behalf of the Certificateholders, would be required to bring legal action seeking to overturn any such change in law. The Servicer would be entitled to reimbursement of its expenses in connection with such legal or administrative action as an operating expense of the Trust under the Note Indenture. Any such litigation might adversely affect the price and liquidity of the Certificates and the dates of maturity thereof, and, accordingly, the weighted average lives thereof. Moreover, given the lack of judicial precedent directly on point, and the novelty of the security for the Certificates, the outcome of any such litigation cannot be predicted with certainty and, accordingly, Certificateholders may suffer a loss of their investment in the Certificates.

POTENTIAL SERVICING ISSUES

  RELIANCE ON SERVICER

  The Trust relies on the Servicer for the determination of any adjustments to the FTA Charges and for the Customer billing and collection that is necessary to recover the FTA Payments and, therefore, necessary to make distributions on the Certificates. If, as a result of its insolvency or liquidation or otherwise, PG&E were to cease servicing the Transition Property, determining any adjustments to the FTA Charges or collecting FTA Payments, it may be difficult to find a substitute Servicer. In such an event, the timing of recovery of payment on the Transition Property could be delayed. Any successor servicer under current law may not be able to invoke a remedy of shutting off service to a consumer for nonpayment of the FTA Charge. A successor servicer may otherwise experience difficulties in collecting FTA Payments and determining appropriate adjustments to FTA Charges. A transfer of servicing will require regulatory cooperation. See "Servicing" herein.

  INACCURATE USAGE AND CREDIT PROJECTIONS

  The ability of the Servicer to forecast accurately the electricity usage of Customers and the delinquency and write-off experience relating to FTA Payments will affect significantly whether Certificateholders will receive timely distributions on the Certificates. Actual energy usage may differ from projections as a result of weather during the relevant period that is warmer or cooler than expected. In addition, actual energy usage, delinquencies and write-offs may differ from projections as a result of general economic conditions, trends in demographics that are not precisely as predicted, unexpected catastrophes, and other causes. During the past five years, the Servicer's forecasts for energy consumption have been quite accurate, with an average of a 1.18% overestimate of usage. See "The Seller and Servicer-- Forecast Variance" herein. The accuracy of the Servicer's historical forecasts are not necessarily indicative of the accuracy of the Servicer's future forecasts and there can be no assurances that actual usage, delinquencies and write-offs will not be significantly different from future forecasts thereof. The adjustment mechanism for the FTA Charges described under "Description of the Transition Property--Adjustments to the FTA Charges", as well as the collection of the Overcollateralization Amount and the pledge of amounts deposited in the Capital Subaccount, are intended to mitigate these risks relating to the timing of collections and payments, although the frequency of the adjustments to the FTA Charges is limited and accordingly delays in distributions to Certificateholders might result. See "The Seller and Servicer--Credit Policy; Billing; Collections; Restoration of Service" herein.

  DELAYS CAUSED BY CHANGES IN PAYMENT TERMS

  The Servicer is permitted to alter the terms of billing and collection arrangements and modify amounts due from Customers. Although the Servicer does not have the right to change the amount of a Customer's individual FTA Charge, it does have the right to take actions that in its judgment will maximize actual collections from Customers with respect to any utility bill. In addition, the Servicer has the right to write off outstanding bills that it deems uncollectible in accordance with its customary practices. Such actions might include, for example, agreeing to an extended payment schedule or agreeing to write off a portion of an outstanding bill in order to recover a portion thereof. While PG&E has no current intention of taking actions that would change the billing and collection arrangements in a manner which would affect adversely the collection of FTA Payments, there can be no assurance that changes in PG&E's customary and usual practices for comparable assets it services for itself might not result in a determination to do so or that a successor Servicer may not make such a determination. It is possible that any such changes could delay collections from Customers or result in lower collections, and accordingly could adversely affect the distribution of interest on the Certificates on a timely basis or the distribution of the principal of the Certificates pursuant to the Expected Amortization Schedules or in full by the applicable Scheduled Final Distribution or Termination Dates. See "Certain Distribution, Weighted Average Life and Yield Considerations" herein.

  LIMITED CREDIT POLICY AND PROCEDURES

  The ability of the Servicer to collect amounts billed to Customers under the FTA Charges, as adjusted from time to time, will depend in part on the creditworthiness of the Customers. PG&E generally is obligated to provide service to new Customers under California law and generally no outside credit investigations are performed on new Customers. PG&E's information regarding the credit status of new Customers is limited to information regarding prior service, if any, by PG&E to such Customers. PG&E relies on the information provided by Customers and its customer information system audits to indicate whether a new Customer has had previous service from PG&E. If PG&E evaluates the creditworthiness of a significant number of its Customers incorrectly, resulting in significant increases in delinquencies and write-offs, delays in distributions to Certificateholders may occur. See "The Seller and Servicer-- Credit Policy; Billing; Collections; Restoration of Service" herein.

  RELIANCE ON AGGREGATORS AND OTHER SUPPLIERS

  As part of the deregulation of the California electric industry described elsewhere herein, there will be an unbundling of generation, transmission, distribution and billing services. A decision of the CPUC allows alternative energy service providers ("ESPs") to provide a consolidated bill to their retail customers covering amounts owed to the ESP for electricity, amounts owed to the Utilities for distribution and other charges, including the applicable FTA Charges.

  Any ESP that provides consolidated billing, including monthly amounts with respect to the FTA Charges, is required to pay the Servicer periodic amounts billed by the Servicer to the ESP, including the FTA Charges, regardless of the ESP's ability to collect such amounts from its Customers. In such event, the collecting ESP will in effect replace the Customer as the obligor with respect to such FTA Charges and the Note Issuer, as the holder of the Transition Property, will have no right to collect such FTA Charges from the Customer. There can be no assurance that each ESP will utilize the same customer credit standards as the Servicer, or that the Servicer will be able to mitigate credit risks relating to ESPs in the same manner in which it mitigates such risks relating to its Customers. See "Servicing--Aggregators and Other Suppliers" herein. The Servicer, on behalf of the Note Issuer, will pursue any ESP that fails to remit applicable FTA Charges in a manner similar to that in which the Servicer will pursue any failure by a Customer to remit FTA Charges. The Servicer will not have the right to pursue Customers of an ESP that defaults in the payment of FTA Charges. However, the Servicer will have the right to bill and collect FTA Charges and other amounts payable to the Servicer directly from all of the ESP's consolidated billing Customers following certain payment defaults by an ESP. An ESP that has defaulted will nevertheless have the right to elect consolidated billing six months after its default upon the satisfaction of certain conditions. Frequent changes in Customer billing and payment arrangements may result in Customer confusion and the misdirection of payments, which could have the effect of causing delays in distributions to Certificateholders. Neither the Seller nor the Servicer will pay any shortfalls resulting from the failure of any ESPs to forward FTA Payments to PG&E, as Servicer. The true-up adjustment mechanism for the FTA Charges, as well as the collection of the Overcollateralization Amount and the pledge of amounts deposited in the Capital Subaccount, are intended to mitigate this risk relating to the timing of collections and payments. However, delays in distributions to Certificateholders might occur as a result of delays in implementation of the adjustment mechanism.

  In addition, if a substantial number of Customers elect to have their electricity provided by ESPs that provide consolidated billing, the Note Issuer may be relying on a small number of ESPs, rather than a large number of Customers, to remit FTA Charges. In this circumstance, a default in the payment of FTA Charges by a single ESP that provides electricity services to a large number of Customers may adversely affect the timing of payments on the Certificates.

  COMMINGLING OF FTA PAYMENTS WITH SERVICER'S OTHER FUNDS; INVESTMENT OF FTA PAYMENTS FOR SERVICER'S ACCOUNT

  Except as described under "Servicing--Remittances to Collection Account" herein, on each Remittance Date the Servicer will remit to the Collection Account FTA Payments expected to have been received during the preceding calendar month. Accordingly, FTA Payments received by the Servicer will not be segregated from the Servicer's general funds until they are remitted to the Collection Account. The Servicer will invest FTA Payments received but not yet remitted for its own account. A failure or inability of the Servicer to remit the full amount of the estimated FTA Payments on any Remittance Date, whether voluntary or involuntary, might result in delays in distributions to Certificateholders. The true-up adjustment mechanism, as well as the collection of the Overcollateralization Amount and the pledge of amounts deposited in the Capital Subaccount, are intended to mitigate this risk relating to the timing of collections and payments. However, delays in distributions to Certificateholders may occur as a result of delays in implementation of the adjustment mechanism. Furthermore, six months after each calendar month, the Actual FTA Payments with respect to such month are determined. If there has been a Remittance Shortfall (i.e., Actual FTA Payments exceed Estimated FTA Payments), the Servicer is required to increase the amount that it otherwise would remit on the Remittance Date following the calculation of the Remittance Shortfall, with such increased amount coming from its own funds. In the event of the insolvency of the Servicer, payments of the Remittance Shortfall by the Servicer may be delayed significantly.

UNCERTAINTIES RELATED TO THE ELECTRIC INDUSTRY GENERALLY

  UNTRIED NEW CALIFORNIA MARKET STRUCTURE

  The California electric industry will change dramatically in the near future, as a result of recent decisions by the CPUC and enactment of the Statute. See "Energy Deregulation and New California Market Structure" herein. The new California electric market structure, scheduled to begin January 1, 1998, has neither been tested nor implemented. Many elements of the new market structure present novel regulatory issues yet to be resolved as well as many practical issues of implementation such as the development of systems, software and procedures for each of (a) the independent power exchange (the "PX"), which will provide an auction process to match electricity supply and demand, (b) the independent system operator (the "ISO"), which will have operational control of the Utilities' transmission facilities, and (c) all of the market participants who will transact with the PX and ISO. If the new market structure is not implemented in a timely and orderly fashion, electricity generation, transmission and distribution may be adversely affected, FTA Payments may not be made as expected, the Servicer's business may be impacted or Certificateholders may fail to receive distributions of principal and interest.

  CHANGING REGULATORY ENVIRONMENT

  In addition to actions taken by the California Legislature and regulation by the CPUC, the electric industry is also subject to federal law and regulation by the Federal Energy Regulatory Commission (the "FERC"). At least five bills were introduced into the 105th Congress, First Session, mandating the deregulation of the electric utility industry on the state level. In general, the bills provide for open competition in the furnishing of electricity to all retail customers. As described above under "--Unusual Nature of the Transition Property--Possible Federal Preemption of the Statute," at least one of the bills may prohibit the recovery of FTA Charges; however, none of the bills have passed in committee. No prediction can be made as to whether these bills, or any future proposed bills to mandate the deregulation of the electric industry, will become law or, if they become law, what their final form or effect would be. Any changes in the existing legal structure regulating the electric industry might have an impact on the manner in which electricity is distributed and payments therefor are collected, or on the Servicer and its business, and thus the likelihood that Certificateholders will receive distributions in the amounts and at the times scheduled.

  CHANGES IN GENERAL ECONOMIC CONDITIONS AND ELECTRICITY USAGE

  General economic conditions and technological changes that would significantly alter power consumption or reduce the residential and small commercial consumer base in the Seller's historical service area may affect payments on the Notes and, accordingly, distributions on the Certificates. Changes in business cycles, departures of Customers from the Seller's historical service area, weather, occurrence of natural disasters such as earthquakes and floods, implementation of energy conservation efforts and increased efficiency of equipment all affect energy usage. If a sufficient number of Customers reduce significantly their electricity consumption or cease consuming electricity altogether, the FTA Charges, as adjusted from time to time through True-Up Mechanism Advice Letters, as described herein, required to be paid by each remaining Customer could become burdensome. See "--Unusual Nature of the Transition Property--Reliance on FTA Adjustments" herein.

  RELIANCE ON BROAD BASE OF CUSTOMERS

  The FTA Charges are relatively modest in amount on an individual Customer basis, when imposed on the Seller's current base of Customers. However, if one or more of the risks described under the heading "--Uncertainties Relating to the Electric Industry Generally" or an unforeseen catastrophe were to occur, the number of Customers on whom the FTA Charges would be levied might be reduced significantly. Such a reduction would increase the amount of the applicable FTA Charge for each Customer, which might cause more Customers to avoid paying the applicable FTA Charge after the Rate Freeze Period by leaving the Territory. If the number of Customers were to be substantially reduced, the remaining Customers might be unable or unwilling to pay the FTA Charges. Alternatively, a reduced number of Customers and corresponding higher per kilowatt hour FTA Charges might increase the reluctance of the CPUC to allow adjustments to the FTA Charges or provide greater incentive for the California legislature to amend the Statute in a manner intended to reduce or eliminate the FTA Charges in respect of the Transition Property. Although the Note Issuer believes that the likelihood of this scenario occurring is remote, this result might cause Certificateholders to fail to receive the full amount of distributions to which they are entitled. Furthermore, the Note Issuer expects that the applicable FTA Charge could be imposed on certain Customers who self-generate their electricity, based on historical usage. However, the ability of the Servicer to collect such FTA Charges may be limited because the Servicer will not be able to exercise shut-off rights as an enforcement tool against a self-generator.

  In addition, if a substantial number of Customers elect to have their electricity provided by ESPs that provide consolidated billing, the Note Issuer may be relying on a small number of ESPs, rather than a large number of individual Customers, to remit FTA Charges. In this circumstance, a default in the payment of FTA Charges by a single ESP that provides electricity services to a large number of Customers may adversely affect the timing of payments on the Certificates.

BANKRUPTCY AND CREDITORS' RIGHTS ISSUES

  POTENTIAL BANKRUPTCY OF SELLER

  The Seller will represent and warrant in the Sale Agreement that the transfer of the Transition Property pursuant thereto to the Note Issuer is a valid sale and assignment of such Transition Property from the Seller to the Note Issuer. The Seller and the Note Issuer will also represent and warrant that they will each take the appropriate actions under the PU Code to perfect this sale. The Statute provides that the transactions described in the Sale Agreement shall constitute a sale of the Transition Property to the Note Issuer, and the Seller and the Note Issuer will treat the transactions as a sale under applicable law, although for financial reporting purposes the transactions will be treated as debt of the Seller. If the Seller were to become a debtor in a bankruptcy case, and a creditor or bankruptcy trustee of the Seller or the Seller itself as debtor in possession were to take the position that the sale of the Transition Property to the Note Issuer should be recharacterized as a pledge of such Transition Property to secure a borrowing of the Seller, and a court were to adopt such position, then delays or reductions in distributions on the Certificates could result. Regardless of any specific adverse determinations in a PG&E bankruptcy proceeding, the mere fact of a PG&E bankruptcy proceeding could have an adverse effect on the secondary market of the Certificates, including an adverse effect on the liquidity and market value of the Certificates.

  The Seller and the Note Issuer have taken steps to minimize the risk that in the event the Seller or an affiliate of the Seller were to become the debtor in a bankruptcy case, a court would order that the assets and liabilities of the Seller or such affiliate be substantively consolidated with those of the
Note Issuer. These steps include the fact that the Note Issuer is a separate, special purpose limited liability company, the organizational documents of which provide that it shall not commence a voluntary bankruptcy case without the unanimous affirmative vote of all of its directors. Nonetheless, these steps may not be completely effective, and thus no assurance can be given that if the Seller or an affiliate of the Seller were to become a debtor in a bankruptcy case, a court would not order that the assets and liabilities of the Note Issuer be consolidated with those of the Seller or such affiliate, thus resulting in delays or reductions in distributions on the Certificates.

  Should the transfer of the Transition Property to the Note Issuer be recharacterized as a borrowing by the Seller, the Statute provides that there is a perfected first priority statutory lien on the Transition Property that secures all obligations to the holders of the Certificates. In addition, in the Sale Agreement, the Seller grants to the Note Issuer a security interest in the Transition Property and covenants that the appropriate actions will be taken to perfect such security interest, although the Seller takes the position that it has no rights in the Transition Property to which a security interest could attach. The Seller's First and Refunding Mortgage, dated December 1, 1920, as amended, contains limits on the Seller's ability to grant consensual security interests, and thus no assurances can be given that any such security interest is valid or enforceable.

  Pursuant to the Statute and the Financing Order, upon the effective date of each Issuance Advice Letter associated with the Financing Order, the Transition Property identified in such Issuance Advice Letter constitutes a current property right and it thereafter continuously exists as property for all purposes. Nonetheless, no assurances can be given that if the Seller were to become the debtor in a bankruptcy case, a creditor of, or a bankruptcy trustee for, the Seller or the Seller itself as debtor in possession would not attempt to take the position that, because the payments based on the FTA Charges are usage-based charges, Transition Property comes into existence only as Customers use electricity. If a court were to adopt this position, no assurances can be given that either the statutory lien created by the Statute or the security interest purported to be granted in the Sale Agreement would attach to FTA Collections in respect of electricity consumed after the commencement of a bankruptcy case by or against the Seller. If it were determined that the Transition Property has not been sold to the Note Issuer, and that the statutory lien created by the Statute and the security interest purported to be granted in the Sale Agreement do not attach to collections of FTA Payments in respect of electricity consumed after the commencement of a bankruptcy case for the Seller, then the Certificate Trustee, as Noteholder and for the benefit of holders of the Certificates, would be an unsecured creditor of the Seller, and delays or reductions in distributions on the Certificates could result. Whether or not the court determined that the Transition Property had been sold to the Note Issuer, no assurances can be given that the court would not rule that any FTA Payments relating to electricity consumed after the commencement of the Seller's bankruptcy cannot be transferred to the Note Issuer or the Certificate Trustee, thus resulting in delays or reductions of distributions on the Certificates.

  Because the FTA Charges are usage-based charges, if the Seller were to become the debtor in a bankruptcy case, a creditor of, or a bankruptcy trustee for, the Seller, or the Seller itself as debtor in possession could take the position that the Note Issuer should pay a portion of the costs of the Seller associated with the generation, transmission, or distribution by the Seller of the electricity whose consumption gave rise to the FTA Collections that are used to make distributions on the Certificates. If a court were to adopt this position, the result could initially be a reduction in the amounts paid to the Note Issuer, and thus to the holders of the Certificates. The FTA Charges may be adjusted through True-Up Mechanism Advice Letters, although delays in implementation thereof may cause a delay in receipt of scheduled distributions.

  Regardless of whether the Seller is the debtor in a bankruptcy case, if a court were to accept the arguments of a creditor of the Seller that Transition Property comes into existence only as Customers use electricity, a tax or government lien or other nonconsensual lien on property of the Seller arising before the Transition Property came into existence may have priority over the
Note Issuer's interest in such Transition Property, thereby possibly initially resulting in a reduction of amounts distributed to the holders of the Certificates. The FTA Charges may be adjusted through True-Up Mechanism Advice Letters, although delays in implementation thereof may cause a delay in receipt of scheduled distributions.

  POTENTIAL BANKRUPTCY OF SERVICER

  For so long as the Servicer maintains a short-term debt rating of at least "A-1" by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P") and "P-1" by Moody's Investors Service, Inc. ("Moody's") or certain other conditions are satisfied, the Servicer is entitled to commingle FTA Payments with its own funds until the relevant Remittance Date. In the event of a bankruptcy of the Servicer, the Note Trustee likely will not have a perfected interest in such commingled funds and the inclusion thereof in the bankruptcy estate of the Servicer may result in delays in distributions due on the Certificates. Furthermore, if the Servicer is in bankruptcy, it may stop performing its functions as Servicer and it may be difficult to find a third party to act as successor servicer. See "--Potential Servicing Issues-- Reliance on Servicer" herein.

  POTENTIAL BANKRUPTCY OF INFRASTRUCTURE BANK

  The Infrastructure Bank is a public body established within the state government of the State of California. The State of California cannot be a debtor in a case under the Bankruptcy Code. If a court were to determine that the Infrastructure Bank is an "instrumentality" of the State, rather than an integral part of the State, then the Infrastructure Bank could become a debtor in a case commenced under Chapter 9 of the Bankruptcy Code if the requirements set forth in the Bankruptcy Code for the commencement of a voluntary case under Chapter 9 were met. An involuntary case cannot be commenced against the Infrastructure Bank under Chapter 9, and neither a voluntary nor an involuntary case can be commenced by or against the Infrastructure Bank under any other chapter of the Bankruptcy Code.

  The Certificates will be issued by the Trust, which is a business trust formed by the Infrastructure Bank under Title 12, Chapter 38 of the Laws of the State of Delaware (the "Delaware Business Trust Act"). The Trust may be subject to a voluntary or involuntary case under the Bankruptcy Code. However, the Trust will be created solely to issue and administer the Certificates, and the only assets of the Trust will consist of the Notes and the right to receive payments under any Swap Agreement. The Trust and the Infrastructure Bank have taken steps to minimize the risk that in the event the Infrastructure Bank becomes a debtor in a case under Chapter 9 of the Bankruptcy Code, a bankruptcy court having jurisdiction over such case should order that the assets and liabilities of the Trust be substantively consolidated with those of the Infrastructure Bank. These steps include (a) creating the Trust as a separate business trust under the Delaware Business Trust Act which includes provisions preventing creditors of the Infrastructure Bank from having any right to the assets of the Trust, (b) limiting interaction between the Infrastructure Bank and the Trust, (c) maintaining accounting, bookkeeping, business forms and financial statements for the Trust separate from those of the Infrastructure Bank, and (d) restricting the nature of the Trust's business and its ability to commence a voluntary case under the Bankruptcy Code.

NATURE OF THE CERTIFICATES

  LIMITED LIQUIDITY

  There is no assurance that a secondary market for any of the Certificates will develop or, if one does develop, that it will provide the Certificateholders with liquidity of investment or that it will continue for the life of such Certificates. It is not anticipated that any Certificates will be listed on any securities exchange.

  RESTRICTIONS ON BOOK-ENTRY REGISTRATION

  The Certificates will be initially represented by one or more Certificates registered in Cede's name, as nominee for DTC, and will not be registered in the names of the Certificateholders or their nominees. Therefore, unless and until Definitive Certificates are issued, Certificateholders will not be recognized by the Certificate Trustee as Certificateholders. Hence, until such time, Certificateholders will only be able to receive distributions from, and exercise the rights of Certificateholders indirectly through, DTC and participating organizations, and, unless a Certificateholder requests a copy of any such report from the Certificate Trustee or the Servicer, will receive reports and other information provided for under the Servicing Agreement only if, when and to the extent provided to Certificateholders by DTC and its participating organizations. In addition, the ability of Certificateholders to pledge Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Certificates, may be limited due to the lack of physical certificates for such Certificates. See "Description of the Certificates--Book-Entry Registration" herein.

  LIMITED OBLIGATIONS

  Neither the Notes nor the Certificates will represent an interest in or obligation of the Seller, the State of California or the Infrastructure Bank. The Transition Property owned by the Note Issuer and the other Note Collateral, which is expected to be relatively small, are the sole source of payments on the Notes. It is anticipated that the Note Collateral, which is described under "Description of the Notes--Security" herein, will with limited exceptions specified therein constitute the Note Issuer's only assets. The
Note Issuer's organizational documents will restrict its right to acquire other assets unrelated to the transactions described herein. The Notes are limited obligations of the Note Issuer, and are the sole assets of the Trust other than the Trust's rights under any Swap Agreement. The Certificates represent fractional undivided beneficial interests in the related Class of Notes held by the Trust, and the sole source of distributions thereon is the payments on such Notes and, for Floating Rate Certificates, the proceeds of any Swap Agreement. If distributions are not made on the Certificates in a timely manner as a result of nonpayment of the related Notes, the Certificateholders may direct the Certificate Trustee to bring an action against the Note Issuer to foreclose upon the Transition Property and the other Note Collateral securing the Notes and, if the Certificate Trustee fails to bring such action, the Certificateholders may bring such an action themselves, as described under "Description of the Certificates--Events of Default" herein. If the Swap Counterparty fails to remit payment of Net Trust Swap Receipts, the interest rate on the related Floating Rate Certificates will convert to a fixed rate equal to the rate on the related Class of Notes effective as of the Distribution Date immediately preceding such default. None of the Certificates, the Notes or the underlying Transition Property will be guaranteed or insured by the State of California, the Infrastructure Bank or any other governmental agency or instrumentality or by the Seller or its affiliates. Neither the full faith and credit nor the taxing power of the State of California is pledged to the payment of principal of or interest on the Certificates or the Notes or the payments in respect of the Transition Property.

  ISSUANCE IN SERIES

  The Note Issuer expects to issue new Series of Notes from time to time, and accordingly the Trust is expected to issue new corresponding Series of Certificates from time to time. While the terms of any Series of Notes and the corresponding Series of Certificates will be specified in supplements to the
Note Indenture and the Trust Agreement, respectively, and described in the related Prospectus Supplement, the provisions of supplements to the Note Indenture and the Trust Agreement and, therefore, the terms of any new Series, will not be subject to the prior review or consent of holders of the Notes or Certificates of any previously issued Series. The terms of a new Series of Certificates may include without limitation the matters described under "Description of the Certificates--General" herein. The ability of the Trust to issue any new Series of Certificates is subject to the condition, among others, that such issuance will not result in any Rating Agency reducing or withdrawing its then existing rating of the Certificates of any outstanding Class. There can be no assurance, however, that the issuance of any other Series of Certificates, including any Series issued from time to time hereafter, might not have an impact on the timing or amount of distributions received by a Certificateholder. See "Description of the Certificates-- Conditions of Issuance of Additional Series" herein. In addition, various matters relating to the Certificates are subject to a vote of all Certificateholders for all Series and Classes of Certificates, even though there may be differences in the interests or positions among such Series or Classes which could result in voting outcomes adverse to the interests of one or more Series or Classes of Certificates.

  LIMITED NATURE OF RATINGS

  It is a condition of issuance of each Class of Certificates that they receive from the Rating Agencies the respective ratings set forth in the applicable Prospectus Supplement. The ratings of the Certificates address the likelihood of the ultimate distribution of principal and the timely distribution of interest on the Certificates. The ratings do not represent an assessment of the likelihood that the rate of FTA Collections might differ from that originally anticipated; as a result of such differences, any Series or Class of Certificates might mature later than scheduled, resulting in a weighted average life of such Certificates which is more than expected. A security rating is not a recommendation to buy, sell or hold securities. There can be no assurance that a rating will remain in effect for any given period of time or that a rating will not be revised or withdrawn entirely by a Rating Agency if, in its judgment, circumstances so warrant.

  UNCERTAIN DISTRIBUTION AMOUNTS AND WEIGHTED AVERAGE LIFE

  The actual dates on which principal is paid on each Class of Certificates might be affected by, among other things, the amount and timing of receipt of FTA Collections. Since each FTA Charge will consist of a charge per kilowatt hour of usage by the applicable class of Customers in the Territory, the aggregate amount and timing of receipt of FTA Collections (and the resulting amount and timing of principal amortization on the Certificates) will depend, in part, on actual usage of electricity by Customers and the rate of delinquencies and write-offs. See "--Potential Servicing Issues--Inaccurate Usage and Credit Projections" herein. Although the amount of the FTA Charges will adjust from time to time based in part on the actual rate of FTA Collections, no assurances can be given that the Servicer will be able to forecast accurately actual Customer energy usage and the rate of delinquencies and write-offs and implement adjustments to the FTA Charges that will cause FTA Payments to be made at any particular rate. If FTA Collections are received at a slower rate than expected, distributions on a Certificate may be made later than expected. Because principal will only be distributed at a rate not to exceed that set forth in the Expected Amortization Schedules, except in the event of an early redemption, the Certificates are not expected to be retired earlier than scheduled. A distribution on a date that is earlier than forecasted will result in a shorter weighted average life, and a distribution on a date that is later than forecasted will result in a longer weighted average life. See "Certain Distribution, Weighted Average Life and Yield Considerations" and "Description of the Transition Property--Adjustments to the FTA Charges" herein.

  EFFECT OF REDEMPTION ON WEIGHTED AVERAGE LIFE AND YIELD

  As described more fully under "Description of the Notes--Optional Redemption" herein, the Note Issuer has the option to redeem all of the outstanding Notes of any Series on any Payment Date if, after giving effect to payments that would otherwise be made on such date, the outstanding principal balance of such Series of Notes has been reduced to less than five percent of the initial outstanding principal balance thereof. In addition, the Note Issuer may be required to redeem the Notes if the Seller is required to repurchase the Transition Property as a result of a breach of the Seller's representations and warranties in the Sale Agreement as described herein under "Description of the Transition Property--Seller Representations and Warranties and Repurchase Obligation."

Redemption of a Series of Notes will require the Certificate Trustee to redeem the related Series of Certificates. Redemption will cause such Certificates to be retired earlier than would otherwise be expected, and if the payment schedule otherwise does not differ from that originally anticipated, will result in a shorter than expected weighted average life for such Certificates. Such a redemption may also adversely affect the yield to maturity of the Certificates. There can be no assurance as to whether the Note Issuer will redeem any Series of Notes, or as to whether Certificateholders will be able to receive an equally attractive rate of return upon reinvestment of the proceeds resulting from any such redemption.

ADDITIONAL RISKS OF FLOATING RATE CERTIFICATES

  As described herein under "Description of the Certificates--Floating Rate Certificates," upon the occurrence of an event of default or termination event under the Swap Agreement, the Swap Agreement pursuant to which interest will be paid on any Floating Rate Certificates will terminate or may be terminated. In particular, the Swap Agreement will be terminated if the Swap Counterparty's rating by either of Moody's or S&P falls below "AAA" (or the equivalent rating) (a "Downgrade Event") and the Swap Agreement is not assigned to a replacement swap counterparty satisfying such ratings criteria or such lower ratings criteria as may be permitted by the Swap Agreement within the time period specified in the related Prospectus Supplement. In no event will any successor swap counterparty be rated below "A" (or the equivalent rating) by either of the above-referenced Rating Agencies. Upon the occurrence of a Downgrade Event and the failure to assign the Swap Agreement, a termination event will have occurred under the Swap Agreement and, in such event or upon any other swap termination, the interest rate payable with respect to the Floating Rate Certificates will convert permanently to a fixed rate equal to the interest rate on the related Class of Notes, which may be substantially less than the rate otherwise payable on the Floating Rate Certificates. In the event of such conversion to a fixed interest rate, both the liquidity and the market value of the Floating Rate Certificates may be adversely affected.

            ENERGY DEREGULATION AND NEW CALIFORNIA MARKET STRUCTURE

  The electric industry is experiencing intensifying competitive pressures, particularly in the wholesale generation and industrial customer markets. Historically, electric utilities operated as regulated monopolies in their service territories, pursuant to which they were the sole suppliers of electricity, and in California their rates were set by the CPUC based upon the utilities' cost of providing services and a reasonable return on their capital investments. Changes to the traditional market structure are occurring at both the federal and state levels.

  At the federal level, the National Energy Policy Act of 1992 was designed to increase competition in the wholesale electric generation market by easing regulatory restrictions on producers of wholesale power and by authorizing the FERC to mandate access to electric transmission systems by wholesale power generators. In addition, at least five bills have been introduced in the 105th Congress, First Session, which would mandate the deregulation of the electric industry on the state level; however, none of these bills has passed in committee. In their current forms, some but not all of the bills contain provisions recognizing the validity of prior state actions relating to deregulation. At least one of the bills, H.R. 1230, prohibits the recovery of stranded costs such as the Transition Costs. The entire California delegation to Congress has signed a letter to the chairman of the House Subcommittee responsible for holding hearings regarding the bills, which expresses the shared concern that the effect of the Statute should not be impacted by federal legislation. No prediction can be made as to whether any of these bills, or any future proposed bills to deregulate the electric industry, will become law or, if they become law, what their final form or effect will be.

  At the state level, the California electric industry will change dramatically in the near future as a result of recent decisions by the CPUC and enactment of the Statute. Among other things, the PX will create a competitive market for electric energy in California through the creation of a competitive auction where all suppliers, including the Utilities, municipal utilities, power marketing agencies, independent power producers, and out-of-state generators, will have the opportunity to sell electricity according to established competitive bidding procedures with winning bids awarded to those suppliers that bid to supply electricity at the lowest price. In addition, the Utilities will be required, and other transmission owners will be permitted, to place certain of their transmission facilities under the operational control of the ISO. Ownership and maintenance of the transmission lines will remain with the transmission line owners. All power suppliers will receive nondiscriminatory access to the transmission grid under the control of the ISO and will be subject to the same protocols and pricing procedures. Customers will have the opportunity to choose the generators from whom they purchase their electricity. Notwithstanding these changes, the Utilities are expected to continue to be the sole providers of electricity distribution services within their service territories. The Utilities have been encouraged, through CPUC-established incentives, to divest at least 50 percent of their fossil-fueled electricity generation assets, in order to address market dominance issues. PG&E has announced its intent to sell eight fossil-fueled power plants representing 98 percent of PG&E's fossil-fueled generating capacity.

  The changes which are occurring at both the federal and the California levels will have a significant impact on PG&E and the other Utilities, as well as other entities in the industry. PG&E faces greater competition for resources and for customers. Competitors include privately owned independent power producers, exempt wholesale power generators, industrial customers developing their own generation resources, suppliers of natural gas and other fuels, other investor-owned electric utilities and municipal generators. There can be no assurance that such trends will not have a significant adverse impact on PG&E's business in the future.

                    DESCRIPTION OF THE TRANSITION PROPERTY

GENERAL

  In September 1996, legislation implementing an electric industry restructuring program for the State of California became law. The legislation, which as amended is referred to herein as the Statute, was adopted to provide, among other things, for the issuance of "rate reduction bonds," which are the Certificates issued hereunder, and a ten percent reduction in rates for services charged to Residential Customers and Small Commercial Customers, effective as of January 1, 1998 and continuing until the earlier of March 31, 2002 or the date on which Transition Costs have been fully recovered (the "Rate Freeze Period"). As part of this legislation, Sections 367 and 369 of the PU Code provide the Seller an opportunity to recover the Transition Costs. The Transition Costs consist of the costs of generation-related assets and obligations that may become uneconomic as a result of a competitive generation market, together with costs for capital additions to generating facilities that the CPUC determines to be reasonable, costs of refinancing or retiring of debt or equity capital, and associated federal and state tax liabilities. Examples of generation-related assets include generation facilities, amounts recoverable in electric rates pursuant to settlement agreements with the CPUC in connection with nuclear power plants, power purchase contracts with third-party generators of electricity (including voluntary restructuring, renegotiations or terminations thereof) and generation-related regulatory assets. Generation-related regulatory assets are those "regulatory assets" whose origin can be attributed to the generation portion of a utility's business. "Regulatory assets" reflect incurred costs that otherwise would have been expensed, but have been capitalized because it is probable that such costs will be recovered in future rates. All of the foregoing generation-related assets may become uneconomic in a competitive generation market, since they are obligations that were undertaken either pursuant to legal requirements or with the understanding that they would be recoverable in rates approved by the CPUC. Since other participants in a competitive market, unburdened by these uneconomic assets, may be able to offer electricity at lower rates, the costs relating to these uneconomic assets may not be recoverable in market prices in a competitive market.

  The Statute provides for the creation of Transition Property, which is the right to be paid the FTA Payments based on the FTA Charges in order to recover a portion of the Transition Costs. The Seller has estimated its total Transition Costs to be between $8 billion and $14 billion, with the Customers' share of Transition Costs ultimately expected to be at least $4 billion.

FINANCING ORDER AND ADVICE LETTERS

  The Statute authorizes the CPUC to issue the Financing Order, a regulatory order which allows the Seller to reduce electricity rates for Customers by ten percent, and approves the amount of the Seller's Transition Costs which the Seller is permitted to finance through the issuance of rate reduction bonds. On May 6, 1997, PG&E filed its application for the Financing Order with the CPUC. The CPUC issued the Financing Order dated September 3, 1997. The Financing Order also permits the sale of Certificates in an aggregate principal amount not to exceed $3,500,000,000. As issued, the Financing Order also requires the Seller to reduce electricity rates for the Customers by ten percent through the Rate Freeze Period. The principal amount of the Certificates approved in the Financing Order was calculated so as to result in a reduction in revenue requirements for the Seller sufficient to enable the Seller to provide the ten percent rate reduction and to enable the owner of Transition Property to pay interest on and principal of the Certificates, together with related fees and expenses, including the Overcollateralization Amount. The principal amount of the Certificates was derived based upon a number of variables, including sales forecasts and the expected interest rate and amortization schedule for the Certificates. If estimated usage exceeds the assumptions used in the Financing Order, the Seller intends to request the authority to issue additional Certificates to support the rate reduction resulting from this increased usage. The issuance of additional Certificates will result in a corresponding increase in the FTA Charges, and thus in the amounts payable with respect thereto by Customers. See "Description of the Certificates--Conditions of Issuance of Additional Series" herein.

  The Financing Order, together with the applicable Issuance Advice Letter, establishes, among other things, the FTA Charges, which constitute separate nonbypassable charges payable by Residential Customers and Small Commercial Customers in an aggregate amount sufficient to repay in full the Certificates, fund the Overcollateralization Subaccount and pay all related fees and expenses. The FTA Charges are stated to be nonbypassable on the basis that the Statute authorizes the Note Issuer, as the owner of the Transition Property, to continue to collect payments based on the FTA Charges from all Customers notwithstanding any of the circumstances described under "--Nonbypassable FTA Charges" below. The Statute provides that the right to collect payments based on the FTA Charges is a property right which may be pledged, assigned or sold in connection with the issuance of the Certificates. Under the Statute and the Financing Order, the owner of Transition Property is entitled to collect FTA Charges until such owner has received FTA Collections sufficient to retire all outstanding Series of Certificates and cover related fees and expenses and the Overcollateralization Amount.

  The Financing Order entitles the Note Issuer, as the owner of the Transition Property, to receive the payments made pursuant to the FTA Charges from all Residential Customers and Small Commercial Customers. Such payments are referred to herein as the FTA Payments. The Financing Order requires the Seller to submit an Issuance Advice Letter to the CPUC with respect to each Series of Certificates issued. The first Issuance Advice Letter will establish the initial FTA Charges. The Financing Order provides that Issuance Advice Letters become effective five business days after filing with the CPUC. Subsequent Issuance Advice Letters may increase the FTA Charges to support the issuance of additional Series of Certificates. The Financing Order permits the Servicer to file True-Up Mechanism Advice Letters to modify the FTA Charges from time to time, in order to enhance the likelihood of retirement of each Series and Class of Certificates on a timely basis. See "--Adjustments to the FTA Charges" herein.

  The initial FTA Charges will be calculated by determining first (i) projected monthly electricity sales to the Customers and the timing and extent of receipt of payments therefor during the first year following the Closing Date and (ii) the required amounts to be covered by FTA Collections on a projected basis, including interest on the Notes, ongoing transaction expenses including the Servicing Fee, the related Overcollateralization Amount and scheduled principal payments on the Notes. Then, based on the figures determined for the two foregoing amounts, the lowest aggregate charges which will be adequate to cover all of the amounts to be covered by FTA Collections will be calculated (the "Base Calculation Model"). Because of differences in the tariff rate for each class of Customers, the FTA Charge payable by Residential Customers is expected to be different from the FTA Charge payable by Small Commercial Customers; the initial FTA Charges are expected to result in FTA Payments by the Residential Customers and Small Commercial Customers representing approximately 76% and

24%, respectively, of the aggregate FTA Payments expected to be collected in 1998. The foregoing percentages may change from time to time based on fluctuations in Customer composition, electricity usage and delinquency and write-off rates.

  The Prospectus Supplement related to a Series of Certificates will specify, based on the applicable Issuance Advice Letter, the amount of each of the FTA Charges as of the date thereof.

TRANSITION PROPERTY

  The right to be paid the FTA Payments gives rise to a separate property right under California law and is referred to herein generally as the "Transition Property." "Transition Property" is defined more specifically in
Section 840(g) of the PU Code as the property right created under the PU Code including, without limitation, the right, title and interest of an electrical corporation or its transferee (i) in and to the FTA Charges, as adjusted from time to time, (ii) to be paid the FTA Payments, and (iii) to obtain adjustments to the FTA Charges, as provided in the PU Code.

  Each Class of Notes will be issued in connection with a specific issuance of a Class of Certificates. Each Note will be secured by Transition Property, as well as the other Note Collateral described under "Description of the Notes-- Security" herein. Following the initial Issuance Advice Letter, each subsequent Issuance Advice Letter will authorize the creation of additional Transition Property to support payments on the related Series or Class of Notes. Any additional Transition Property acquired by the Note Issuer pursuant to a Sale Agreement will be combined into a single asset with all other Transition Property acquired by the Note Issuer pursuant to previous Sale Agreements. Accordingly, the aggregate amount of Transition Property will increase as additional Issuance Advice Letters become effective.

NONBYPASSABLE FTA CHARGES

  The Financing Order provides that the FTA Charges are nonbypassable, meaning that Customers will still be required to make payments with respect to the applicable FTA Charges, even if a Customer elects to purchase electricity from another supplier, another entity takes over a portion of PG&E's existing service territory or a Small Commercial Customer's load increases so that such Customer is no longer a Small Commercial Customer. The Financing Order provides that each Customer who leaves PG&E's system during the Rate Freeze Period through annexation by another electricity supplier will pay an ongoing charge based on the electricity usage of such Customer prior to annexation or the Customer's actual or estimated current consumption. The Financing Order provides that each Customer who ceases to be a Small Commercial Customer as a result of increased electricity usage will continue to pay the applicable FTA Charge, based on either (i) the last twelve months of the Customer's recorded pre-departure use, (ii) an average derived from the last three years of recorded use or (iii) actual use; provided, however, that any such Customer will have the opportunity to continue to pay for electricity based on the Small Commercial Customer rates, including the applicable FTA Charge. If a substantial number of Customers elect to have their electricity provided by ESPs that provide consolidated billing, the Note Issuer may be relying on a small number of ESPs, rather than a large number of Customers, to remit FTA Charges. In this circumstance, a default in the payment of FTA Charges by a single ESP that provides electricity services to a large number of Customers may adversely affect the timing of payments on the Certificates. See "Servicing--Aggregators and Other Suppliers." In addition, the Note Issuer expects that the applicable FTA Charge could be imposed on certain Customers who self-generate their electricity, based on historical usage. However, the ability of the Servicer to collect such FTA Charges may be limited because the Servicer will not be able to exercise shut-off rights as an enforcement tool against a self-generator. The Servicer's current forecasts of future electricity demand do not include any shift by Customers to self-generation, because self-generation of electricity by Customers is not expected to be economically viable during the period in which the Certificates will be outstanding.

ADJUSTMENTS TO THE FTA CHARGES

  In order to enhance the likelihood that actual FTA Collections are neither more nor less than the amount necessary to amortize the Notes in accordance with the Expected Amortization Schedule, pay all related fees and expenses, fund the Overcollateralization Subaccount as scheduled and replenish the Capital Subaccount, the Servicing Agreement requires the Servicer to seek, and the Financing Order and the Statute require the CPUC to approve, periodic adjustments to the FTA Charges based on actual FTA Collections and updated assumptions by the Servicer as to future usage of electricity by Customers, future expenses relating to the Transition Property, the Notes and the Certificates, and the rate of delinquencies and write-offs. The date as of which any calculation is performed and which forms the basis for a requested adjustment to the FTA Charges is referred to as a "Calculation Date." The adjustments to the FTA Charges will continue until all interest and principal on all Series of Notes and corresponding Series of Certificates have been paid or distributed in full.

  The Financing Order provides that the Servicer will file a routine True-Up Mechanism Advice Letter annually, requesting modifications to the FTA Charges which are intended to return the projected principal balance of each outstanding Series of Certificates to the amount provided for in the Expected Amortization Schedule within a twelve month period or, if earlier, by the Final Maturity Date. Modifications to the FTA Charges will also factor in any amount in the Reserve Subaccount available for distribution to Certificateholders and any amounts necessary within a twelve month period: (a) to fund the Overcollateralization Subaccount up to the Required Overcollateralization Level and (b) to the extent that withdrawals have been made from the Capital Subaccount, to ensure that the amount on deposit in the Capital Subaccount will equal the Required Capital Level.

  Calculations of appropriate modifications to the FTA Charges will be made based on the Base Calculation Model, except that (i) the amount of debt service and related expenses including funding of the Overcollateralization Subaccount for the following year and replenishing the Capital Subaccount shall be increased or decreased to reflect the amount by which expected FTA Collections through the end of the month of calculation were less than or exceeded the aggregate actual portion of the debt service on the Certificates and related expenses for such period, (ii) forecasted electricity sales for the remaining period of the transaction will be revised based on the methodology described in the Seller's application for the Financing Order,
(iii) estimated transaction expenses will be modified to reflect changed circumstances, (iv) assumed delinquencies and write-offs will be modified to reflect changed circumstances and (v) an adjustment will be made to reflect any collections which are expected to be received at the existing levels of FTA Charges from the end of the month preceding the month of calculation (the "True-Up Mechanism Calculation Model").

  The Servicer may also file a routine True-Up Mechanism Advice Letter quarterly if so specified in the related Prospectus Supplement. Furthermore, the Financing Order provides that the Servicer may file a non-routine True-Up Mechanism Advice Letter as often as quarterly, to reflect any changes to the Base Calculation Model or True-Up Mechanism Calculation Model which are necessary to meet any Expected Amortization Schedule and fund the Overcollateralization Subaccount as scheduled. Finally, the Statute requires the Servicer to file a True-Up Mechanism Advice Letter with the CPUC annually, prior to each anniversary of the issuance of the Financing Order (a "Financing Order Anniversary"); however, given the other routine filings required to be made, the Servicer does not intend to seek adjustments on each Financing Order Anniversary unless necessary. True-Up Mechanism Advice Letters will take into account amounts available in the General Subaccount and Reserve Subaccount, and amounts necessary to fund the Overcollateralization Subaccount and the Capital Subaccount to required levels, in addition to amounts payable on the Notes.

  The Servicing Agreement will require the Servicer to deliver a written copy of each True-Up Mechanism Advice Letter, together with a copy of all supporting calculations, to the Note Issuer, the Note Trustee, the Infrastructure Bank and the Certificate Trustee upon filing such True-Up Mechanism Advice Letter with the CPUC.

  The Financing Order provides that (i) routine True-Up Mechanism Advice Letters shall be filed with the CPUC annually at least 15 days before the end of each calendar year, with resulting adjustments to the FTA Charges to become effective at the beginning of the next calendar year, (ii) routine True-Up Mechanism Advice Letters may be filed with the CPUC quarterly at least 15 days before the end of each calendar quarter, with resulting adjustments to the FTA Charges to become effective at the beginning of the next calendar quarter,
(iii) non-routine True-Up Mechanism Advice Letters may be filed with the CPUC quarterly at least 90 days before the end of each calendar quarter, with resulting adjustments to the FTA Charges to become effective at the beginning of the next calendar quarter, and (iv) True-Up Mechanism Advice Letters shall be filed with the CPUC at least 15 days before each Financing Order Anniversary, with resulting adjustments to the FTA Charges, if necessary, to become effective within 90 days of such Financing Order Anniversary.

SALE AND ASSIGNMENT OF TRANSITION PROPERTY

  On the date on which the initial Series of Certificates is issued and sold (the "Closing Date"), pursuant to the Sale Agreement the Seller will sell and assign to the Note Issuer, without recourse, its entire interest in the Transition Property that is described in the first Issuance Advice Letter submitted by the Servicer (the "Initial Transition Property"). The net proceeds received by the Note Issuer from the sale of the Notes will be applied, together with capital contributed to the Note Issuer, to the purchase of the Initial Transition Property. Thereafter, the Seller may agree with the
Note Issuer to sell additional Transition Property ("Subsequent Transition Property") to the Note Issuer, subject to the satisfaction of certain conditions. Such Subsequent Transition Property will be sold to the Note Issuer effective on a date (a "Subsequent Transfer Date") specified in the written agreement between the Seller and the Note Issuer. The Note Issuer will issue and sell additional Notes to the Trust, and the Trust will issue and sell additional Certificates, in connection therewith.

  The Note Issuer will appoint the Servicer as custodian of the documentation relating to the Transition Property. The Seller's data systems will reflect the sale and assignment of the Transition Property to the Note Issuer. The Seller's financial statements will indicate that the Transition Property has been sold to the Note Issuer and will not be available to creditors, although for financial reporting purposes the Seller will treat the Transition Property as representing debt of the Seller.

  Subsequent Transition Property may be sold by the Seller to the Note Issuer from time to time, solely in connection with the issuance and sale of additional Notes by the Note Issuer and of corresponding additional Certificates by the Trust. Any conveyance of Subsequent Transition Property is subject to the following conditions, among others:

    (a) the Seller shall have entered into a written sale agreement with the
  Note Issuer;

    (b) the Seller shall have filed an Issuance Advice Letter with the CPUC relating to such Subsequent Transition Property, which Issuance Advice Letter shall have become effective;

    (c) as of the applicable Subsequent Transfer Date, the Seller shall not be insolvent and shall not be made insolvent by such conveyance;

    (d) the Rating Agency Condition shall have been satisfied with respect to such conveyance;

    (e) such conveyance will not result in an adverse tax consequence to the Trust or the Certificateholders;

    (f) as of the applicable Subsequent Transfer Date, no breach by the Seller of its representations, warranties or covenants in the applicable Sale Agreement shall exist; and

    (g) as of the applicable Subsequent Transfer Date, the Note Issuer shall have sufficient funds available to pay the purchase price for the Subsequent Transition Property to be transferred on such date and all conditions to the issuance of new series of Notes and Certificates shall have been satisfied or waived.

SELLER REPRESENTATIONS AND WARRANTIES AND REPURCHASE OBLIGATION

  In the initial Sale Agreement and each subsequent Sale Agreement, the Seller will make representations and warranties to the Note Issuer to the effect, among other things, that: (a) the information provided by the Seller to the
Note Issuer with respect to the applicable Transition Property is correct in all material respects; (b) at the related Series Issuance Date, the applicable Transition Property is owned by the Seller and is free and clear of all security interests, liens, charges and encumbrances, no offsets, defenses or counterclaims exist or have been asserted or threatened with respect thereto and the Seller, in its capacity as Seller or Servicer, will not at any time assert any security interest, lien, charge or encumbrance against or with respect to any applicable Transition Property; (c) at the related Series Issuance Date, the applicable Transition Property has been validly transferred and sold to the Note Issuer and all filings (including filings with the CPUC under the PU Code) necessary in any jurisdiction to give the Note Issuer a first perfected ownership interest in the applicable Transition Property shall have been made; (d) under the laws of the State of California and the United States in effect on the Series Issuance Date (i) the Financing Order and each Issuance Advice Letter pursuant to which any applicable Transition Property has been created are in full force and effect; (ii) as of the issuance of the Certificates, the Certificates are entitled to certain protections provided in the PU Code and, accordingly, the Financing Order and the Issuance Advice Letter are not revocable by the CPUC; (iii) none of the State of California, the CPUC or the Infrastructure Bank may revoke, limit, alter or modify the Transition Property, the Financing Order or the Advice Letters, and all rights thereunder, in a manner adversely affecting the Noteholders, other than a temporary impairment of the Certificateholders' rights, which under current law would be permitted if it can be shown to be necessary to advance an important public interest, until the Certificates are fully discharged, unless adequate provision shall be made by law for the protection of the Certificateholders; (iv) the process by which the Financing Order and the resolutions of the Infrastructure Bank were approved and the Issuance Advice Letter was filed, and such order, resolutions and letter themselves, comply with all applicable laws, rules and regulations, and no court or other administrative body can, prior to the discharge in full of the Certificates unless adequate provision shall be made by law for the protection of the Certificateholders, order the revocation, limitation or other impairment of the Financing Order, the Issuance Advice Letter, the approving resolutions of the Infrastructure Bank, the Transition Property or the FTA Charges or enjoin the performance of any obligations thereunder; and (v) no other approval or filing with any other governmental body is required in connection with the creation of the Transition Property, except those that have been obtained or made; (e) the assumptions used in calculating the FTA Charges related to the applicable Transition Property are reasonable and made in good faith; (f) upon the effectiveness of the Issuance Advice Letter: (i) all of the Transition Property constitutes a current property right; (ii) the Transition Property includes, without limitation, (A) the right, title and interest in and to the FTA Charges, as adjusted from time to time, (B) the right to be paid the total amounts set forth in the Issuance Advice Letter, (C) the right, title and interest in and to all revenues, collections, claims, payments, money, or proceeds of or arising from the FTA Charges set forth in the Issuance Advice Letter, and (D) all rights to obtain adjustments to the FTA Charges pursuant to the Financing Order; and (iii) the holders of the Transition Property are entitled to recover the Transition Costs described in the Financing Order or the Issuance Advice Letter in the aggregate amount equal to the principal amount of the Notes and the Certificates, all interest thereon, the Overcollateralization Amount (as such term is defined in the Servicing Agreement) relating to the Notes and all related fees, costs and expenses in respect of the Notes and the Certificates until they have been paid in full;
(g) the Seller is a corporation duly organized and in good standing under the laws of the State of California, with power and authority to own its properties and conduct its business as currently owned or conducted and to execute, deliver and perform the terms of the Sale Agreement; (h) the execution, delivery and performance of the Sale Agreement have been duly authorized by the Seller by all necessary corporate action; (i) the Sale Agreement constitutes a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms; (j) the consummation of the transactions contemplated by the Sale Agreement do not conflict with the Seller's articles of incorporation or bylaws or any material agreement to which the Seller is a party or bound, result in the creation or imposition of any lien upon the Seller's properties or violate any law or any order, rule or regulation applicable to the Seller; (k) no governmental approvals, authorizations or filings are required for the Seller to execute, deliver and perform its obligations under the Sale Agreement except those which have previously been obtained or made; and (l) except as disclosed to the Note Issuer, no court or administrative proceeding or investigation is pending or, to the Seller's knowledge, threatened (i) asserting the invalidity of, or seeking to prevent the consummation of the transactions contemplated by, the Sale Agreement, the Note Indenture, the Trust Agreement or any of the other Basic Documents, (ii) seeking a determination that might materially and adversely affect the performance by the Seller of its obligations thereunder, or (iii) which might adversely affect the federal or state income tax attributes of the Notes or the Certificates.

  In the event of a breach by the Seller of any representation specified in clause (d) or clause (f) above that has a material adverse effect on the Certificateholders, the Seller shall be obligated to repurchase the Transition Property from the Note Issuer at a purchase price equal to the outstanding principal amount of the Notes and all accrued and unpaid interest thereon as of the date that is five Certificate Business Days after the repurchase date (the "Repurchase Price"); provided, however, that the Seller shall not be obligated to repurchase the Transition Property if (A) within 90 days after the date of the occurrence thereof such breach is cured or the Seller takes remedial action such that there is not and will not be a material adverse effect on the Certificateholders as a result of such breach and (B) the Seller either (i) if the Seller had, immediately prior to the breach, a long term debt rating of at least "BBB-" or the equivalent by each of the Rating Agencies, enters into a binding agreement with the Note Issuer to pay any amounts necessary so that all interest payments due on the Notes during such 90-day period will be paid in full, or (ii) if the Seller does not have such long term debt ratings, deposits, within two business days of such breach, an amount in escrow with the Note Trustee sufficient to pay all interest payments, taking into account amounts available in the Collection Account, which will become due on the Notes during such 90-day period. Such escrowed amounts will be used by the Note Trustee to make such interest payments if there are not sufficient funds otherwise available therefor. The Sale Agreement will provide that any change in law by legislative enactment, constitutional amendment or voter initiative that renders any of the foregoing representations untrue would not constitute a breach under the Sale Agreement.

  In the event of a breach by the Seller of any other representation or warranty specified in clauses (b), (c), (g), (h), (i) or (j) above, if within 30 days after the Seller receives written notice from the Note Trustee or the Certificate Trustee or otherwise becomes aware of such breach, such breach has not been cured and the Seller has not taken remedial action such that there is not and will not be a material adverse effect on the Certificateholders as a result of such breach, then the Seller shall be required to repurchase the Transition Property for the Repurchase Price. Upon the payment by the Seller of the Repurchase Price, no person shall have any other claims, rights or remedies against the Seller for a breach of the foregoing representations and warranties. In the event of a breach of any other representation or warranty of the Seller specified above, the Seller shall be required to indemnify, defend and hold harmless the Note Issuer, the Trust, the Noteholders, the Note Trustee, the Delaware Trustee, the Certificate Trustee, the Certificateholders, the California State Treasurer's Office, as agent for sale (the "STO"), and the Infrastructure Bank against any costs, expenses, losses, claims, damages and liabilities incurred as a result of such breach. The Seller will also agree to take any legal or administrative action, including defending against or instituting and pursuing legal actions, as may be reasonably necessary to protect the Note Issuer and the Certificateholders from claims, state actions or other actions or proceedings of third parties which, if successfully pursued, would result in a breach of any representation described above.

     CERTAIN DISTRIBUTION, WEIGHTED AVERAGE LIFE AND YIELD CONSIDERATIONS

  The rate of principal distributions on each Class of Certificates, the aggregate amount of each interest distribution on each Class of Certificates and the actual maturity date of each Class of Certificates will be related to the rate and timing of receipt of FTA Collections. Accelerated receipts of FTA Collections will not result in principal distributions on the Certificates earlier than the related Scheduled Final Distribution Dates since receipts in excess of the amounts necessary to amortize the Certificates in accordance with the applicable Expected Amortization Schedule will be deposited in the Reserve Subaccount for distribution in accordance with such schedule. However, delayed receipts of FTA Collections may result in principal distributions on the Certificates that occur later than the related Scheduled Final Distribution Dates.

  The actual distributions on each date for each Class of Certificates and the weighted average life thereof will be affected primarily by the rate of FTA Collections and the timing of receipt of such FTA Collections, as well as amounts available in the Reserve Subaccount, the Overcollateralization Subaccount and the Capital Subaccount. Since each FTA Charge will consist of a charge per kilowatt hour of usage by the applicable class of Customers, the aggregate amount of FTA Collections and the rate of principal amortization on the Certificates will depend, in part, on actual energy usage by Customers and the rate of delinquencies and write-offs. Although the amounts of the FTA Charges will be adjusted from time to time based in part on the actual rate of FTA Collections, no assurances are given that the Servicer will be able to forecast accurately actual electricity usage and the rate of delinquencies and write-offs or implement adjustments to the FTA Charges that will cause FTA Collections to be received at any particular rate. See "Risk Factors--Unusual Nature of the Transition Property" and "Description of the Transition Property--Adjustment to the FTA Charges--Reliance on FTA Adjustments" herein. If FTA Collections are received at a slower rate than expected, a Certificate may be retired later than expected. Because principal will only be distributed at a rate not faster than that contemplated in the Expected Amortization Schedules, except in the event of an early redemption or the acceleration of the maturity of the Certificates after an Event of Default, the Certificates are not expected to mature earlier than scheduled. A distribution on a date that is earlier than forecasted will result in a shorter weighted average life, and a distribution on a date that is later than forecasted will result in a longer weighted average life. In addition, if a larger portion of the delayed distributions on the Certificates are received in later years, this will result in a longer weighted average life of the Certificates.

  No assurances are given that the representations made herein and in the Prospectus Supplement as to the particular factors that will affect the rate of FTA Collections, the relative importance of such factors, the percentage of the principal balance of the Certificates that will be distributed as of any date or the overall rate of FTA Collections will be realized.

  In addition, the Note Issuer has the option to redeem all of the outstanding Notes of any Series on any Payment Date if, after giving effect to payments that would otherwise be made on such date, the outstanding principal balance of such Series of Notes has been reduced to less than five percent of the initial principal balance thereof. Redemption of a Series of Notes will require the Certificate Trustee to redeem the related Series of Certificates. Redemption will cause such Certificates to be retired earlier than would otherwise be expected and may adversely affect the yield to maturity of the Certificates. There can be no assurance as to whether the Note Issuer will exercise the option to redeem any Series of Notes, or as to whether Certificateholders will be able to receive an equally attractive rate of return upon reinvestment of the proceeds resulting from any such redemption.

                                   THE TRUST

  The Trust will be specifically created for the purpose of acquiring the Notes. The Trust will be formed under the laws of the State of Delaware pursuant to the Trust Agreement to be entered into among the Infrastructure Bank, the Delaware Trustee and the Certificate Trustee, each such trustee not in its individual capacity but acting as trustee on behalf of the holders of the Certificates. The Trust will not be an agency or instrumentality of the State of California. The Trust will have no assets other than the Notes and the Trust's rights under any Swap Agreement. The Trust Agreement will not permit the Trust to engage in any activities other than holding such assets, issuing the Certificates, acting as paying agent and engaging in certain other activities related thereto.

  Each Class of Certificates offered hereby will represent a fractional undivided beneficial interest in the corresponding Class of Notes, including all monies due and to become due under such corresponding Class of Notes, and will represent the right to receive a portion of the payments of principal of and interest on the corresponding Class of Notes, together with payments pursuant to any related Swap Agreement. See "Description of the Certificates-- Payments and Distributions" herein.

  The Fee and Indemnity Agreement among the Note Issuer, the Note Trustee, the Infrastructure Bank, the Delaware Trustee and the Certificate Trustee (the "Fee Agreement") will provide that the Note Issuer will pay the Delaware Trustee's and the Certificate Trustee's fees and expenses. The Fee Agreement will further provide that the Delaware Trustee, the Certificate Trustee, the STO and the Infrastructure Bank will be entitled to indemnification by the Note Issuer for, and will be held harmless against, any loss, liability or expense incurred by the Delaware Trustee, the Certificate Trustee, the STO and the Infrastructure Bank, as applicable, arising from the issuance of the Certificates and any ongoing responsibilities associated therewith (other than through such party's own wilful misconduct, bad faith or negligence or by reason of a breach of any of its representations or warranties set forth in the Trust Agreement).

  The fiscal year of the Trust will be the calendar year.

  The Trust will be formed shortly prior to the first offering of Certificates as a special purpose Delaware business trust and, as of the date of this Prospectus, has not carried on any business activities and has no operating history. Because the Trust does not have any operating history, this Prospectus does not include any financial statements or related information for the Trust.

                            THE INFRASTRUCTURE BANK

  The Infrastructure Bank is a public body organized within the government of the State of California and created pursuant to the Bergeson-Peace Infrastructure and Economic Development Bank Act, codified at 63000 et seq. of the California Government Code, as amended (the "Act"). The Infrastructure Bank is governed, and its corporate powers are exercised, by a Board of Directors consisting of the State Director of Finance, the State Treasurer and the State Secretary of Trade and Commerce.

  Pursuant to the Act and the Statute, the Infrastructure Bank may authorize a "special purpose trust" created by the Bank to issue "rate reduction bonds" and to purchase with the proceeds of such "rate reduction bonds" notes issued by the Utilities or their affiliates secured by Transition Property. For the purposes of the Act and the Statute, the Trust will constitute a "special purpose trust" and each Series of Certificates issued by the Trust will constitute "rate reduction bonds" entitled to all of the benefits under the Statute.

  Pursuant to resolutions duly adopted by the Infrastructure Bank, the Infrastructure Bank, at or before the delivery of any Series or Class of Certificates, has made or will make certain findings, determinations and approvals with respect to such Certificates, as required by the Act and Statute. The validity of any such resolutions may be subject to challenge under applicable law for 60 days. At the Closing Date for any Series or Class of Certificates, the General Counsel to the Infrastructure Bank will issue an opinion to the effect that such resolutions have been duly and validly adopted by the Infrastructure Bank, and that such resolutions are in full force and effect.

  Pursuant to the Act, the Infrastructure Bank has no authority to alter or modify any term or condition related to the Transition Costs or the Transition Property as set forth in the Financing Order, and has no authority over any matter that is subject to the approval of the CPUC.

  The Certificates do not represent an interest in or obligation of the State of California, the Infrastructure Bank, any other governmental agency or instrumentality or the Seller or any of its affiliates. None of the Certificates, the Notes or the underlying Transition Property will be guaranteed or insured by the State of California, the Infrastructure Bank, the Trust or any other governmental agency or instrumentality, or by the Seller or any of its affiliates. None of such entities will have any obligations in respect of the Certificates, except as expressly set forth herein or in the related Prospectus Supplement.

  Neither the full faith and credit nor the taxing power of the State of California or any agency or instrumentality thereof is pledged to the distributions of principal of, or interest on, the Certificates or the Notes or to the payments in respect of the Transition Property.

                                THE NOTE ISSUER

  The Note Issuer is a special purpose, single member limited liability company organized under the laws of the State of Delaware. The Seller is the sole member of the Note Issuer. The principal executive office of the Note Issuer is located at 245 Market Street, Room 424, San Francisco, California 94105. Its mailing address is Mail Code N4E, P.O. Box 770000, San Francisco, CA 94177 and its phone number is (415) 972-5467. The Note Issuer was organized for the limited purpose of holding and servicing the Transition Property and issuing Notes secured by the Transition Property and the other Note Collateral and related activities, and is restricted by its organizational documents from engaging in other activities. The assets of the Note Issuer will consist primarily of the Transition Property and the other Note Collateral, including a portion of the capital contributed by PG&E as described under "Description of the Notes--Capital Subaccount." In addition, the Note Issuer's organizational documents require it to operate in a manner such that it should not be consolidated in the bankruptcy estate of PG&E in the event PG&E becomes subject to such a proceeding.

  The Note Issuer is a recently formed special purpose limited liability company and, as of the date of this Prospectus, has not carried on any business activities and has no operating history. Audited financial statements of the Note Issuer are included as an exhibit to this Prospectus.

OFFICERS AND DIRECTORS

  The following is a list of the principal officers and directors of the Note Issuer. All officers have served in the capacities set forth below since July 2, 1997, and all directors have served in such capacity since November 7, 1997. The officers and directors will devote such time as is necessary to the affairs of the Note Issuer. The Note Issuer will have sufficient officers, directors and employees to carry on its business.

      NAME                                            AGE         TITLE
      ----                                            ---         -----
      Kent M. Harvey.................................  39 President and Director
      Gabriel B. Togneri.............................  44 Treasurer and Director
      Walter S. Levison..............................  62 Director
      Christopher P. Johns...........................  37 Controller
      Leslie H. Everett..............................  46 Corporate Secretary

  Kent M. Harvey is President and a director of the Note Issuer. Mr. Harvey has served as Senior Vice President and Chief Financial Officer of PG&E since 1997 and Treasurer of PG&E since 1993.

  Gabriel B. Togneri is Treasurer and a director of the Note Issuer. Mr. Togneri has served as Assistant Treasurer of PG&E since 1994, and prior thereto was Manager of Financial Planning and Analysis of PG&E, a position he had held since 1989.

  Walter S. Levison is the independent director of the Note Issuer. Mr. Levison has served in that capacity since November 7, 1997. Mr. Levison served as Vice President of Dodge & Cox Investment Managers from 1985 until his retirement in 1996.

  Christopher P. Johns is Controller of the Note Issuer. Mr. Johns has served as Vice President and Controller of PG&E since 1996 and as Vice President and Controller of PG&E Corporation, the parent of PG&E, since 1997. Prior to that time, Mr. Johns served in various accounting capacities with KPMG Peat Marwick, an accounting and audit firm, from 1988.

  Leslie H. Everett is Corporate Secretary of the Note Issuer. Ms. Everett has served as Vice President of PG&E since 1996 and Corporate Secretary of PG&E since 1993.

  No compensation has been paid by the Note Issuer to any officer or director of the Note Issuer since the Note Issuer was formed. The officers and directors of the Note Issuer, other than the independent director, will not be compensated by the Note Issuer for their services on behalf of the Note Issuer. The compensation of the independent director of the Note Issuer is $5,000 annually and $500 per meeting, payable quarterly in arrears. Each officer serves in such capacity at the discretion of the Note Issuer's Board of Directors. PG&E is an affiliate of the Note Issuer. The Note Issuer's organizational documents limit, to the extent permitted by Delaware law, the personal liability of each officer and director of the Note Issuer to the Note Issuer for monetary damages resulting from breaches of such officer's or director's duty of care. The Note Issuer's organizational documents provide that officers and directors of the Note Issuer shall be indemnified against liabilities incurred in connection with their services on behalf of the Note Issuer, including liabilities under applicable securities laws.

                            THE SELLER AND SERVICER

GENERAL

  The Seller is engaged in the business of generating, transmitting and distributing electric power to residential, commercial, industrial and agricultural customers within its electric service territory. PG&E's electric service territory currently consists of approximately 70,000 square miles throughout Northern and Central California with an estimated population of 13 million, and includes all or portions of 48 of California's 58 counties. During 1996, PG&E provided a total of 73,181 million kilowatt-hours of electricity to 4.46 million customers, including 32,440 million kilowatt-hours of electricity provided to its approximately 4.26 million Residential Customers and Small Commercial Customers.

  As an investor-owned electric utility, the Seller is regulated by the CPUC and the FERC.

PG&E CUSTOMER BASE AND ELECTRIC ENERGY CONSUMPTION

  PG&E's customer base is divided into several categories, including the residential and small commercial categories covered by the Statute. Residential Customers use electricity for lighting, operating household appliances and other domestic purposes. The primary factor influencing the number of Residential Customers is the number of housing starts, which is a measure of the strength of the economy. The primary factors influencing short-term energy consumption are weather and electricity prices. Long-term factors would include the availability of more energy efficient appliances, new energy consuming technologies and the customer s ability to acquire these new products. Small Commercial Customers use electricity for lighting, operating appliances and operating equipment in office and retail settings. The primary factor influencing the number of Small Commercial Customers is commercial employment, which is also a measure of the strength of the economy. The factors influencing the energy consumption of a Small Commercial Customer would include those of the Residential Customers, but would also include the level of business activity associated with the particular Small Commercial Customer. The table below sets forth the number of customers, electric energy consumption and billed revenues for the two categories.

                       CUSTOMERS AND ENERGY CONSUMPTION

                             1992       1993       1994       1995       1996
                          ---------- ---------- ---------- ---------- ----------
Average Number of
Customers
 Residential............   3,708,374  3,748,831  3,788,044  3,825,413  3,874,223
 Small Commercial.......     390,885    380,451    381,482    383,574    386,800
                          ---------- ---------- ---------- ---------- ----------
  Total.................   4,099,259  4,129,282  4,169,526  4,208,987  4,261,023
Energy Consumption (GWh)
 Residential............      23,664     24,111     24,326     24,391     25,458
 Small Commercial.......       6,709      6,387      6,450      6,657      6,982
                          ---------- ---------- ---------- ---------- ----------
  Total.................      30,373     30,498     30,776     31,048     32,440
Billed Revenues ($000s)
 Residential............  $2,790,605 $2,952,893 $2,980,966 $2,979,590 $3,033,612
 Small Commercial.......     934,749    888,759    879,425    896,486    873,410
                          ---------- ---------- ---------- ---------- ----------
  Total.................  $3,725,354 $3,841,652 $3,860,391 $3,876,076 $3,907,022

FORECASTING CONSUMPTION

  PG&E has developed sales and load forecasts since the company's inception. The only things that have changed over the years have been the length of the forecast horizon and the methods of forecasting. Sales forecasts have always had a short horizon since they are used for rate making and budgeting purposes. Load forecast horizons have varied over the years, depending on the lead time necessary to construct new resources. In the early years, the horizon was as short as four or five years, but since then it has been twelve to twenty years. Forecasts developed in the early years used simple trending techniques. Forecasts produced more recently have been done using more sophisticated statistical techniques. These models produce quarterly estimates, which are then spread to the months using recorded monthly sales data as allocation factors.

  PG&E's electric sales forecast was last updated in January 1997 and is based on a combination of short-term and long-term forecasting models. The short-term forecasting models are econometric models used to project sales for the first two years after the base year. PG&E develops econometric models to forecast electric sales for the classes of Residential Customers and small light and power customers (which represent approximately 95% of the Small Commercial Customers). These forecasts also will be used in calculating the FTA Charges for any given period, in order to determine the revenue required (in the form of FTA Payments) to meet the Expected Amortization Schedules.

  The long-term models are used to forecast sales for years three through twenty after the base year. They are end-use models as required by the California Energy Commission's Common Forecasting Methodology process. Such models explicitly forecast energy consumption by end-uses such as lighting and heating.

  For the residential sector, energy consumption is the product of the total number of households in the PG&E service area, average appliance saturations, and average unit energy consumption by end-use. Adjustments for additional conservation savings and appliance utilization are also accounted for in the model.

  For the small commercial sector, energy consumption is the product of floor space (organized by building type and climate area), average end-use equipment saturation and average unit energy consumption by end-use. Equipment replacement rates and efficiency rates of new equipment are accounted for in the calculations. Adjustments for additional conservation savings and equipment utilization are also accounted for in the model.

  The short- and long-term models have been in use for more than twenty years and have undergone extensive review by the CPUC and the California Energy Commission, respectively. Each year PG&E updates these models with the most recent recorded data, and conducts testing to ensure that model statistics meet the highest standards possible.

  PG&E utilizes DRI/McGraw Hill ("DRI") to produce economic and demographic forecasts. The most recent DRI regional economic forecast (September 1996) was used to drive PG&E's electric sales forecast of both the short-term and long-term models of the residential, small light and power, and medium light and power sectors.

  The forecasted weather related drivers assume normal weather conditions. Normal weather conditions imply a twenty year average for such weather drivers as heating and cooling degree days.

FORECAST VARIANCE

  PG&E conducts sales forecast variance analyses on a regular basis to monitor how well forecasts track recorded consumption. This is important for short-term resource procurement functions as well as budgeting and financial reporting.

  Since PG&E updates its forecast on an annual basis, the table below shows annual variance for forecasts prepared for one year in the future. For example, the annual 1992 variance is based on a forecast prepared in 1991. With the exception of 1996, PG&E has over-forecasted the energy consumption of these customers. The variances for the Aggregate Combined Classes, which consists of both the Residential and the Small Light and Power classes, range, from a low of 1.09% to a high of 3.37% in absolute terms.

                           ANNUAL FORECAST VARIANCES

                                  1992    1993    1994    1995    1996
                                 ------  ------  ------  ------  ------
Residential:
 Forecast (1)................... 23,957  24,151  24,171  24,845  24,946
 Actual (1)..................... 23,664  24,111  24,326  24,391  25,458
 Variance.......................  -1.24%  -0.17%   0.64%  -1.86%   2.01%
Small Light and Power (2):
 Forecast (1)...................  7,306   6,796   6,697   6,458   6,464
 Actual (1).....................  6,579   6,179   6,208   6,410   6,717
 Variance....................... -11.05%  -9.99%  -7.88%  -0.75%   3.77%
Aggregate Combined Classes:
 Forecast (1)................... 31,263  30,947  30,868  31,303  31,410
 Actual (1)..................... 30,243  30,290  30,534  30,801  32,175
 Variance.......................  -3.37%  -2.17%  -1.09%  -1.63%   2.38%

--------
(1) In GigaWatt hours.
(2) The Servicer has not historically prepared separate forecasts for the Small Commercial Customers. However, the small light and power class of customers represents approximately 95% of the Small Commercial Customers. Accordingly, the Note Issuer believes that the figures relating to the small light and power class of customers is indicative of the Servicer's forecasting history with respect to the Small Commercial Customers.

  During the last five years, no discernible trend is apparent with respect to the historical forecast variance relating to the Residential Customers or the Aggregate Combined Classes. The variance for the Residential Customer class has ranged from a 1.86% overestimate of usage to a 2.01% underestimate of usage, with an average 0.12% overestimate of usage. The variance for the Aggregate Combined Classes has ranged from a 3.37% overestimate of usage to a 2.38% underestimate of usage, with an average 1.18% overestimate of usage. With respect to the historical forecast variances relating to the small light and power class of customers, which comprise the majority of the Small Commercial Customers, there has been a trend towards significant improvement in forecasting in recent years. During the early 1990's, a significant number of customers were reclassified into classes other than the small light and power class of customers, resulting in significant overestimates of usage relating to such class.

CREDIT POLICY; BILLING; COLLECTIONS; RESTORATION OF SERVICE

  CREDIT POLICY

  PG&E is obligated to provide service to all customers under California law. PG&E relies on the information provided by the customer and its customer information system audits to indicate whether the customer has been previously served by PG&E.

  Certain accounts are secured with deposits or guarantees to reduce losses. Since the vast majority of customers pay their bills within the allotted time, it is not necessary to require deposits from all customers. Specific criteria have been developed for establishing credit. These criteria are based on such factors as prior service, property ownership, or providing an acceptable guarantor.

  As a rule, Residential Customers may establish credit by depositing cash equal to twice the average monthly bill or furnishing a satisfactory guarantor. Deposits or guarantees may not be required if the applicant has been a PG&E customer during the past two years, and (a) the applicant has not had more than two past-due billings during the last 12 consecutive months, (b) the applicant has paid all bills for domestic service previously supplied to the applicant and has proof of payment, or (c) the applicant's credit is otherwise established to the satisfaction of PG&E. Credit that is "established to the satisfaction of PG&E" is a broad category that includes options such as acceptable payment records with other utilities, credit scoring, and other factors that would establish creditworthiness.

  Small Commercial Customers may establish credit by depositing cash equal to twice the maximum monthly bills, owning substantial equity in the location to be served, furnishing a satisfactory guarantor, or otherwise establishing credit to the satisfaction of PG&E.

  Deposits or guarantees may not be required if the applicant has been a PG&E customer during the past two years with like service, during the past 12 consecutive months of that prior service has not had more than two past due bills, the billing for the previous service was equal to at least 50 percent of that estimated for the new service, and the customer has paid all prior PG&E bills.

  PG&E may change its credit policies and procedures from time to time. It is expected that any such changes would be designed to enhance PG&E's ability to make timely recovery of amounts billed to customers.

  BILLING PROCESS

  PG&E bills its customers once every 27 to 33 days, with approximately an equal number of bills being distributed each Servicer Business Day. Any day other than a Saturday, a Sunday or a day on which the Servicer's offices are not open for business is a "Servicer Business Day." For the year ending December 31, 1996, PG&E mailed out an average of 235,000 bills on each Servicer Business Day to customers in its various customer categories.

  For accounts with potential billing errors exception reports are generated for manual review. This review examines accounts that have abnormally high or low bills, potential meter-reading errors and possible meter malfunctions.

  PG&E may change its billing policies and procedures from time to time. It is expected that any such changes would be designed to enhance PG&E's ability to make timely recovery of amounts billed to customers.

  COLLECTION PROCESS

  PG&E receives approximately 68 percent of total bill payments via the U.S. mail. Approximately 17 percent of bill payments are received at local offices, and 8 percent are received at local pay stations. PG&E receives the remainder of payments via automatic payment service, electronic funds transfer, credit card payments and electronic data interchange.

  Two days after the meter is scheduled to be read, bills are processed and mailed to customers. Bills are due on presentation, and are considered past due after 15 calendar days for small commercial accounts, and after 19 days for residential accounts. Timing and collection follow-up is based on customer type, as follows.

  For Residential Customers, a reminder notice is sent to Residential Customers if payment has not been received at the time of the second month's billing. Eight days after the reminder notice bill is issued, a fifteen-day notice is mailed directly to the customer if the account has a prior balance. Ten workdays after the fifteen-day notice is sent, a 48-hour notice is mailed, notifying the customer that service is scheduled to be shut off if payment is not received within 48 hours. A telephone contact, or reasonable attempt at making telephone contact, is also required to all residential customers prior to service shut off.

  For Small Commercial Customers, thirteen Servicer Business Days after the first billing, a seven-day notice is mailed directly to Small Commercial Customers. A 24-hour notice, although not required, is often given to notify Small Commercial Customers that shut-off is scheduled.

  For both Residential and Small Commercial Customers, a closing bill including all unpaid amounts is generally issued within three to ten days of service termination. Unpaid closed accounts are written-off six months after the closing bill is issued.

  PG&E may change its collection policies and procedures from time to time. It is expected that any such changes would be designed to enhance PG&E's ability to make timely recovery of amounts billed to customers.

  RESTORATION OF SERVICE

  Before restoring service that has been shut-off for non-payment, PG&E has the right to require the payment of all of the following charges: (i) the total amount owing on an account including any past-due balance, the current billing, and a credit deposit, if requested; (ii) any miscellaneous charges associated with the reconnection of service (i.e., reconnection charges, field collection charges, and/or returned check charges); (iii) any charges assessed for unusual costs incidental to the termination or restoration of service which have resulted from the customer's action or negligence; and (iv) any unpaid closing bills from other accounts in the name of the customer of record.

  PG&E may change its restoration of service policies and procedures from time to time. It is expected that any such changes would be designed to enhance PG&E's ability to make timely recovery of amounts billed to customers.

LOSS AND DELINQUENCY EXPERIENCE

  The following table sets forth information relating to the total billed revenues and write-off experience of PG&E for (i) residential and (ii) commercial, industrial and agricultural customers for the first seven months of 1997 and each of the five preceding years. Such historical information, as well as the delinquency information that follows, is presented herein because PG&E's actual experience with respect to write-offs and delinquencies may affect the timing of FTA Payments.

                     TOTAL GAS & ELECTRIC BILLED REVENUES

                                                                                                       JAN.-JULY
                               1992           1993           1994           1995           1996           1997
                          -------------- -------------- -------------- -------------- -------------- --------------
Residential.............  $3,883,024,170 $4,105,456,235 $4,251,147,446 $4,186,692,646 $4,144,856,090 $2,507,354,821
Commercial, Industrial &
 Agricultural (1).......   5,865,106,178  5,787,993,498  5,484,670,968  5,458,124,905  5,089,201,197  2,990,295,732
                          -------------- -------------- -------------- -------------- -------------- --------------
Total...................  $9,748,130,348 $9,893,449,733 $9,735,818,414 $9,644,817,551 $9,234,057,287 $5,497,650,553

                      NET GAS AND ELECTRIC WRITE-OFFS (2)

                                                                                                       JAN.-JULY
                               1992           1993           1994           1995           1996           1997
                          -------------- -------------- -------------- -------------- -------------- --------------
Residential.............  $   20,235,760 $   22,362,116 $   25,064,904 $   33,358,262 $   26,726,988     10,502,641
Commercial, Industrial &
 Agricultural (1).......       7,483,259      7,027,293      9,078,783     10,393,267      7,524,792      3,563,344
                          -------------- -------------- -------------- -------------- -------------- --------------
Total...................  $   27,719,019 $   29,389,409 $   34,143,687 $   43,751,529 $   34,251,780 $   14,065,985

             NET WRITE-OFFS AS A PERCENTAGE OF BILLED REVENUE (2)

                                                                          JAN.-
                                                                          JULY
                                            1992  1993  1994  1995  1996  1997
                                            ----  ----  ----  ----  ----  -----
Residential................................ 0.52% 0.54% 0.59% 0.80% 0.64% 0.42%
Commercial, Industrial & Agricultural (1).. 0.13% 0.12% 0.17% 0.19% 0.15% 0.12%
Aggregate Combined Classes................. 0.28% 0.30% 0.35% 0.45% 0.37% 0.26%

--------
(1) PG&E has not historically maintained separate information regarding write-offs for the Small Commercial Customers. Revenues for Small Commercial Customers constituted approximately 20% of revenues for the commercial, industrial and agricultural class of electricity consumers in 1996. Since the composition of the Small Commercial Customers class differs from the composition of the commercial, industrial and agricultural class, the write-off experience of the larger class may not be indicative of the write-off experience of the Small Commercial Customers class.
(2) Net write-offs include any amounts recovered by PG&E from deposits, bankruptcy proceedings and payments received after an account has been closed.

  Slight historical trends towards increased net write-offs are apparent with respect to both the Residential Customers and the commercial, industrial and agricultural users. However, the trend in historical net write-offs continues to be statistically insignificant.

DELINQUENCIES

  The following table sets forth information relating to the delinquency experience of PG&E for (i) residential and (ii) commercial, industrial and agricultural customers for the first seven months of 1997 and each of the five preceding years:

 RESIDENTIAL AND COMMERCIAL, INDUSTRIAL AND AGRICULTURAL DELINQUENCY DATA (1)

                                                                         JAN.-
                                                                         JULY
                                           1992  1993  1994  1995  1996  1997
                                           ----  ----  ----  ----  ----  -----
Residential:
Percent of Billed Revenue
Not Collected Within:
0-30 days................................. 38.0% 39.0% 42.0% 44.0% 34.0% 38.0%
31-60 days................................ 27.8  27.9  30.9  28.2  24.2  26.2
61-90 days................................  7.5   7.8   9.6   9.8   7.9   8.5
                                                                         JAN.-
                                                                         JULY
                                           1992  1993  1994  1995  1996  1997
                                           ----  ----  ----  ----  ----  -----
Commercial, Industrial & Agricultural(2):
Percent of Billed Revenue Not Collected
 Within:
0-30 days................................. 21.0% 23.0% 25.0% 24.0% 20.0% 16.0%
31-60 days................................ 17.3  18.9  18.9  18.0  15.7  12.5
61-90 days................................  2.4   2.8   3.5   3.0   2.1   1.8

--------
(1) Data shows delinquency statistics for combined gas and electric revenues and collections.
(2) PG&E has not historically maintained separate information relating to delinquencies for the Small Commercial Customers. Revenues for Small Commercial Customers constituted approximately 20% of the commercial, industrial and agricultural class of electricity consumers in 1996. Since the composition of the Small Commercial Customers class differs from the composition of the commercial, industrial and agricultural class, the delinquency experience of the larger class may not be indicative of the delinquency experience of the Small Commercial Customers class.

  No discernible trends are apparent with respect to PG&E's delinquency experiences with respect to the Residential Customers and the commercial, industrial and agricultural customers. The Note Issuer does not believe that the delinquency experience with respect to the FTA Payments will differ substantially from the approximate rates indicated above.

                                   SERVICING

SERVICING PROCEDURES

  The Servicer, as agent for the Note Issuer, will manage, service and administer, and make collections in respect of, the Transition Property pursuant to the Servicing Agreement between the Servicer and the Note Issuer. The Servicer's duties will include calculation and billing of all amounts based on the FTA Charges, receipt and posting of all FTA Payments, responding to inquiries of Customers and the CPUC with respect to the Transition Property and the FTA Charges, obtaining usage calculations, accounting for collections and furnishing monthly, quarterly and annual statements to the Note Issuer, the Note Trustee and the Certificate Trustee and taking action in connection with periodic revisions to the FTA Charges as described below.

  Each FTA Charge will be expressed as an amount per kilowatt hour of electricity usage by the applicable Customer, regardless of whether the Customer purchases its electricity from the Servicer or from another electricity provider. The Servicer expects the applicable FTA Charge to be separately identified on each Customer's bill, with an aggregate amount to be paid to the Servicer. Bills are sent to each Customer every 27 to 33 days.

  Any amounts collected by the Servicer that represent partial payments of the total amount billed will be proportionately allocated between the Note Issuer and PG&E based on the portions of the amount billed allocable to the FTA Charge and the total charges due to PG&E. If such amounts are billed and collected by PG&E for an alternative energy service provider pursuant to a consolidated billing arrangement, the total charges due to the alternative energy service provider will also be included in the proportional allocation of any partial payment.

  In addition, the Servicer will agree to take such legal or administrative actions, including defending against or instituting and pursuing legal actions and appearing or testifying in hearings or similar proceedings, as may be reasonably necessary to block or overturn any attempts to cause a repeal, modification or supplement to the Statute or the Financing Order or the rights of holders of Transition Property by legislative enactment, voter initiative or constitutional amendment that would be adverse to Certificateholders. The cost of any such action will be payable from FTA Collections as an expense of the Trust.

SERVICING STANDARDS AND COVENANTS

  The Servicing Agreement will require the Servicer, in servicing and administering the Transition Property, to employ or cause to be employed procedures and exercise the same care it customarily employs and exercises in servicing and administering bill collections for its own account.

  Consistent with the foregoing, the Servicer may in its own discretion waive any late payment charge or any other fee or charge relating to delinquent payments, if any, and may waive, vary or modify any terms of payment of any amounts payable by a Customer, in each case, if such waiver or action (a) would be in accordance with the Servicer's customary practices or those of any successor Servicer with respect to comparable assets that it services for itself, (b) would not materially adversely affect the Certificateholders and
(c) would comply with applicable law. In addition, the Servicer may write off any amounts that it deems uncollectible in accordance with its customary practices.

  In the Servicing Agreement, the Servicer will covenant that, in servicing the Transition Property it will: (a) manage, service, administer and make collections in respect of the Transition Property with reasonable care and in accordance with applicable law, including all applicable guidelines of the CPUC, using the same degree of care and diligence that the Servicer exercises with respect to bill collections for its own account; (b) follow customary standards, policies and procedures for the industry in performing its duties as Servicer; (c) use all reasonable efforts, consistent with its customary servicing procedures, to enforce, and maintain rights in respect of, the Transition Property; (d) comply with all laws applicable to and binding on it relating to the Transition Property; and (e) submit True-Up Mechanism Advice Letters to the CPUC seeking adjustments to the FTA Charges as described herein.

  In the event of a breach by the Servicer of any of these covenants, the Servicer will indemnify, defend and hold harmless the Note Issuer, the Trust, the Noteholders, the Note Trustee, the Certificate Trustee, the Delaware Trustee, the Certificateholders, the STO and the Infrastructure Bank against any costs, expenses, losses, claims, damages and liabilities incurred as a result thereof.

REMITTANCES TO COLLECTION ACCOUNT

  Periodically, the Servicer will prepare a forecast of the percentages of amounts billed in a particular month that are expected to be received during that month and each of the following five months (the "Collections Curve"). For so long as (a) no Servicer Default shall have occurred and be continuing and (b) the Rating Agency Condition shall have been satisfied (and any conditions or limitations imposed by the Rating Agencies in connection therewith are complied with), the Servicer is required to remit FTA Payments expected to have been received during the preceding calendar month, based on the applicable Collections Curve, to the Collection Account on or before the twentieth day of each calendar month (or, if such twentieth day is not a Certificate Business Day, the Certificate Business Day immediately following such twentieth day). The sum of the amounts to be remitted with respect to a particular calendar month during the six months following the beginning of such calendar month based on the Collections Curve is referred to as the "Estimated FTA Payments" herein. Pending remittance to the Collection Account, FTA Payments may be invested by the Servicer at its own risk and for its own benefit, and will not be segregated from funds of the Servicer. If any of the conditions described above are not satisfied, the Servicer will remit to the Collection Account an amount equal to the FTA Payments estimated to have been received on each Servicer Business Day within two Servicer Business Days of such day. The date on which FTA Payments received by the Servicer with respect to the FTA Charges are required to be deposited in the Collection Account is referred to herein as the "Remittance Date."

  On or prior to the Remittance Date in the sixth month following each calendar month, the Servicer will compare actual FTA Payments received with respect to that calendar month (the "Actual FTA Payments") to the Estimated FTA Payments for that calendar month remitted to the Collection Account. If Estimated FTA Payments remitted with respect to a calendar month exceed Actual FTA Payments attributable to such calendar month (such excess, an "Excess Remittance"), the Servicer shall be entitled to either (a) reduce the amount which the Servicer remits to the Collection Account on such Remittance Date by the amount of such Excess Remittance, the amount of such reduction becoming the property of the Servicer or (b) immediately be paid from the Collection Account or any subaccount therein the amount of such Excess Remittance, such payment becoming the property of the Servicer. If Estimated FTA Payments remitted with respect to a calendar month are less than Actual FTA Payments attributable to such calendar month (such deficiency, a "Remittance Shortfall"), the amount which the Servicer remits to the Collection Account on such Remittance Date will be increased by the amount of such Remittance Shortfall, such increase coming from the Servicer's own funds. The Estimated FTA Payments calculated for any Remittance Date shall not be affected by any Excess Remittance or Remittance Shortfall which modifies the actual amount remitted by the Servicer on such Remittance Date.

NO SERVICER ADVANCES

  The Servicer will not make any advances of interest or principal on the Notes.

SERVICING COMPENSATION

  The Servicer will be entitled to receive the Servicing Fee on each Payment Date, in an amount equal to one-fourth of the percent specified in the related Prospectus Supplement of the then outstanding principal amount of the Notes. The Servicing Fee (together with any portion of the Servicing Fee that remains unpaid from prior Payment Dates) will be paid solely to the extent funds are available therefor as described under "Description of the Notes--Allocations; Payments." The Servicing Fee will be paid prior to the distribution of any amounts in respect of interest on and principal of the Notes. The Servicer will be entitled to retain as additional compensation net investment income on FTA Payments received by the Servicer prior to remittance thereof to the Collection Account and the portion of late fees, if any, paid by Customers relating to the FTA Payments.

AGGREGATORS AND OTHER SUPPLIERS

  As part of the deregulation of the California electric industry described elsewhere herein, there will be an unbundling of generation, transmission, distribution and billing services. A decision of the CPUC allows alternative energy service providers ("ESPs") to provide a consolidated bill to their retail customers covering amounts owed to the ESP for electricity, amounts owed to the Utilities for distribution and other charges, including the applicable FTA Charges.

  The CPUC has determined that if any ESP elects to perform consolidated billing, the ESP must first establish its creditworthiness by either (1) demonstrating that it has a credit rating of "Baa2" or higher from Moody's or "BBB" or higher from S&P, Fitch Investors Service L.P. or Duff & Phelps Credit Rating Co., (2) submitting a credit application to the Servicer for evaluation, with final credit approval granted by the Servicer, or (3) submitting to the Servicer a deposit equal to twice the estimated maximum monthly amount owed to the Servicer.

  Any ESP that provides consolidated billing, including monthly amounts with respect to the FTA Charges, is required to pay the Servicer periodic amounts billed by the Servicer to the ESP, including the FTA Charges, regardless of the ESP's ability to collect such amounts from its Customers. In such event, the collecting ESP will in effect replace the Customer as the obligor with respect to such FTA Charges and the Note Issuer, as the holder of the Transition Property, will have no right to collect such FTA Charges from the Customer. There can be no assurance that each ESP will utilize the same customer credit standards as the Servicer, or that the Servicer will be able to mitigate credit risks relating to ESPs in the same manner in which it mitigates such risks relating to its Customers. The Servicer, on behalf of the
Note Issuer, will pursue any ESP that fails to remit applicable FTA Charges in a manner similar to that in which the Servicer will pursue any failure by a Customer to remit FTA Charges. The Servicer will not have the right to pursue Customers of an ESP that defaults in the payment of FTA Charges. However, the Servicer will have the right to bill and collect FTA Charges and other amounts payable to the Servicer directly from all of the ESP's consolidated billing Customers following certain payment defaults by an ESP. An ESP that has defaulted will nevertheless have the right to elect consolidated billing six months after its default upon the satisfaction of certain conditions. Frequent changes in Customer billing and payment arrangements may result in Customer confusion and the misdirection of payments, which could have the effect of causing delays in distributions to Certificateholders. Neither the Seller nor the Servicer will pay any shortfalls resulting from the failure of any ESPs to forward FTA Payments to PG&E, as Servicer. The true-up adjustment mechanism for the FTA Charges, as well as the collection of the Overcollateralization Amount and the pledge of amounts deposited in the Capital Subaccount, are intended to mitigate this risk relating to the timing of collections and payments. However, delays in distributions to Certificateholders might occur as a result of delays in implementation of the adjustment mechanism.

  In addition, if a substantial number of Customers elect to have their electricity provided by ESPs that provide consolidated billing, the Note Issuer may be relying on a small number of ESPs, rather than a large number of Customers, to remit FTA Charges. In this circumstance, a default in the payment of FTA Charges by a single ESP that provides electricity services to a large number of Customers may adversely affect the timing of payments on the Certificates.

SERVICER REPRESENTATIONS AND WARRANTIES

  In the Servicing Agreement, the Servicer will make representations and warranties to the Note Issuer to the effect, among other things, that: (a) the Servicer is a corporation duly organized and in good standing under the laws of the State of California, with power and authority to own its properties and conduct its business as currently owned or conducted and to execute, deliver and carry out the terms of the Servicing Agreement; (b) the execution, delivery and carrying out of the Servicing Agreement have been duly authorized by the Servicer by all necessary corporate action; (c) the Servicing Agreement constitutes a legal, valid and binding obligation of the Servicer, enforceable against the Servicer in accordance with its terms; (d) the consummation of the transactions contemplated by the Servicing Agreement does not conflict with the Servicer's articles of incorporation or bylaws or any agreement to which the Servicer is a party or bound, result in the creation or imposition of any lien upon the Servicer's properties or violate any law or any order, rule or regulation applicable to the Servicer; (e) the Servicer has all licenses necessary for it to perform its obligations under the Servicing Agreement; (f) no governmental approvals, authorizations or filings are required for the Servicer to execute, deliver and perform its obligations under the Servicing Agreement except those which have previously been obtained or made; and (g) except as disclosed to the Note Issuer, no court or administrative proceeding or investigation is pending or, to the Servicer's knowledge, threatened (i) asserting the invalidity of, or seeking to prevent the consummation of the transactions contemplated by, the Servicing Agreement or (ii) seeking a determination that might materially and adversely affect the performance by the Servicer of its obligations thereunder.

  In the event of a breach by the Servicer of any of its representations and warranties described in the preceding paragraph, the Servicer will indemnify, defend and hold harmless the Note Issuer, the Trust, the Noteholders, the Note Trustee, the Certificate Trustee, the Delaware Trustee, the Certificateholders, the STO and the Infrastructure Bank against any costs, expenses, losses, claims, damages and liabilities incurred as a result thereof.

STATEMENTS BY SERVICER

  On or before each Remittance Date, the Servicer will prepare and furnish to the Note Trustee, the Certificate Trustee, the Infrastructure Bank and the
Note Issuer a statement for the applicable calendar months (the "Monthly Servicer's Certificate") setting forth the aggregate amount of FTA Payments remitted by the Servicer to the Collection Account and the Excess Remittance or the Remittance Shortfall. In addition, the Servicer will prepare, and the Note Trustee will furnish to the Noteholders on each Payment Date the Quarterly Servicer's Certificate described under "Description of the Notes-- Reports to Noteholders." The Servicer will also prepare and the Certificate Trustee will furnish to the Certificateholders on each Payment Date the report described under "Description of the Certificates--Reports to Certificateholders" herein.

EVIDENCE AS TO COMPLIANCE

  The Servicing Agreement will provide that a firm of independent public accountants will furnish to the Note Issuer, the Infrastructure Bank, the Note Trustee and the Certificate Trustee on or before September 30 of each year, beginning September 30, 1998, a statement as to compliance by the Servicer during the preceding twelve months ended June 30 with certain standards relating to the servicing of the Transition Property. This report (the "Annual Accountant's Report") shall state that such firm has performed certain procedures in connection with the Servicer's compliance with the servicing procedures of the Servicing Agreement, identifying the results of such procedures and including any exceptions noted. The Annual Accountant's Report will also indicate that the accounting firm providing such report is independent of the Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

  The Servicing Agreement will also provide for delivery to the Note Issuer, the Infrastructure Bank, the Note Trustee and the Certificate Trustee, on or before September 30 of each year, commencing September 30, 1998, of a certificate signed by an officer of the Servicer stating that the Servicer has fulfilled its obligations under the Servicing Agreement throughout the preceding twelve months ended June 30 (or in the case of the first such certificate, the period from the Closing Date to June 30, 1998) or, if there has been a default in the fulfillment of any such obligation, describing each such default. The Servicer has agreed to give the Note Issuer, the Infrastructure Bank, the Note Trustee and the Certificate Trustee notice of certain Servicer Defaults under the Servicing Agreement.

  Copies of such statements and certificates may be obtained by Certificateholders by a request in writing addressed to the Certificate Trustee.

CERTAIN MATTERS REGARDING THE SERVICER

  The Servicing Agreement will provide that PG&E may not resign from its obligations and duties as Servicer thereunder, except upon either (a) a determination that PG&E's performance of such duties is no longer permissible under applicable law or (b) satisfaction of the Rating Agency Condition and consent of the CPUC. No such resignation will become effective until a successor Servicer has assumed PG&E's servicing obligations and duties under the Servicing Agreement.

  The Servicing Agreement will further provide that neither the Servicer nor any of its directors, officers, employees, and agents will be under any liability to the Note Issuer, the Note Trustee, the Infrastructure Bank, the Trust, the Noteholders, the Delaware Trustee, the Certificate Trustee, the Certificateholders or any other person, except as provided under the Servicing Agreement, for taking any action or for refraining from taking any action pursuant to the Servicing Agreement, or for errors in judgment; provided, however, that neither the Servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. In addition, the Servicing Agreement will provide that the Servicer is under no obligation to appear in, prosecute, or defend any legal action that is not incidental to its servicing responsibilities under the Servicing Agreement and that, in its opinion, may cause it to incur any expense or liability.

  Under the circumstances specified in the Servicing Agreement, any entity into which the Servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the Servicer is a party, or any entity succeeding to the business of the Servicer or, with respect to its obligations as Servicer, which corporation or other entity in each of the foregoing cases assumes the obligations of the Servicer, will be the successor of the Servicer under the Servicing Agreement.

SERVICER DEFAULTS

  "Servicer Defaults" under the Servicing Agreement will include (a) any failure by the Servicer to make any required deposit into the Collection Account, which failure continues unremedied for three Servicer Business Days after written notice from the Note Issuer or the Note Trustee is received by the Servicer or after discovery by the Servicer; (b) any failure by the Servicer or the Seller, as the case may be, duly to observe or perform in any material respect any other covenant or agreement in the Servicing Agreement, the Sale Agreement or any other Basic Document to which it is a party, which failure materially and adversely affects the rights of Noteholders and which continues unremedied for 30 days after the giving of notice of such failure
(i) to the Servicer or the Seller, as the case may be, by the Note Issuer or the Note Trustee or (ii) to the Servicer by holders of Notes evidencing not less than 25 percent in principal amount of the outstanding Notes of all Series; (c) any representation or warranty made by the Servicer in the Servicing Agreement shall prove to have been incorrect when made, which has a material adverse effect on the Note Issuer or the Certificateholders and which material adverse effect continues unremedied for a period of 60 days after the giving of notice to the Servicer by the Note Issuer or the Note Trustee; and
(d) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities, or similar proceedings with respect to the Servicer or the Seller and certain actions by the Servicer or the Seller indicating its insolvency, reorganization pursuant to bankruptcy proceedings, or inability to pay its obligations.

RIGHTS UPON SERVICER DEFAULT

  As long as a Servicer Default under the Servicing Agreement remains unremedied, either the Note Trustee or holders of Notes evidencing not less than 25 percent in principal amount of then outstanding Notes of all Series may terminate all the rights and obligations of the Servicer (other than the Servicer's indemnity obligation) under the Servicing Agreement, whereupon a successor servicer appointed by the Note Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under the Servicing Agreement and will be entitled to similar compensation arrangements. In addition, upon a Servicer Default, each of the following shall be entitled to apply to the CPUC for sequestration and payment of revenues arising with respect to the Transition Property: (1) the Certificateholders and the Certificate Trustee as beneficiary of any statutory lien permitted by the PU Code; (2) the Note Issuer or its assignees; or (3) pledgees or transferees, including transferees under PU Code 844, of the Transition Property. If, however, a bankruptcy trustee or similar official has been appointed for the Servicer, and no Servicer Default other than such appointment has occurred, such trustee or official may have the power to prevent the Note Trustee or the Noteholders from effecting a transfer of servicing. The Note Trustee may appoint, or petition a court of competent jurisdiction for the appointment of, a successor servicer which satisfies criteria specified by the Rating Agencies. The Note Trustee may make such arrangements for compensation to be paid.

WAIVER OF PAST DEFAULTS

  Holders of Notes evidencing at least a majority in principal amount of the then outstanding Notes of all Series, on behalf of all Noteholders, may waive any default by the Servicer in the performance of its obligations under the Servicing Agreement and its consequences, except a default in making any required deposits to the Collection Account in accordance with the Servicing Agreement. The Servicing Agreement provides that no such waiver will impair the Noteholders' rights with respect to subsequent defaults.

SUCCESSOR SERVICER

  If for any reason a third party assumes the role of the Servicer under the Servicing Agreement (in such role, the "Successor Servicer"), the Servicing Agreement will require the Servicer to cooperate with the Note Issuer, the Note Trustee and the Successor Servicer in terminating the Servicer's rights and responsibilities under the Servicing Agreement, including the transfer to the Successor Servicer of all cash amounts then held by the

Servicer for remittance or subsequently acquired. The Servicing Agreement will provide that the Servicer shall be liable for all reasonable costs and expenses incurred in transferring servicing responsibilities to the Successor Servicer. There can be no assurance that the Note Issuer will be able to engage a Successor Servicer if PG&E ceases to act as Servicer for any reason.

  Furthermore, even if the Note Issuer appoints a Successor Servicer, a Successor Servicer may encounter difficulties in collecting FTA Payments and determining appropriate adjustments to FTA Charges. Any Successor Servicer may have less experience than PG&E and less capable systems than those employed by PG&E. In addition, under current law the Successor Servicer may not be able to invoke a remedy of shutting off service to a Customer for nonpayment of the applicable FTA Charge.

AMENDMENT

  The Servicing Agreement may be amended by the parties thereto, without the consent of the Noteholders (or, accordingly, the Certificateholders), but with the consent of the Note Trustee, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of that agreement or of modifying in any manner the rights of the Noteholders (or, accordingly, the Certificateholders), provided that such action will not, as certified in a certificate of an officer of the Servicer delivered to the Note Trustee and the Note Issuer, materially and adversely affect the interest of any Noteholder (or, accordingly, any Certificateholder). The Servicing Agreement may also be amended by the Servicer and the Note Issuer with the consent of the Note Trustee and the holders of Notes evidencing at least a majority in principal amount of the then outstanding Notes of all Series and Classes for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders; provided, however, that no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, FTA Collections or (ii) reduce the aforesaid percentage of the Notes the holders of which are required to consent to any such amendment, without the consent of the holders of all the outstanding Notes.

TERMINATION

  The obligations of the Servicer and the Note Issuer pursuant to the Servicing Agreement will terminate upon the payment to the Noteholders and corresponding distribution to the Certificateholders of all amounts required to be paid or distributed to them pursuant to the Servicing Agreement, the Notes, the Note Indenture, the Certificates and the Trust Agreement.

                           DESCRIPTION OF THE NOTES

  The Notes of any Class will be issued by the Note Issuer to the Trust (as such, the "Noteholder") pursuant to the terms of an Indenture (the "Note Indenture") between the Note Issuer and the Note Trustee, in a principal amount equal to the initial aggregate principal amount of the related Class of Certificates. The following summary describes the material terms and provisions of the Note Indenture. The particular terms of the Notes of any Class will be established in a supplement to the Note Indenture and the material terms thereof will be described in the Prospectus Supplement for the related Series of Certificates. This summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the terms and provisions of the Note Indenture and related supplements thereto, forms of which are filed as exhibits to the Registration Statement.

GENERAL

  The Notes may be issued in one or more Series, any one or more of which may be comprised of one or more Classes. All Notes of the same Series will be identical in all respects except for the denominations thereof, unless such Series is comprised of more than one Class, in which case all Notes of the same Class will be identical in all respects except for the denominations thereof.

  The Prospectus Supplement for a Series of Certificates will describe the following terms of the related Series of Notes and, if applicable, the Classes thereof: (a) the designation of the Series and, if applicable, the Classes thereof, (b) the principal amount, (c) the annual rate at which interest accrues (the "Note Interest Rate"), (d) the Payment Dates, (e) the scheduled maturity date (the "Scheduled Maturity Date"), (f) the final termination date of the Series (the "Final Maturity Date"), (g) the issuance date of the Series (the "Series Issuance Date"), (h) the place or places for the payment of principal, (i) the authorized denominations, (j) the provisions for optional redemption by the Note Issuer, (k) the Expected Amortization Schedule for principal of such Series and, if applicable, the Classes thereof, (l) the FTA Charges as of the date of issuance of such Series of Notes, and the portion of the FTA Charges attributable to such Series of Notes and (m) any other terms of such Class that are not inconsistent with the provisions of the Notes and that will not result in any Rating Agency reducing or withdrawing its then current rating of any outstanding Class of Notes or Certificates (the notification in writing by each Rating Agency to the Seller, the Servicer, the Note Trustee and the Note Issuer that any action will not result in such a reduction or withdrawal is referred to herein as the "Rating Agency Condition").

SECURITY

  To secure the payment of principal of and interest on the Notes, the Note Issuer will grant to the Note Trustee a security interest in all of the Note Issuer's right, title and interest in and to (a) all of the Transition Property and all proceeds thereof, (b) the Sale Agreement, (c) the Servicing Agreement, (d) the Collection Account and all amounts or investment property on deposit therein or credited thereto from time to time, (e) all other property of whatever kind owned from time to time by the Note Issuer, which such other property is expected to be relatively small, (f) all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing and all payments on or under the foregoing and (g) all proceeds in respect of any or all of the foregoing; provided, however, that
(1) the cash contributed to the Note Issuer by the Seller which is not held in the Capital Subaccount, including cash that has been released to the Note Issuer following retirement of a related Series of Certificates, (2) net investment earnings which have been released to the Note Issuer by the Note Trustee pursuant to the terms of the Indenture and (3) the Overcollateralization Amount with respect to a Series of Certificates that has been released to the Note Issuer following retirement of such Series will not be covered by the foregoing security interest. The foregoing assets to which the Note Issuer will grant the Note Trustee a security interest are referred to collectively as the "Note Collateral" herein.

COLLECTION ACCOUNT

  The Note Issuer will establish, in the name of the Note Trustee, a segregated identifiable account (the "Collection Account") with an Eligible Institution. The Collection Account will be held by the Note Trustee for the benefit of the Noteholders. The Collection Account will consist of four subaccounts: a general subaccount (the "General Subaccount"), a reserve subaccount (the "Reserve Subaccount"), a subaccount for the Overcollateralization Amount with respect to each Series of Notes (the "Overcollateralization Subaccount") and a capital subaccount (the "Capital Subaccount"). All amounts in the Collection Account not allocated to any other subaccount will be allocated to the General Subaccount. Unless the context indicates otherwise, references herein to the Collection Account include each of the subaccounts contained therein.

  An "Eligible Institution" means (a) the corporate trust department of the Note Trustee or (b) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), which (i) has either (A) a long-term unsecured debt rating of "A" by S&P and "A2" by Moody's or (B) a certificate of deposit rating of "A-1" by S&P and "P-1" by Moody's, or any other long-term, short-term or certificate of deposit rating acceptable to the Rating Agencies and (ii) whose deposits are insured by the Federal Deposit Insurance Corporation (the "FDIC").

  Funds in the Collection Account may be invested in any of the following: (a) direct obligations of, or obligations fully and unconditionally guaranteed as to timely payment by, the United States of America, (b) demand deposits, time deposits, certificates of deposit or bankers' acceptances of Eligible Institutions, (c) commercial paper (other than commercial paper issued by the Seller) having, at the time of investment, a rating in the highest rating category from each Rating Agency, (d) money market funds which have the highest rating from each Rating Agency, (e) demand deposits, time deposits and certificates of deposit which are fully insured by the FDIC,
(f) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or certain agencies or instrumentalities thereof, entered into with certain depository institutions or trust companies, or (g) any other investment permitted by each Rating Agency (collectively, the "Eligible Investments"), in each case which mature on or before the Certificate Business Day preceding the next Payment Date. The Note Trustee and the Certificate Trustee will have access to the Collection Account for the purpose of making deposits in and withdrawals from the Collection Account in accordance with the Note Indenture.

  The Servicer will remit to the Collection Account, on each Remittance Date, FTA Payments expected to have been received during the preceding calendar month, based on the Collections Curve, modified by the Excess Remittance or Remittance Shortfall, if any, as described under "Servicing--Remittances to Collection Account" herein.

INTEREST AND PRINCIPAL

  Interest will accrue on the principal balance of a Class of Notes at the per annum rate either specified in or determined in the manner specified in the related Prospectus Supplement and will be payable on the Payment Dates specified in the related Prospectus Supplement. FTA Collections, including such amounts as are available in the Reserve Subaccount and the Overcollateralization Subaccount and, if necessary, the amounts available in the Reserve Subaccount will be used to make interest payments to the Noteholders of each Class on each Payment Date with respect thereto.

  Principal of the Notes of each Class will be payable in the amounts and on the Payment Dates specified in the related Prospectus Supplement, but only to the extent that amounts in the Collection Account are available therefor, and subject to the other limitations described below. See "--Allocations; Payments" herein. Each Prospectus Supplement will set forth the Expected Amortization Schedule for the related Series of Notes and, if applicable, the Classes of such Series. On any Payment Date, the Note Issuer will make payments on the Notes only until the outstanding principal balances thereof have been reduced to the principal balances specified in the applicable Expected Amortization Schedule for such Distribution Date. Any FTA Collections in excess of amounts payable as (a) expenses of the Note Issuer and the Trust,
(b) payments of interest on and principal of the Notes, (c) allocations to the Overcollateralization Subaccount and (d) allocations to the Capital Subaccount (all as described herein under "--Allocations; Payments" herein) will be retained by the Note Trustee in the Reserve Subaccount for payment on subsequent Payment Dates. However, if insufficient FTA Collections are received with respect to any Payment Date, and amounts in the Collection Account are not sufficient to make up the shortfall, principal of any Class of Notes may be payable later than expected as described herein. See "Risk Factors--Unusual Nature of the Transition Property" and "Risk Factors-- Uncertain Distribution Amounts and Weighted Average Life" herein. The entire unpaid principal amount of the Notes of a Class will be due and payable on the date on which a Note Event of Default has occurred and is continuing with respect to such Class, if the holders of a majority in principal amount of the Notes of all Series then outstanding have declared the Notes to be immediately due and payable. See "--Note Events of Default; Rights Upon Note Event of Default" herein.

  Unless the context requires otherwise, all references in this Prospectus to principal of the Notes of a Series includes any premium that might be payable thereon if Notes of such Series are redeemed, as described in the related Prospectus Supplement.

OPTIONAL REDEMPTION

  The Note Issuer may redeem, at its option, any Series of Notes and accordingly cause the Trust to redeem the related Series of Certificates on any Distribution Date if, after giving effect to distributions that would otherwise be made on such date, the outstanding principal balance of the Series of Notes has been reduced to less than five percent of the initial principal balance thereof. The Notes may be so redeemed upon payment by the Note Issuer of the outstanding principal amount of the Notes and accrued but unpaid interest thereon as of the date of redemption. Unless otherwise specified in the related Prospectus Supplement, notice of such redemption will be given by the Note Issuer to each holder of Notes to be redeemed by first-class mail, postage prepaid, mailed not less than five days nor more than 25 days prior to the date of redemption.

MANDATORY REDEMPTION

  If the Seller is required to repurchase the Transition Property as described herein under "Description of the Transition Property--Seller Representations and Warranties and Repurchase Obligation," the Note Issuer will be required to redeem all Series of Notes on the fifth Certificate Business Day following the date of such repurchase.

OVERCOLLATERALIZATION AMOUNT

  The Financing Order provides that the Note Issuer, as the owner of the Transition Property, is entitled to recover FTA Charges in amounts equal to the principal amount of all Series of Notes, all interest thereon, an additional amount (for any Series, the "Overcollateralization Amount") specified in the related Prospectus Supplement and all related fees, costs and expenses. The Overcollateralization Amount with respect to each Series is intended to enhance the likelihood that distributions on each Series of the Notes will be made in accordance with their Expected Amortization Schedules. The Financing Order provides further that the Infrastructure Bank and/or the California State Treasurer's Office should determine the Overcollateralization Amount required for each Series of Notes prior to their issuance. The Overcollateralization Amount for each Series of Notes will be either (a) 0.50% of the initial principal amount of the Series of Notes or (b) such greater amount as is necessary to obtain from the Rating Agencies the highest possible investment grade ratings for the Notes upon issuance. FTA Charges will be set and adjusted at a level that is intended to collect the Overcollateralization Amount ratably over the life of the related Certificates according to a schedule set forth in the related Prospectus Supplement.

  On each Payment Date, all FTA Collections will be applied as described under "--Allocations; Payments" herein. On any Payment Date, an amount equal to the lesser of (a) the amount remaining after payment of scheduled amounts due on the Notes and related fees and expenses and (b) the amount, if any, by which the Required Overcollateralization Level exceeds the amount in the Overcollateralization Subaccount, will be deposited in the Overcollateralization Subaccount. Amounts in the Overcollateralization Subaccount will be invested in Eligible Investments, and the Note Issuer will be entitled to earnings thereon, subject to the limitations described under "--Allocations; Payments" herein. Amounts in the Overcollateralization Subaccount are intended to cover any shortfall in FTA Collections that might otherwise occur on any Payment Date or at the last Scheduled Maturity Date for any Series or Class of Notes. Any amounts remaining in the Overcollateralization Subaccount with respect to a particular Series of Notes in excess of the amounts required to make distributions on the related Series of Certificates in full at the Termination Date will be returned to the Note Issuer, which may distribute such amounts to its members under the circumstances described under "--Certain Covenants of the Note Issuer" herein.

CAPITAL SUBACCOUNT

  Upon the issuance of each Series of Notes, the Seller will contribute capital to the Note Issuer in an amount specified in each Prospectus Supplement, which will equal 0.50% of the initial principal amount of such Series of Notes. Such amount, less $100,000 in the aggregate for all Series of Notes (with respect to each Series, the "Required Capital Level"), will be deposited into the Capital Subaccount. On each Payment Date, the Note Trustee will draw on amounts in the Capital Subaccount, if any, to the extent amounts available in the General Subaccount, the Reserve Subaccount and the Overcollateralization Subaccount are insufficient to make scheduled payments on the Notes and pay expenses of the Note Issuer and the Trust. Deposits to the Capital Subaccount will be made as described under "--Allocations; Payments" herein.

RESERVE SUBACCOUNT

  FTA Collections available with respect to any Payment Date in excess of amounts payable as expenses of the Note Issuer and the Trust, as payments of interest and principal on the Notes, as allocations to the Overcollateralization Subaccount and as allocations to the Capital Subaccount (all as described under "--Allocations; Payments" herein), will be allocated to the Reserve Subaccount. On each Payment Date, the Note Trustee will draw on amounts in the Reserve Subaccount, if any, to the extent amounts available in the General Subaccount are insufficient to make scheduled payments on the Notes, pay expenses of the Note Issuer and the Trust, fund the Overcollateralization Subaccount as scheduled and replenish the Capital Subaccount. Amounts in the Reserve Subaccount will be invested in Eligible Investments, and the Note Issuer will be entitled to earnings thereon, subject to the limitations described under "--Allocations; Payments" herein.

ALLOCATIONS; PAYMENTS

  On each Payment Date, the Note Trustee will apply, at the direction of the Servicer, all amounts on deposit in the Collection Account, including net earnings thereon (subject to the priority of withdrawals described in the following paragraph), to pay the following amounts in the following priority:

    (a) all amounts owed by the Note Issuer or the Trust to the Note Trustee, the Delaware Trustee and the Certificate Trustee will be paid to such persons;

    (b) the Servicing Fee and all unpaid Servicing Fees from any prior Payment Dates will be paid to the Servicer;

    (c) the Quarterly Administration Fee and all unpaid Quarterly
  Administration Fees from prior Payment Dates will be paid to the Administrator;

    (d) so long as no Event of Default has occurred or would be caused by such payment, all other Operating Expenses will be paid to the persons entitled thereto, provided that the amount paid on each Payment Date pursuant to this clause (d) may not exceed $100,000;

    (e) any overdue Quarterly Interest (together with, to the extent lawful, interest on such overdue Quarterly Interest at the applicable Note Interest
  Rate) and then Quarterly Interest with respect to each Series of Notes will be transferred to Certificate Trustee, as Noteholder, for distribution to the Certificateholders;

    (f) principal on the Notes payable as a result of a Note Event of Default or on the Final Maturity Date for any Notes will be transferred to the Certificate Trustee, as Noteholder, for distribution to the Certificateholders;

    (g) funds necessary to pay Quarterly Principal for any Series of Notes based on priorities described in each Prospectus Supplement will be transferred to the Certificate Trustee, as Noteholder, for distribution to the applicable Certificateholders;

    (h) unpaid Operating Expenses will be paid to the persons entitled thereto;

    (i) the amount, if any, by which the Required Overcollateralization Level exceeds the amount in the Overcollateralization Subaccount as of such Payment Date will be allocated to the Overcollateralization Subaccount;

    (j) the amount, if any, by which the Required Capital Level with respect to all outstanding Series of Notes exceeds the amount in the Capital Subaccount as of such Payment Date will be allocated to the Capital Subaccount;

    (k) funds up to the net earnings on amounts in the Collection Account for the prior quarter without cumulation will be released to the Note Issuer;

    (l) if any Series of Notes has been retired as of such Payment Date, the excess of the amount in the Overcollateralization Subaccount over the aggregate Required Overcollateralization Level with respect to all Series of Notes remaining outstanding will be released to the Note Issuer;

    (m) if any Series of Notes has been retired as of such Payment Date, the excess of the amount in the Capital Subaccount over the aggregate Required Capital Level with respect to all Series of Notes remaining outstanding will be released to the Note Issuer;

    (n) the balance, if any, will be allocated to the Reserve Subaccount for distribution on subsequent Payment Dates; and

    (o) following the repayment of all outstanding Series of Notes, the balance, if any, will be released to the Note Issuer.

  If on any Payment Date funds on deposit in the General Subaccount are insufficient to make the transfers contemplated by clauses (a) through (g) above, the Note Trustee will (x) first, draw from amounts on deposit in the Reserve Subaccount, (y) second, draw from amounts on deposit in the Overcollateralization Subaccount, and (z) third, draw from amounts on deposit in the Capital Subaccount, up to the amount of such shortfall, in order to make the transfers described above. In addition, if on any Payment Date funds on deposit in the General Subaccount are insufficient to make the transfers described in clauses (i) and (j) above, the Note Trustee will draw from amounts on deposit in the Reserve Subaccount to make such transfers. If on any Payment Date when there is more than one Series of Notes outstanding, funds on deposit in the Collection Account are insufficient to make the transfers contemplated by clauses (e) and (f) above, such funds will be allocated among the various Series, pro rata as specified in the related Prospectus Supplement.

  For purposes of the foregoing allocations:

    "Quarterly Administration Fee" means the quarterly fee payable to PG&E as the Administrator under the Administrative Services Agreement between PG&E and the Note Issuer, which will be specified in each Prospectus Supplement.

    "Quarterly Interest" means, with respect to any Payment Date and any Series of Notes, the quarterly interest for such date and Series as specified in the related Prospectus Supplement.

    "Quarterly Principal" means, with respect to any Payment Date and any Series of Notes, the excess, if any, of the then-outstanding principal balance of such Series of Notes over the outstanding principal balance specified for such Payment Date on the applicable Expected Amortization Schedule.

  Payments to the Noteholders of a Series will be made to such holders as specified in the related Prospectus Supplement.

ACTIONS BY NOTEHOLDERS

  The Certificate Trustee, on behalf of the Trust as sole initial holder of the Notes, has the right to vote and give consents and waivers in respect of modifications to any Class or Series of Notes and to the provisions of certain Basic Documents under the Note Indenture. Subject to certain exceptions, the holders of a majority of the aggregate outstanding amount of the Certificates of all Series (or, if less than all Series or Classes are affected, the affected Series or Class or Classes) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Certificate Trustee, or exercising any trust or power conferred on the Certificate Trustee under the Trust Agreement, including any right of the Certificate Trustee as holder of the Notes of the corresponding Series or Class or Classes, in each case unless a different percentage is specified in the Trust Agreement; provided that: (1) such direction shall not be in conflict with any rule of law or with the Trust Agreement and would not involve the Certificate Trustee in personal liability or expense; (2) the Certificate Trustee shall not have determined that the action so directed would be unjustly prejudicial to the holders of Certificates of such Series or Class or Classes not taking part in such direction; (3) the Certificate Trustee may take any other action deemed proper by the Certificate Trustee which is not inconsistent with such direction; and (4) if a Note Event of Default with respect to such Series or Class or Notes shall have occurred and be continuing, such direction shall not obligate the Certificate Trustee to vote more than a corresponding majority of the related Notes held by the Trust in favor of declaring the unpaid principal amount of the Notes of all Series and accrued interest thereon to be due and payable or directing any action by the Note Trustee with respect to such Note Event of Default. In circumstances under which the Certificate Trustee is required to seek instructions from the holders of the Certificates of any Class with respect to any such action or vote, the Certificate Trustee will take such action or vote for or against any proposal in proportion to the principal amount of the corresponding Class, as applicable, of Certificates taking the corresponding position. See "Description of the Certificates-- Voting of the Notes" herein.

NOTE EVENTS OF DEFAULT; RIGHTS UPON NOTE EVENT OF DEFAULT

  An "Event of Default" with respect to any Series of Notes (a "Note Event of Default") is defined in the Note Indenture as being: (a) a default for five days or more in the payment of any interest on any Note; (b) a default in the payment of the then unpaid principal of any Note of any Series on the Final Maturity Date for such Series; (c) a default in the payment of the redemption price for any Note on the redemption date therefor; (d) a default in the observance or performance of any covenant or agreement of the Note Issuer made in the Note Indenture and the continuation of any such default for a period of 30 days after notice thereof is given to the Note Issuer by the Note Trustee or to the Note Issuer and the Note Trustee by the holders of at least 25 percent in principal amount of the Notes of such Series then outstanding; (e) any representation or warranty made by the Note Issuer in the Note Indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in a material respect as of the time made, and such breach not having been cured within 30 days after notice thereof is given to the Note Issuer by the Note Trustee or to the Note Issuer and the Note Trustee by the holders of at least 25 percent in principal amount of the Note Indenture of such Series then outstanding; or (f) certain events of bankruptcy, insolvency, receivership or liquidation of the Note Issuer.

  If a Note Event of Default should occur and be continuing with respect to any Series of Notes, the Note Trustee or holders of not less than a majority in principal amount of the Notes of all Series then outstanding may declare the principal of the Notes of all Series to be immediately due and payable. Such declaration may, under certain circumstances set forth in the Note Indenture, be rescinded by the holders of a majority in principal amount of the Notes of all Series then outstanding.

  If the Notes of all Series have been declared to be due and payable following a Note Event of Default, the Note Trustee may, in its discretion, either sell the Transition Property or elect to have the Note Issuer maintain possession of the Transition Property and continue to apply FTA Collections as if there had been no declaration of acceleration. There is likely to be a limited market, if any, for the Transition Property following a foreclosure thereon, in light of the preceding default, the unique nature of the Transition Property as an asset and other factors discussed herein. In addition, the Note Trustee is prohibited from selling the Transition Property following a Note Event of Default with respect to any Series, other than a default in the payment of any principal or redemption price or a default for five days or more in the payment of any interest on any Note of any Series unless (a) the holders of all the outstanding Notes of all Series consent to such sale, (b) the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on the outstanding Notes of all Series or (c) the Note Trustee determines that the proceeds of the Transition Property would not be sufficient on an ongoing basis to make all payments on the Notes of all Series as such payments would have become due if the Notes had not been declared due and payable, and the Note Trustee obtains the consent of the holders of 66 2/3 percent of the aggregate outstanding amount of the Notes of all Series.

  Subject to the provisions of the Note Indenture relating to the duties of the Note Trustee, in case a Note Event of Default will occur and be continuing, the Note Trustee will be under no obligation to exercise any of the rights or powers under the Notes at the request or direction of any of the holders of Notes of any Series if the Note Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request. Subject to such provisions for indemnification and certain limitations contained in the Note Indenture, the holders of a majority in principal amount of the outstanding Notes of all Series (or, if less than all Classes are affected, the affected Class or Classes) will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the Note Trustee and the holders of a majority in principal amount of the Notes of all Series then outstanding may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Note Indenture that cannot be modified without the waiver or consent of all of the holders of the outstanding Notes of all Classes affected thereby.

  With respect to the Notes, no holder of any Note of any Series will have the right to institute any proceeding with respect to the Notes, unless (a) such holder previously has given to the Note Trustee written notice of a continuing Event of Default with respect to such Series, (b) the holders of not less than 25 percent in principal amount of the outstanding Notes of all Series have made written request of the Note Trustee to institute such proceeding in its own name as Note Trustee, (c) such holder or holders have offered the Note Trustee reasonable indemnity, (d) the Note Trustee has for 60 days failed to institute such proceeding and (e) no direction inconsistent with such written request has been given to the Note Trustee during such 60-day period by the holders of a majority in principal amount of the outstanding Notes of all Series.

  In addition, the Servicer will covenant that it will not at any time institute against the Note Issuer or the Trust any bankruptcy, reorganization or other proceeding under any Federal or state bankruptcy or similar law.

  Neither the Certificate Trustee nor the Note Trustee in its individual capacity, nor any holder of any ownership interest in the Note Issuer, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the Notes of any Series or for the agreements of the Note Issuer contained in the Note Indenture.

CERTAIN COVENANTS OF THE NOTE ISSUER

  The Note Issuer may not consolidate with or merge into any other entity, unless (a) the entity formed by or surviving such consolidation or merger is organized under the laws of the United States, any state thereof or the District of Columbia, (b) such entity expressly assumes by an indenture supplemental to the Note Indenture the Note Issuer's obligation to make due and punctual payments upon the Notes and the performance or observance of every agreement and covenant of the Note Issuer under the Note Indenture, (c) no Event of Default will have occurred and be continuing immediately after such merger or consolidation, (d) the Rating Agency Condition will have been satisfied with respect to such transaction, (e) the Note Issuer has received an opinion of counsel to the effect that such consolidation or merger would have no material adverse tax consequence to the Note Issuer, the Trust, any Noteholder or any Certificateholder and such consolidation or merger complies with the Notes and all conditions precedent therein provided for relating to such transaction have been complied with and (f) any action as is necessary to maintain the lien and security interest created by the Note Indenture will have been taken.

  The Note Issuer may not convey or transfer substantially all of its properties or assets to any person or entity, unless (a) the person or entity acquiring the properties and assets (i) is a United States citizen or an entity organized under the laws of the United States, any state thereof or the District of Columbia, (ii) expressly assumes by an indenture supplemental to the Note Indenture the Note Issuer's obligation to make due and punctual payments upon the Notes and the performance or observance of every agreement and covenant of the Note Issuer under the Notes, (iii) expressly agrees by such supplemental indenture that all right, title and interest so conveyed or transferred will be subject and subordinate to the rights of Noteholders, (iv) unless otherwise specified in the supplemental indenture referred to in clause
(ii) above, expressly agrees to indemnify, defend and hold harmless the Note Issuer against and from any loss, liability or expense arising under or related to the Note Indenture and the Notes, and (v) expressly agrees by means of such supplemental indenture that such person (or if a group of persons, then one specified person) shall make all filings with the Commission (and any other appropriate person) required by the Exchange Act in connection with the Notes, (b) no Event of Default will have occurred and be continuing immediately after such transaction, (c) the Rating Agency Condition will have been satisfied with respect to such transaction, (d) the Note Issuer has received an opinion of counsel to the effect that such transaction will not have any material adverse tax consequence to the Note Issuer, the Trust, any Noteholder or any Certificateholder and such conveyance or transfer complies with the Note Indenture and all conditions precedent therein provided for relating to such transaction have been complied with and (e) any action as is necessary to maintain the lien and security interest created by the Note Indenture shall have been taken.

  The Note Issuer will not, among other things, (a) except as expressly permitted by the Note Indenture, sell, transfer, exchange or otherwise dispose of any of the assets of the Note Issuer, unless directed to do so by the Note Trustee, (b) claim any credit on, or make any deduction from the principal or interest payable in respect of, the Notes (other than amounts properly withheld under the Code) or assert any claim against any present or former Noteholder because of the payment of taxes levied or assessed upon any part of the Transition Property and the other Note Collateral, (c) terminate its existence, dissolve or liquidate in whole or in part, (d) permit the validity or effectiveness of the Notes to be impaired, (e) permit the lien of the Note Indenture to be amended, hypothecated, subordinated, terminated or discharged or permit any person to be released from any covenants or obligations with respect to the Notes except as may be expressly permitted by the Indenture,
(f) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance, other than the lien and security interest created by the Indenture, to be created on or extend to or otherwise arise upon or burden the Note Collateral or any part thereof or any interest therein or the proceeds thereof or (g) permit the lien of the Note Indenture not to constitute a valid first priority security interest in the Note Collateral.

  The Note Issuer may not engage in any business other than financing, purchasing, owning and managing the Transition Property in the manner contemplated by the Notes, the Sale Agreement, the Servicing Agreement, the Trust Agreement, the Note Purchase Agreement between the Note Issuer and the Trust, or certain related documents (collectively, the "Basic Documents") and activities incidental thereto.

  The Note Issuer will not issue, incur, assume, guarantee or otherwise become liable for any indebtedness except for the Notes.

  The Note Issuer will not, except for any Eligible Investments as contemplated by the Basic Documents, make any loan or advance or credit to, or guarantee, endorse or otherwise become contingently liable in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other person. The Note Issuer will not, except as contemplated by the Basic Documents, make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty). The Note Issuer will not, directly or indirectly, make payments to or distributions from the Collection Account except in accordance with the Basic Documents.

  The Note Issuer will not make any payments, distributions or dividends to any holder of beneficial interests in the Note Issuer in respect of such beneficial interest for any calendar month unless no Note Event of Default shall have occurred and be continuing and any such distributions do not cause the book value of the remaining equity in the Note Issuer to decline below 0.50% of the initial principal amount of all Series of Notes issued and outstanding pursuant to the Indenture.

  The Note Issuer will cause the Servicer to deliver to the Note Trustee and the Certificate Trustee the annual accountant's certificates, compliance certificates, reports regarding distributions and statements to Noteholders and the Certificateholders required by the Servicing Agreement.

REPORTS TO NOTEHOLDERS

  With respect to each Series of Notes, on or prior to each Payment Date, the Servicer will prepare and provide to the Note Issuer, the Infrastructure Bank, the Note Trustee and the Certificate Trustee a statement (the "Quarterly Servicer's Certificate") to be delivered to the Noteholders on such Payment Date. With respect to each Series of Notes, each such statement to be delivered to Noteholders will include (to the extent applicable) the following information (and any other information so specified in the related Prospectus Supplement) as to the Notes of such Series with respect to such Payment Date or the period since the previous Payment Date, as applicable:

    (a) the amount of the distribution to Noteholders allocable to principal;

    (b) the amount of the distribution to Noteholders allocable to interest;

    (c) the aggregate outstanding principal balance of the Notes, after giving effect to payments allocated to principal reported under (a) above; and

    (d) the difference, if any, between the amount specified in (c) above and the principal amount scheduled to be outstanding on such date according to the Expected Amortization Schedule.

  Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of the Notes, the Note Trustee will mail to each person who at any time during such calendar year has been a Noteholder and received any payment thereon, a statement containing certain information for the purposes of such Noteholder's preparation of Federal and state income tax returns. See "Certain Federal Income Tax Consequences" and "State Taxation" herein.

ANNUAL COMPLIANCE STATEMENT

  The Note Issuer will be required to file annually with the Note Trustee, the Certificate Trustee and the Rating Agencies a written statement as to the fulfillment of its obligations under the Notes.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

  The Trust will issue the Certificates pursuant to the Trust Agreement, the form of which is filed as an exhibit to the Registration Statement of which this Prospectus is a part. The following summary describes the material terms and provisions of the Trust Agreement. The particular terms of the Certificates of any Class will be established in a supplement to the Trust Agreement, and the material terms thereof will be described in the related Prospectus Supplement. The following summary description of the Certificates is subject to, and is qualified in its entirety by reference to, all the provisions of the Trust Agreement and the Certificates, a form of which is also filed as an exhibit to the Registration Statement.

  The Certificates will be issued in fully registered form only. Each Class of Certificates offered hereby will represent a fractional undivided beneficial interest in the corresponding Class of Notes, the proceeds thereof and payments pursuant to any related Swap Agreement. Each Certificate of each Class will correspond to a pro rata share of the outstanding principal amount of the corresponding Class of the Notes held in the Trust and will be issued in minimum denominations specified in the applicable Prospectus Supplement.

  Each Class of Certificates will bear interest at the rate per annum borne by the corresponding Class of the Notes, unless a Swap Agreement is entered into in connection with the issuance of any Class of Certificates, as described in the related Prospectus Supplement, in which case a Class of Certificates may bear interest at a variable rate. See "Description of the Notes--Interest and Principal" herein. Payments of interest and principal made in respect of any Class of Notes are required to be passed through to holders of the corresponding Class of Certificates or to the Swap Counterparty with respect to Floating Rate Certificates at the times and in the manner described herein. See "--Payments and Distributions" below and "Description of the Notes-- Interest and Principal" herein.

  The Certificates do not represent an interest in or obligation of the State of California, the Infrastructure Bank, any other governmental agency or instrumentality or the Seller or any of its affiliates. The Certificates will not be guaranteed or insured by the State of California, the Infrastructure Bank, the Trust or any other governmental agency or instrumentality or by the Seller or any of its affiliates. Neither the full faith and credit nor the taxing power of the State of California or any agency or instrumentality thereof is pledged to the distributions of principal of, or interest on, the Certificates.

STATE PLEDGE

  Pursuant to Section 841(c) of the PU Code, the Infrastructure Bank, on behalf of the State of California, pledges and agrees with the Note Issuer, the Trust and the holders of the Certificates that the State of California shall neither limit nor alter the FTA Charges, the Transition Property, or the Financing Order or Advice Letters relating thereto, or any rights thereunder, until the Certificates, together with the accrued and unpaid interest thereon, are fully paid and discharged, provided nothing contained in such pledge and agreement precludes such limitation or alteration if and when adequate provision shall be made by law for the protection of the Note Issuer, the Trust and the Certificateholders (the "State Pledge").

PAYMENTS AND DISTRIBUTIONS

  The Certificate Trustee is scheduled to receive payments of interest on and principal of the Notes (in each case, the amounts paid to any Series or Class of the Notes will be determined from time to time in accordance with the provisions described under "Description of the Notes--Allocations; Payments" herein) on each Payment Date.

  The Certificate Trustee will distribute on each Distribution Date to the holders of each Class of Certificates all payments of principal and interest with respect to the corresponding Class of Notes (other than payments received following a payment default in respect of such Class of Notes), or, in lieu of such interest, payments under the related Swap Agreement with respect to interest, the receipt of which is confirmed by the Certificate Trustee by 1:00 p.m. (New York City time) on such Distribution Date or, if such receipt is confirmed after 1:00 p.m. (New York City time) on such Distribution Date, then on the following Certificate Business Day. Each such distribution other than the final distribution with respect to any Certificate will be made by the Certificate Trustee to the holders of record of the Certificates of the applicable Class on the Record Date in respect of such Distribution Date. If a payment of principal or interest with respect to any Class of the Notes (other than a payment received following a payment default in respect of such Class of Notes) is not received by the Certificate Trustee on a Distribution Date but is received within five days thereafter, it will be distributed to such holders of record on the date receipt thereof is confirmed by the Certificate Trustee, if such receipt is confirmed by the Certificate Trustee by 1:00 p.m. (New York City time) or, if such receipt is confirmed after 1:00 p.m. (New York City time), then on the following Certificate Business Day. If such payment is received by the Certificate Trustee after such five-day period, it will be treated as a payment received following a payment default in respect of such Class of Notes and distributed as described below. The final distribution with respect to any Certificate, however, will be made only upon presentation and surrender of such Certificate at the office or agency of the Certificate Trustee specified in the notice given by the Certificate Trustee with respect to such final distribution.

  Any payment received by the Certificate Trustee following a payment default in respect of any Class of the Notes ("Special Payments") will be distributed on the later of (i) the date such receipt is confirmed by the Certificate Trustee and (ii) the date on which any Special Payment is scheduled to be distributed by the Certificate Trustee (a "Special Distribution Date"). However, in the case of any such Special Payment receipt of which is confirmed after 1:00 p.m. (New York City time), such Special Payment will be distributed on the following Certificate Business Day. The Certificate Trustee will mail notice to the holders of record of Certificates of the applicable Class as of the most recent Record Date not less than 20 days prior to the Special Distribution Date on which any Special Payment is scheduled to be distributed in respect of Certificates of such Class stating such anticipated Special Distribution Date. Each distribution of any such Special Payment will be made by the Certificate Trustee on the Special Distribution Date to the holders of record of the Certificates of such Class as of the most recent Record Date. See "--Events of Default" below.

  The Trust Agreement requires that the Certificate Trustee establish and maintain, for the Trust and for the benefit of the holders of each Class of Certificates, one or more non-interest bearing accounts (a "Certificate Account") for the deposit of payments on the Notes corresponding to such Class. Pursuant to the terms of the Trust Agreement, the Certificate Trustee is required to deposit any payments received by it with respect to any Class of Notes in the corresponding Certificate Account. All amounts so deposited will be distributed by the Certificate Trustee to holders of the applicable Class of Certificates on a Distribution Date or a Special Distribution Date, as appropriate, unless a different date for distribution of such amount is specified herein.

  At such time, if any, as the Certificates of any Class are issued in the form of Definitive Certificates and not to DTC or its nominee, distributions by the Certificate Trustee from the Certificate Account with respect to such Class on a Distribution Date or a Special Distribution Date will be made by check mailed to each holder of a Definitive Certificate of such Class of record on the applicable Record Date at its address appearing on the register maintained with respect to the Certificates of such Series, or, upon application by a holder of any Class of Certificates in the principal amount of $1,000,000 or more to the Certificate Trustee not later than the applicable Record Date, by wire transfer to an account maintained by the payee in New York, New York. The final distribution for each Class of Certificates, however, will be made only upon presentation and surrender of the Certificates of such Class at the office or agency of the Certificate Trustee specified in the notice or agency given by the Certificate Trustee of such final distribution. The Certificate Trustee will mail such notice of the final distribution to the Certificateholders of such Class, specifying the date set for such final distribution and the amount of such distribution.

  If any Special Distribution Date or other date specified herein for distribution of any distributions to Certificateholders is not a Certificate Business Day, distributions scheduled to be made on such Special Distribution Date or other date may be made on the next succeeding Certificate Business Day and no interest shall accrue upon such distribution during the intervening period. "Certificate Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in New York, New York or San Francisco, California are authorized or obligated by law, regulation or executive order to remain closed.

FLOATING RATE CERTIFICATES

  If any Floating Rate Certificates are offered, the Trust will enter into a swap agreement (the "Swap Agreement") with a swap counterparty identified and described in the related Prospectus Supplement (the "Swap Counterparty"). Pursuant to the Swap Agreement, on each Distribution Date, the Trust will be obligated to pay to the Swap Counterparty, solely from payments received with respect to the related Class of Notes, an amount equal to the interest due on the related Class of Notes on such Distribution Date, and the Swap Counterparty will be obligated to pay to the Trust an amount equal to the product of (a) the Floating Rate and (b) the principal balance of the Floating Rate Certificates as of the close of business on the preceding Distribution Date after giving effect to all payments of principal made to the Floating Rate Certificateholders on such preceding Distribution Date. With respect to each Distribution Date, any difference between the quarterly payment by the Swap Counterparty to the Trust and the quarterly payment by the Trust to the Swap Counterparty will be referred to herein as the "Net Trust Swap Receipt," if such difference is a positive number, and the "Net Trust Swap Payment," if such difference is a negative number. Net Trust Swap Receipts will be included in available funds on each Distribution Date and Net Trust Swap Payments will be paid out of available funds on each Distribution Date.

  The Swap Agreement will terminate or may be terminated upon the occurrence of certain events of default or termination events as described in the related Prospectus Supplement. In particular, the Swap Agreement will be terminated if the Swap Counterparty's rating by either of Moody's or S&P falls below "AAA" (or the equivalent rating) (a "Downgrade Event") and the Swap Agreement is not assigned to a replacement swap counterparty satisfying such ratings criteria or such lower ratings criteria as may be permitted by the Swap Agreement within the time period specified in the related Prospectus Supplement. In no event will any successor swap counterparty be rated below "A" (or the equivalent rating) by either of the above-referenced Rating Agencies. Upon the occurrence of a Downgrade Event and the failure to assign the Swap Agreement, a termination event will have occurred under the Swap Agreement and the interest rate payable with respect to the Floating Rate Certificates will automatically convert permanently to a fixed rate equal to the interest rate payable on the related Class of Notes, which may be substantially more or less than the rate otherwise payable on the Floating Rate Certificates. See "Risk Factors--Additional Risks of Floating Rate Certificates."

  Unless otherwise specified in the related Prospectus Supplement, the amount of interest payable on the Floating Rate Certificates from time to time will be determined as follows.

  (i) Determination of LIBOR. The Agent Bank named in the related Prospectus Supplement (together with any successor Agent Bank under the Trust Agreement, the "Agent Bank") will determine the interest rate payable on the Floating Rate Certificates in accordance with the following provisions:

    (a) On the second day on which dealings in deposits in U.S. dollars are transacted in the London interbank market (a "London Banking Day") immediately preceding the first day of each Interest Accrual Period (as defined below) and on the Closing Date with respect to the first Interest Accrual Period (each such day, an "Interest Determination Date"), the Agent Bank will determine "LIBOR" based on the offered rate for deposits in U.S. dollars for the period specified in the related Prospectus Supplement, commencing on the first day of such Interest Accrual Period that appears on the display page of the Dow Jones Telerate Service for the purpose of displaying the London interbank offered rate of major banks for U.S. dollars as of 11:00 a.m., London time, on such Interest Determination Date (such display page being the "Telerate Page"). Notwithstanding the foregoing, if no offered rate appears, LIBOR for such Interest Accrual Period will be determined as if the parties had specified the rate described in clause (b) below. The interest rate applicable to the Floating Rate Certificates for the Interest Accrual Period relating to an Interest Determination Date shall be the sum of LIBOR as determined by the Agent Bank on the most recent Interest Determination Date plus the margin specified in any related Prospectus Supplement (the "Floating Rate").

    (b) With respect to an Interest Determination Date on which no offered rate appears on the Telerate Page, the Agent Bank will request the principal London office of each of four major banks in the London interbank market selected by the Agent Bank to provide the Agent Bank with its offered quotation for deposits in U.S. dollars for a period specified in the related Prospectus Supplement, commencing on the second London Banking Day immediately following such Interest Determination Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such Interest Determination Date and in a principal amount not less than $1 million that is representative for a single transaction in U.S. dollars in such market at such time. If at least two such quotations are provided, LIBOR for the relevant Interest Accrual Period will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR for such Interest Accrual Period will be the arithmetic mean of the rates quoted at approximately 11:00 a.m. in The City of New York, on such Interest Determination Date by three major banks in The City of New York selected by the Agent Bank for loans in U.S. dollars to leading European banks, for the period specified in the related Prospectus Supplement, commencing on the second London Banking Day immediately following such Interest Determination Date and in a principal amount not less than $1 million that is representative for a single transaction in U.S. dollars in such market at such time; provided, however, that if any of the banks so selected by the Agent Bank are not quoting as mentioned in this sentence, the Floating Rate in effect for such Interest Accrual Period will be the interest rate in effect on such Interest Determination Date.

    (c) There will be no maximum or minimum Floating Rate.

  Notwithstanding the foregoing, in the event that the Swap Agreement has been terminated, the interest rate with respect to the Floating Rate Certificates shall be the fixed interest rate payable on the related Class of Notes (calculated on the basis of a 360-day year consisting of twelve 30-day months), effective as of the first day of the Interest Accrual Period in which the termination of the Swap Agreement occurs.

  (ii) Calculation of Quarterly Interest. The Agent Bank will, as soon as practicable after 11:00 a.m. (London time) on each Interest Determination Date, determine the Certificate Interest Rate applicable to, and calculate the amount of interest payable on, each of the Floating Rate Certificates for the relevant Interest Accrual Period. Interest payments will be made in an amount equal to the product of (a)(1) the actual number of days in the related Interest Accrual Period (as defined herein) divided by 360, multiplied by (2) the applicable Floating Rate and (b) the principal balance of the Floating Rate Certificates as of the close of business on the preceding Distribution Date after giving effect to all payments of principal made to the Floating Rate Certificateholders on such preceding Distribution Date (or, in the case of the first Distribution Date, as of the Closing Date) (such amount, the "Quarterly Interest" with respect to such Class). The "Interest Accrual Period" with respect to any Distribution Date shall be the period from and including the preceding Distribution Date (or, in the case of the first Distribution Date, from and including the Closing Date) to and excluding such Distribution Date. The determination of the Floating Rate and the Quarterly Interest by the Agent Bank shall (in the absence of manifest error) be final and binding upon all parties.

  (iii) Notice of Floating Rate and Interest Payments. The Agent Bank will notify the Infrastructure Bank, the Certificate Trustee and any Paying Agents of the Floating Rate and the Quarterly Interest due on the Floating Rate Certificates for each Interest Accrual Period and the relevant Distribution Date as soon as possible after their determination but in no event later than the first Business Day of any Interest Accrual Period.

  (iv) Determination or Calculation by Certificate Trustee. If the Agent Bank fails to determine a Floating Rate or calculate Quarterly Interest in accordance with paragraph (ii) above at any time or for any reason, the Certificate Trustee shall determine the Floating Rate and calculate the Quarterly Interest in accordance with paragraph (ii) above, and each such determination or calculation shall be deemed to have been made by the Agent Bank. The determination by the Agent Bank or the Certificate Trustee (as the case may be) of any Floating Rate and calculation thereby of any Quarterly Interest shall, in the absence of manifest error, be final and binding on all parties.

  (v) Agent Bank. The Infrastructure Bank will agree that, so long as any of the Certificates remain outstanding, there will at all times be an Agent Bank. The Infrastructure Bank, upon written notice to the Agent Bank and the Certificate Trustee, may terminate the appointment of the Agent Bank for any reason. Notice of any such termination will be given by the Certificate Trustee to Certificateholders within ten days of such termination. If (a) any person is unable or unwilling to continue to act as the Agent Bank, (b) the appointment of the Agent Bank is terminated or (c) the Agent Bank fails duly to determine the Floating Rate and/or the Quarterly Interest for any Interest Accrual Period, then the Infrastructure Bank will appoint a successor Agent Bank to act as such in its place and notify the Certificate Trustee of such appointment, provided that neither the resignation nor removal of the Agent Bank shall take effect until a successor has been appointed. Notice of any appointment of a successor Agent Bank will be given by the Certificate Trustee to the Certificateholders within ten days of such appointment. Any successor Agent Bank will be a banking institution organized under the laws of any state or of the United States with capital and surplus of at least $50 million and which is an active dealer in LIBOR-based securities.

VOTING OF THE NOTES

  The Certificate Trustee, as sole initial holder of the Notes, has the right to vote and give consents and waivers in respect of modifications to any Class of Notes. Subject to certain exceptions, the holders of a majority of the aggregate outstanding amount of the Certificates of all Series (or, if less than all Series or Classes are affected, the affected Series or Class or Classes) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Certificate Trustee, or exercising any trust or power conferred on the Certificate Trustee under the Trust Agreement, including any right of the Certificate Trustee as holder of the Notes of the corresponding Series or Class or Classes, in each case unless a different percentage is specified in the Trust Agreement; provided that: (1) such direction shall not be in conflict with any rule of law or with the Trust Agreement and would not involve the Certificate Trustee in personal liability or expense; (2) the Certificate Trustee shall not have determined that the action so directed would be unjustly prejudicial to the holders of Certificates of such Series or Class or Classes not taking part in such direction; and (3) the Certificate Trustee may take any other action deemed proper by the Certificate Trustee which is not inconsistent with such direction. If the Certificate Trustee is required to seek instructions from the holders of the Certificates of any Class with respect to any such action or vote, the Certificate Trustee will take such action or vote for or against any proposal in proportion to the principal amount of the corresponding Class, as applicable, or Certificates taking the corresponding position.

EVENTS OF DEFAULT

  An event of default with respect to any Class of Certificates under the Trust Agreement (a "Certificate Event of Default") is defined as the occurrence and continuance of a Note Event of Default or a breach by the State of California of the State Pledge. For a description of the Note Events of Default, see "Description of the Notes -- Note Events of Default; Rights Upon Note Event of Default" herein.

  The Trust Agreement provides that, if a Note Event of Default shall have occurred and be continuing with respect to any Class of Certificates, the Certificate Trustee may and, upon the written direction of holders representing not less than a majority of the aggregate outstanding principal amount of the Certificates of all Series, shall vote all the Notes of all Series in favor of declaring the unpaid principal amount of all Series of Notes and accrued interest thereon to be due and payable. In addition, the Trust Agreement provides that, if a Note Event of Default with respect to any Class of Certificates shall have occurred and be continuing, the Certificate Trustee may and, upon the written direction of holders representing not less than a majority of the aggregate outstanding principal amount of the Certificates of all Series, shall vote all the Notes of all Series in favor of directing the Note Trustee as to the time, method and place of conducting any proceeding for any remedy available to the Note Trustee or of exercising any trust or power conferred on the Note Trustee under the Note Indenture.

  As an additional remedy, if a Note Event of Default shall have occurred and be continuing with respect to a particular Series or Class of Certificates, the Trust Agreement provides that the Certificate Trustee may and, upon the written direction of the holders of Certificates representing not less than a majority of the aggregate outstanding principal amount of the Certificates of such Series or Class, will sell any Note or Notes, without recourse to or warranty by the Certificate Trustee or any Certificateholder, to any person, for cash. The Certificate Trustee may, but shall not be obligated to refrain, in its sole discretion, from liquidating any Notes if (i) the Certificate Trustee determines that amounts receivable from the Note Collateral with respect to the applicable Class of Notes will be sufficient to pay (a) all principal of and interest on that Class of Notes in accordance with its terms without regard to any declaration of acceleration thereof and (b) all sums due to the Certificate Trustee and any other administrative expenses specified in the Trust Agreement, and (ii) holders of Certificates representing not less than a majority of the aggregate outstanding principal amount of the Certificates of all Series have not directed the Certificate Trustee to sell any Note or Notes. In addition, the Certificate Trustee is prohibited from selling any Notes following certain nonpayment Note Events of Default unless
(x) the Certificate Trustee determines that the amounts receivable from the Note Collateral with respect to each Class of Notes are not sufficient to pay in full the principal of and accrued interest on the Notes of each such Class and to pay all sums due to the Certificate Trustee and other administrative expenses specified in the Trust Agreement and the Certificate Trustee obtains the written consent of holders of Certificates of each such Class representing 66 % of the aggregate outstanding principal amount of each such Class of Certificates or (y) the Certificate Trustee obtains the written consent of holders of 100% of the aggregate outstanding principal amount of each such Class of Certificates. Any proceeds received by the Certificate Trustee upon any such sale will be deposited in the Certificate Account for such Class and will be distributed to the holders of Certificates of such Class on a Special Distribution Date.

  If a Certificate Event of Default in the form of a breach by the State of California of the State Pledge has occurred, then, as the sole and exclusive remedy for such breach, the Certificate Trustee, in its own name and as trustee of an express trust, as holder of the Notes, shall be, to the extent permitted by State and Federal law, entitled and empowered to institute any suits, actions or proceedings at law, in equity or otherwise, to enforce the State Pledge and to collect any monetary damages as a result of a breach thereof, and may prosecute any such suit, action or proceeding to final judgment or decree.

  Any funds (a) representing payments received with respect to any Series or Class of Notes in default, (b) representing the proceeds from the sale by the Certificate Trustee of any Class of Notes or (c) otherwise arising from a Certificate Event of Default, held by the Certificate Trustee in a Certificate Account shall, to the extent practicable, be invested and reinvested by the Certificate Trustee in Eligible Investments permitted under the

Trust Agreement maturing in not more than 60 days or such lesser time as is required for the distribution of any such funds on a Special Distribution Date, pending the distribution of such funds to Certificateholders as described herein.

  The Trust Agreement provides that, with respect to the Certificates of any Class, within 30 days after the occurrence of any event that is, or after notice or lapse of time or both would become, a Certificate Event of Default with respect to such Class of Certificates (a "Default"), the Certificate Trustee will give to the Infrastructure Bank, the Note Trustee and the holders of such Certificates notice, transmitted by mail, of all such uncured or unwaived Defaults known to it. However, except in the case of a Default relating to the payment of principal of or interest on any of the Notes, the Certificate Trustee will be protected in withholding such notice if in good faith it determines that the withholding of such notice is in the interests of the holders of the Certificates of such Class.

  The Trust Agreement contains a provision entitling the Certificate Trustee to be indemnified by the holders of the Certificates before proceeding to exercise any right or power under the Trust Agreement at the request or direction of Certificateholders.

  In certain cases, the holders of Certificates representing not less than a majority of the outstanding aggregate principal amount of the Certificates of all Series may waive any past Default or Certificate Event of Default under the Trust Agreement and thereby annul any previous direction given by the Certificate Trustee with respect thereto, except a Default (i) in the deposit or distribution of any payment on the Notes or Special Payment required to be made with respect to any Class of Certificates, (ii) in the payment of principal of or interest on any of the Notes, and (iii) in respect of any covenant or provision of the Trust Agreement that cannot be modified or amended without the consent of the holder of each Certificate of all Classes affected hereby. Upon any such direction, the Certificate Trustee shall vote a corresponding percentage of the corresponding Class of Notes in favor of such waiver. The Notes provide that, with certain exceptions, the holders of not less than a majority in aggregate unpaid principal amount of the Notes of all Series may waive any Note Event of Default or any event that is, or after notice or passage of time, or both, would be, a Note Event of Default.

  The Trust may hold two or more Classes of Notes, each of which may have a different interest rate and, in the case of different Classes, a different or potentially different schedule of the repayment of principal and different rights in the security therefor. Accordingly, the holders of Certificates of each Class may have divergent or conflicting interests from the holders of Certificates of other Classes.

REDEMPTION

  The Trust shall redeem any Series of Certificates if the related Series of Notes is redeemed. Unless otherwise specified in the related Prospectus Supplement, notice of such redemption will be given by the Trust to each holder of Certificates to be redeemed by first-class mail, postage prepaid, mailed not less than five days nor more than 25 days prior to the date of redemption.

REPORTS TO CERTIFICATEHOLDERS

  On each Distribution Date, Special Distribution Date or any other date specified in the Trust Agreement for distribution of any payments with respect to any Class of Certificates, the Certificate Trustee will include with each distribution to holders of Certificates of such Class a statement with respect to such distribution to be made on such Distribution Date, Special Distribution Date or other date, as the case may be, setting forth the following information, in each case, to the extent received by the Certificate Trustee from the Note Trustee, no later than two Certificate Business Days prior to such Distribution Date, Special Distribution Date or other date specified herein for such distribution:

    (a) the amount of the distribution to Certificateholders allocable to (i) principal and (ii) interest, in each case per $1,000 original principal amount of each Class of Certificates;

    (b) the aggregate outstanding principal balance of the Certificates, after giving effect to distributions allocated to principal reported under
  (a) above; and

    (c) the difference, if any, between the amount specified in (b) above and the principal amount scheduled to be outstanding on such date according to the Expected Amortization Schedule.

  Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of the Notes, the Certificate Trustee will mail to each person who at any time during such calendar year has been a Certificateholder and received any distribution thereon, a statement containing certain information for the purposes of such Certificateholder's preparation of Federal and state income tax returns. See "Certain Federal Income Tax Consequences" and "State Taxation" herein.

SUPPLEMENTAL TRUST AGREEMENTS

  The Infrastructure Bank (with the prior written approval of the Note Issuer) may, and the Certificate Trustee and the Delaware Trustee will, from time to time, and without the consent of the Certificateholders of any Series, enter into one or more agreements supplemental to the Trust Agreement, (1) to add to the covenants of the Infrastructure Bank for the benefit of the Certificateholders, or to surrender any right or power conferred upon the Infrastructure Bank; (2) to correct or supplement any provision in the Trust Agreement or in any supplemental agreement which may be defective or inconsistent with any other provision in the Trust Agreement or in any supplemental agreement or to make any other provisions with respect to matters or questions arising under the Trust Agreement; provided that any such action shall not adversely affect the interests of the Certificateholders; (3) to cure any ambiguity or correct any mistake; (4) to qualify, if necessary, the Trust Agreement (including any supplement thereto) under the Trust Indenture Act of 1939, as amended or (5) to provide for the issuance of the Certificates of any Series or Class, or to provide for the execution and delivery of any Swap Agreement.

  In addition, the Infrastructure Bank (with the prior written approval of the Note Issuer) may, and the Certificate Trustee and the Delaware Trustee will, with the consent of Certificateholders holding not less than a majority of the aggregate outstanding principal amount of the Certificates of all affected Classes, enter into one or more agreements supplemental to the Trust Agreement for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the Trust Agreement. No amendment, however, may, without the consent of each Certificateholder affected thereby, (a) reduce in any manner the amount of, or delay the timing of, deposits or distributions on any Certificate, (b) permit the disposition of any Note held by the Trust except as permitted by the Trust Agreement, or otherwise deprive any Certificateholder of the benefit of the ownership of the related Notes held by the Trust, (c) reduce the aforesaid percentage of the aggregate outstanding principal amount of the Certificates the holders of which are required to consent to any such amendment, (d) modify the provisions in the Trust Agreement relating to amendments with the consent of Certificateholders, except to increase the percentage vote necessary to approve amendments or to add further provisions which cannot be modified or waived without the consent of all Certificateholders, or (e) adversely affect the status of the Trust as a grantor trust not taxable as a corporation for federal income tax purposes. Promptly following the execution of any amendment to the Trust Agreement (other than an amendment described in the preceding paragraph), the Certificate Trustee will furnish written notice of the substance of such amendment to each Certificateholder.

  Any supplement to the Trust Agreement executed in connection with the issuance of one or more new Series of Certificates will not be considered an amendment to the Trust Agreement.

LIST OF CERTIFICATEHOLDERS

  Upon written request of any Certificateholder or group of Certificateholders of any Series or of all outstanding Series of record holding Certificates evidencing not less than 10 percent of the aggregate outstanding principal amount of the Certificates of such Series or all Series, as applicable, the Certificate Trustee will afford such Certificateholder or Certificateholders access during business hours to the current list of Certificateholders of such Series or of all outstanding Series, as the case may be, for purposes of communicating with other Certificateholders with respect to their rights under the Trust Agreement.

  The Trust Agreement does not provide for any annual or other meetings of Certificateholders.

REGISTRATION AND TRANSFER OF THE CERTIFICATES

  If so specified in the related Prospectus Supplement, one or more Classes of Certificates will be issued in definitive form and will be transferable and exchangeable at the office of the registrar identified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, no service charge will be made for any such registration or transfer of such Certificates, but the owner may be required to pay a sum sufficient to cover any tax or other governmental charge.

  Each Class of Certificates will be issued in the minimum initial denominations set forth in the related Prospectus Supplement and, except as otherwise provided in the related Prospectus Supplement, in integral multiples thereof.

  Distributions of interest and principal will be made on each Distribution Date to the Certificateholders in whose names the Certificates were registered on the related Record Date.

BOOK-ENTRY REGISTRATION

  If so specified in the related Prospectus Supplement, one or more Classes of Certificates initially may be Book-Entry Certificates, which are initially represented by one or more certificates registered in the name of Cede, as nominee of DTC, or another securities depository, and are available only in the form of book-entries. Any Book-Entry Certificates will initially be registered in the name of Cede, the nominee of DTC. Holders may also hold Certificates of a Class through Centrale de Livraison de Valeurs Mobilieres S.A. ("CEDEL") or the Euroclear System ("Euroclear") (in Europe), if they are participants in such systems or indirectly through organizations that are participants in such systems.

  Cede, as nominee for DTC, will hold the global Certificate or Certificates. CEDEL and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective Depositaries (as defined herein) which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC. Citibank, N.A. will act as depositary for CEDEL and Morgan Guaranty Trust Company of New York will act as depositary for Euroclear (in such capacities, the "Depositaries").

  DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations, which are the Participants, and facilitate the settlement of securities transactions between Participants through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of securities. Participants include underwriters, securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to Indirect Participants, which are others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly.

  Transfers between Participants will occur in accordance with DTC rules. Transfers between CEDEL Participants (as defined herein) and Euroclear Participants (as defined herein) will occur in accordance with their respective rules and operating procedures.

  Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary. Cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving bonds in DTC, and making or receiving distributions in accordance with normal procedures for same-day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

  Because of time-zone differences, credits of securities received in CEDEL or Euroclear as a result of a transaction with a Participant will be made during subsequent settlement processing and dated the Certificate Business Day following the DTC settlement date. Such credits or any transactions in such Certificates settled during such processing will be reported to the relevant Euroclear or CEDEL Participant on such Certificate Business Day. Cash received in CEDEL or Euroclear as a result of sales of Certificates by or through a CEDEL Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the Certificate Business Day following settlement in DTC.

  Certificateholders that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Certificates may do so only through Participants and Indirect Participants. In addition, Certificateholders will receive all distributions of principal of and interest on the Certificates from the Certificate Trustee through DTC and its Participants. Under a book-entry format, Certificateholders will receive distributions after the related Distribution Date, as the case may be, because, while distributions are required to be forwarded to Cede, as nominee for DTC, on each such date, DTC will forward such distributions to its Participants, which thereafter will be required to forward them to Indirect Participants or holders of beneficial interests in the Certificates. The Certificate Trustee, the Seller, the Servicer and any paying agent, transfer agent or registrar may treat the registered holder in whose name any Certificate is registered (expected to be Cede) as the absolute owner thereof (whether or not such Certificate is overdue and notwithstanding any notice of ownership or writing thereon or any notice to the contrary) for the purpose of making distributions and for all other purposes.

  Unless and until Definitive Certificates (as defined below) are issued, it is anticipated that the only "holder" of Book-Entry Certificates of any Series will be Cede, as nominee of DTC. Certificateholders will only be permitted to exercise their rights as Certificateholders indirectly through Participants and DTC. All references herein to actions by Certificateholders thus refer to actions taken by DTC upon instructions from its Participants, and all references herein to distributions, notices, reports and statements to Certificateholders refer to distributions, notices, reports and statement to Cede, as the registered holder of the Certificates, for distribution to the beneficial owners of the Certificate in accordance with DTC procedures.

  While any Book-Entry Certificates of a Series are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Certificates and is required to receive and transmit distributions of principal of, and interest on, the Book-Entry Certificates. Participants with whom Certificateholders have accounts with respect to Book-Entry Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificateholders. Accordingly, although Certificateholders will not possess physical certificates, the Rules provide a mechanism by which Certificateholders will receive distributions and will be able to transfer their interests.

  Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of holders of beneficial interests in the Certificates to pledge Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Certificates, may be limited due to the lack of a Definitive Certificate for such Certificates.

  DTC has advised the Certificate Trustee that it will take any action permitted to be taken by a Certificateholder under the Trust Agreement and the related Prospectus Supplement only at the direction of one or more Participants to whose account with DTC the Certificates are credited. Additionally, DTC has advised the Certificate Trustee that it may take actions with respect to the Certificateholders' Interest that might conflict with other of its actions with respect thereto.

  CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of securities. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL Participants are recognized financial institutions around the world including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include any underwriters, agents or dealers with respect to a Series of Certificates offered hereby. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

  Euroclear was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 29 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the "Euroclear Operator"), under contract with Euroclear Clearance System S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

  The Euroclear Operator is the Belgian branch of a New York banking corporation that is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

  Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of Euroclear and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

  Distributions with respect to Certificates held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant systems' rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Certain Federal Income Tax Consequences" herein. CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the Trust Agreement or the relevant Prospectus Supplement on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

  Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Certificates among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

DEFINITIVE CERTIFICATES

  Certificates of a Class will be issued in registered form to Certificateholders, or their nominees, rather than to DTC (such Certificates being referred to herein as "Definitive Certificates") only under the circumstances provided in the Trust Agreement, which will include (a) DTC advising the Certificate Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Certificates of such Class and the Certificate Trustee or the Infrastructure Bank being unable to locate a qualified successor, (b) the Infrastructure Bank (with the prior written approval of the Note Issuer) electing to terminate the book-entry system through DTC or (c) after the occurrence of an Event of Default under the terms of the Trust Agreement, holders of Certificates representing not less than 50 percent of the aggregate outstanding principal amount of the Certificates of all Series advising DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) to the exclusion of any physical certificates being issued to Certificateholders is no longer in the best interests of Certificateholders. Upon issuance of Definitive Certificates of a Class, such Certificates will be transferable directly (and not exclusively on a book-entry basis) and registered holders will deal directly with the Certificate Trustee with respect to transfers, notices and distributions.

  Upon the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the definitive securities representing the Certificates and instructions for registration, the Certificate Trustee will issue the Certificates in the form of Definitive Certificates, and thereafter the Certificate Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Trust Agreement and the related Prospectus Supplement.

  Distribution of principal of and interest on the Certificates will be made by the Certificate Trustee directly to Certificateholders in accordance with the procedures set forth herein and in the Trust Agreement and the related Prospectus Supplement. Interest distributions and principal distributions will be made to Certificateholders in whose names the Definitive Certificates were registered at the close of business on the related Record Date. Distributions will be made by check mailed to the address of such Certificateholder as it appears on the register maintained by the Certificate Trustee. The final distribution on any Certificate (whether Definitive Certificates or Certificates registered in the name of Cede), however, will be made only upon presentation and surrender of such Certificate on the final distribution date at such office or agency as is specified in the notice of final distribution to Certificateholders. The Certificate Trustee will provide such notice to registered Certificateholders not later than the fifth day of the month of the final distribution.

  Definitive Certificates will be transferable and exchangeable at the offices of the transfer agent and registrar, which initially will be the Certificate Trustee. No service charge will be imposed for any registration of transfer or exchange, but the transfer agent and registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

CONDITIONS OF ISSUANCE OF ADDITIONAL SERIES

The issuance of any additional Series of Certificates is subject to the following conditions, among others:

    (a) appropriate documentation required by the Note Indenture and Trust Agreement, including supplements thereto, shall have been authorized, executed and delivered by all parties required to do so by the terms of the relevant documents;

    (b) an Issuance Advice Letter shall have been submitted to the CPUC and shall have become effective;

    (c) the Rating Agency Condition shall have been satisfied with respect to such issuance;

    (d) such issuance will not adversely affect the status of the Trust as a grantor trust not taxable as a corporation for federal income tax purposes;

    (e) no Event of Default shall have occurred and be continuing under the
  Note Indenture or the Trust Agreement;

    (f) as of the date of issuance, the Trust shall have sufficient funds available to pay the purchase price for the related Series of Notes, as well as the costs of issuance of the Series of Certificates (to the extent not payable from Note proceeds) and all conditions to the issuance of a new series of Notes and Certificates shall have been satisfied or waived; and

    (g) delivery by the Note Issuer to the Note Trustee of certain certificates and opinions specified in the Note Indenture.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  Interest on the Certificates will be included in gross income for federal income tax purposes.

GENERAL

  The following is a general discussion of material federal income tax consequences relating to the purchase, ownership and disposition of a Certificate, and is based on the opinion of Special Counsel. This discussion represents the opinion of Special Counsel, subject to the qualifications set forth therein or herein. Additional federal income tax considerations relevant to a particular Series may be set forth in the related Prospectus Supplement. This discussion is based on current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), currently applicable Treasury regulations and judicial and administrative rulings and decisions. Legislative, judicial or administrative changes may be forthcoming that could alter or modify the statements and conclusions set forth herein. Any such changes or interpretations may or may not be retroactive and could affect tax consequences to Certificateholders.

  The discussion does not address all of the tax consequences relevant to a particular Certificateholder in light of that Certificateholder's circumstances, and some Certificateholders may be subject to special tax rules and limitations not discussed below (e.g., life insurance companies, tax-exempt organizations, financial institutions or broker-dealers). CONSEQUENTLY, EACH PROSPECTIVE CERTIFICATEHOLDER IS URGED TO CONSULT ITS OWN TAX ADVISER IN DETERMINING THE FEDERAL, STATE, LOCAL AND FOREIGN INCOME AND ANY OTHER TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF A CERTIFICATE.

  For purposes of this discussion, "U.S. Person" means (i) a citizen or resident of the United States; (ii) a corporation (or entity treated as a corporation for tax purposes) created or organized in the United States, or under the laws of the United States or of any state thereof (including the District of Columbia); (iii) a partnership (or entity treated as a partnership for tax purposes) organized in the United States, or under the laws of the United States or of any state thereof (including the District of Columbia), unless provided otherwise by future Treasury regulations; (iv) an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source or; (v) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons has the authority to control all substantial decisions of the trust. Notwithstanding the last clause of the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as U.S. Persons prior to such date, may elect to continue to be U.S. Persons. The term "U.S. Certificateholder" means any U.S. Person and any other person to the extent that income attributable to its interest in a Certificate is effectively connected with that person's conduct of a U.S. trade or business. The term "non-U.S. Certificateholder" means any person other than a U.S. Certificateholder.

  The discussion assumes that a Certificate is issued in registered form. Moreover, the discussion assumes that any original issue discount ("OID") on the Underlying Notes (i.e., any excess of the stated redemption price at maturity of the Underlying Note over its issue price) is less than a de minimis amount (i.e., 0.25 percent of its stated redemption price at maturity multiplied by the Underlying Note's weighted average maturity), all within the meaning of the OID regulations. The applicable Prospectus Supplement will set forth a discussion of any additional material tax consequences with respect to Certificates not conforming to the foregoing assumptions.

TREATMENT OF THE CERTIFICATES

  The Seller has received a ruling from the Internal Revenue Service ("IRS") holding that the Underlying Notes are obligations of the Seller for federal income tax purposes. Special Counsel has opined that the Trust will not be a business entity classified as a corporation or a publicly traded partnership treated as a corporation, but will be treated as a grantor trust. Further, Special Counsel has opined that each Class of Certificates bearing a fixed interest rate (the "Fixed Rate Certificates") will evidence ownership of a fractional undivided beneficial interest in the related Class of Underlying Notes, and each Class of Floating Rate Certificates will evidence ownership of a fractional undivided beneficial interest in the related Class of Underlying Notes and the related Swap Agreement.

TAXATION OF U.S. FIXED RATE CERTIFICATEHOLDERS

  GENERAL

  Assuming, in accordance with Special Counsel's opinion, that the Fixed Rate Certificates represent ownership of the Underlying Notes for federal income tax purposes, stated interest on a beneficial interest in such Certificates will be taxable as ordinary income when received or accrued by U.S. Certificateholders in accordance with their method of accounting. Generally, interest received on the Fixed Rate Certificates will constitute "investment income" for purposes of certain limitations of the Code concerning the deductibility of investment interest expense.

  MARKET DISCOUNT

  A U.S. Certificateholder who purchases (including a purchase at original issuance for a price less than the issue price) an interest in a Fixed Rate Certificate at a discount that exceeds any unamortized OID may be subject to the "market discount" rules of sections 1276 through 1278 of the Code. These rules generally provide that, subject to a statutorily-defined de minimis exception, if a U.S. Certificateholder acquires a Fixed Rate Certificate at a market discount (i.e., at a price below its stated redemption price at maturity or its revised issue price if it was issued with OID) and thereafter recognizes gain upon a disposition of the Fixed Rate Certificate (or disposes of it in certain non-recognition transactions, including by gift), the lesser of such gain (or appreciation, in the case of an applicable non-recognition transaction) or the portion of the market discount that accrued while the Fixed Rate Certificate was held by such holder will be treated as ordinary interest income at the time of the disposition. In addition, a U.S. Certificateholder who acquired a Fixed Rate Certificate at a market discount would be required to treat as ordinary interest income the portion of any principal payment attributable to accrued market discount on such Fixed Rate Certificate. Generally, market discount accrues ratably over the life of a debt instrument unless the debt holder elects to accrue market discount on a constant yield to maturity basis. It is not clear how either the ratable accrual or constant yield accrual methodologies apply to instruments such as the Fixed Rate Certificates where the timing of principal payments is uncertain. Investors should consult their own tax advisors concerning the accrual of market discount. The market discount rules also provide that a U.S. Certificateholder who acquires a Fixed Rate Certificate at a market discount may be required to defer a portion of any interest expense that otherwise may be deductible on any indebtedness incurred or maintained to purchase or carry the Fixed Rate Certificate until the holder disposes of the Certificate in a taxable transaction.

  A U.S. Certificateholder who acquired a Fixed Rate Certificate at a market discount may elect to include market discount in income as the discount accrues, either on a ratable basis or, if elected, on a constant yield basis. The current inclusion election, once made, applies to all market discount obligations acquired on or after the first day of the first taxable year to which the election applies, and may not be revoked without the consent of the IRS. If a holder elects to include market discount in income in accordance with the preceding sentence, the foregoing rules with respect to the recognition of ordinary income on sales, principal payments and certain other dispositions of the Fixed Rate Certificates and the deferral of interest deductions on indebtedness related to the investor certificates will not apply.

  AMORTIZABLE BOND PREMIUM

  A U.S. Certificateholder who purchases an interest in a Fixed Rate Certificate at a premium may elect to offset the premium against interest income under the constant yield method over the remaining term of the Fixed Rate Certificate in accordance with the provisions of section 171 of the Code. A holder that elects to amortize bond premium must reduce the tax basis in the related Fixed Rate Certificate by the amount of bond premium used to offset interest income. If a Fixed Rate Certificate purchased at a premium is redeemed in full prior to its maturity, a holder who has elected to amortize bond premium should be entitled to a deduction in the taxable year of redemption in an amount equal to the excess, if any, of the adjusted basis of the Fixed Rate Certificate over the greater of the redemption price or the amount payable on maturity.

TAXATION OF U.S. FLOATING RATE CERTIFICATEHOLDERS

  Generally, as explained above, each Floating Rate Certificateholder will be treated as having purchased an interest in an Underlying Note and an interest in the related Swap Agreement. The tax treatment of the Certificateholder's interest in the Underlying Note would generally be the same as that described above in the case of a Certificateholder who purchased an interest in a Class of Fixed Rate Certificates.

  Each Floating Rate Certificateholder will include in income its share of the fixed rate interest on the Underlying Note in accordance with its regular method of tax accounting. As the tax owner of an undivided interest in the Swap Agreement related to that Class, the Certificateholder would account for income and expense with respect to the Swap Agreement under the rules set out in Treas. Reg. 1.446-3 (the "Notional Principal Contract" or "NPC" regulations).

  The tax treatment of payments made or received under a Swap Agreement depends on whether the payments are periodic payments, nonperiodic payments, or termination payments. A periodic payment is any payment made under a contract payable at intervals of one year or less during the entire term of the contract that is based on a specified index (which includes a fixed rate) and a notional principal amount. A nonperiodic payment is usually an up-front payment made by one party to a notional principal contract to induce the other party to enter into the contract. It is not anticipated that there will be any non-periodic payment made with respect to a Swap Agreement. If such a non-periodic payment is expected to be made, the tax treatment will be described in a Prospectus Supplement.

  For any taxable year, a Floating Rate Certificateholder would include in, or deduct from, gross income the Certificateholder's net swap income or expense. Net swap income or expense would include the sum of all periodic payments recognized and attributable to the year.

  Periodic payments made on any quarterly payment date would be allocated ratably among the days in the quarter, and a Floating Rate Certificateholder would include or deduct its share of the net periodic payments allocated to the year.

  Each purchaser of a Floating Rate Certificate would be required to allocate its purchase price between the Underlying Note and the related Swap Agreement based on their relative fair market values. For example, even if a Floating Rate Certificate were purchased for its face amount, the holder might be considered to have acquired the Underlying Note at a discount and to have acquired the related Swap Agreement for the remaining purchase price. This bifurcation of the purchase price of the Floating Rate Certificate could result in aggregate net income to the Floating Rate Certificateholder that differed somewhat in any particular year from the interest actually payable on the Certificate for such year. A holder could avoid such results by making an integration election on or before the acquisition date of the Floating Rate Certificate in the manner described below under "Integration of the Underlying Notes and the Swap Agreement."

  Moreover if an individual were to hold a Floating Rate Certificate, any net swap expense for any year would be treated as a miscellaneous itemized deduction. In computing taxable income, an individual is allowed to deduct miscellaneous itemized deductions only to the extent the sum of such deductions exceeds two percent of the individual's adjusted gross income. Further, an individual is not allowed a deduction for miscellaneous itemized deductions in computing alternative minimum taxable income. Thus, for any period for which the fixed rate on the Underlying Notes exceeded the floating rate payments made to the Trust under the Swap Agreement, an individual would include in income interest at the full fixed rate payable on the Underlying Notes, but could be precluded from deducting the net swap expense for the period due to the limitations imposed on miscellaneous itemized deductions. An individual could avoid such treatment by making an integration election in the manner described below under "Integration of the Underlying Notes and the Swap Agreement."

  A termination payment is a payment made to assign or extinguish a party's rights and obligations under a swap contract. If a Certificateholder were to sell its interest in a Floating Rate Certificate, it would be considered to have made or to have received a termination payment with respect to its interest in the Swap Agreement. The Certificateholder would recognize gain or loss in the year that it terminated its interest in the Swap Agreement determined by reference to the amount of the termination payment made or received and the Certificateholder's basis in the Swap Agreement.

  A Floating Rate Certificateholder could also receive a termination payment if an event of default under the Swap Agreement were to occur. If such an event were to occur, the Certificateholder could recognize gain upon receipt of a termination payment.

INTEGRATION OF THE UNDERLYING NOTES AND THE SWAP AGREEMENT

  In lieu of the tax treatment described above, a Floating Rate Certificateholder could identify the purchase of a Floating Rate Certificate as the acquisition of a fixed rate debt instrument together with a Treas. Reg. 1.1275-6 hedge. In essence, if the Certificateholder identifies the Underlying Note and the related Swap Agreement as an integrated transaction on its books and records, on or before the acquisition date of the Floating Rate Certificate, it may be able to integrate the cash flows on the Swap Agreement and the fixed rate Underlying Note and treat the combined cash flows as a single synthetic floating rate debt instrument. All interest on the synthetic floating rate debt instrument would be treated as original issue discount, includible in income as it accrues regardless of the holder's method of accounting. The disposition of a Floating Rate Certificate that was identified under the integration regime would be treated as the disposition of a single synthetic floating rate debt instrument.

  If a Swap Counterparty default event were to occur so that the Swap Agreement terminated, a Certificateholder who had made an integration election would be treated as having "legged-out" of integration. Such a Certificateholder could recognize gain as a result of such legging-out. Certificateholders are urged to consult their own tax advisors concerning the integration election.

SALE OR EXCHANGE OF FIXED RATE CERTIFICATES

  Upon a disposition of an interest in a Fixed Rate Certificate, a U.S. Certificateholder generally will recognize gain or loss equal to the difference between (i) the amount of cash and the fair market value of any other property received (other than amounts attributable to, and taxable as, accrued stated interest) and (ii) the U.S. Certificateholder's adjusted basis in its interest in the Fixed Rate Certificate. The adjusted basis in the interest in the Fixed Rate Certificate will equal its cost, increased by any OID or market discount included in income with respect to the interest in the Fixed Rate Certificate prior to its disposition and reduced by any payments reflecting principal or OID previously received with respect to the interest in the Fixed Rate Certificate and any amortized premium. Subject to the OID and market discount rules, gain or loss will generally be capital gain or loss if the interest in the Fixed Rate Certificate was held as a capital asset. Capital losses generally may be used by a corporate taxpayer only to offset capital gains and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income.

SALE OR EXCHANGE OF FLOATING RATE CERTIFICATES

  If a Floating Rate Certificateholder does not make an integration election, then the sale or exchange of a Floating Rate Certificate will be treated as the sale of an interest in the related Note, and an assignment of an interest in the Swap Agreement. The total sale proceeds would be allocated between the Underlying Note and the Swap Agreement in proportion to their relative fair market values. Gain or loss on the Underlying Note would be determined in the manner described above, and gain or loss on the Swap Agreement would give rise to gain or loss as described above for termination payments. If the Swap Agreement has a negative value at the time of the sale of a Floating Rate Certificate, the Floating Rate Certificateholder would apparently be treated as having sold the Underlying Note for its fair market value (which would exceed the sale proceeds) and as having paid such excess to the purchaser of the Floating Rate Certificate in consideration for the assumption of the obligations under the Swap Agreement. If an integration election is made, however, the Certificateholder would be viewed as having sold a single floating rate debt instrument and could recognize gain or loss on such sale.

NON-U.S. CERTIFICATEHOLDERS

  In general, a non-U.S. Certificateholder will not be subject to U.S. federal income tax on interest (including OID) on a beneficial interest in a Certificate unless (i) the non-U.S. Certificateholder is a controlled foreign corporation that is related to the Seller through stock ownership or (ii) the non-U.S. Certificateholder is a bank which receives interest as described in Code Section 881(c)(3)(A). To qualify for the exemption from taxation, the last U.S. Person in the chain of payment prior to payment to a non-U.S. Certificateholder (the "Withholding Agent") must have received (in the year in which a payment of interest or principal occurs or in either of the two preceding years) a statement that (i) is signed by the non-U.S. Certificateholder under penalties of perjury, (ii) certifies that the non-U.S. Certificateholder is not a U.S. Person and (iii) provides the name and address of the non-U.S. Certificateholder. The statement may be made on a Form W-8 or substantially similar substitute form, and the non-U.S. Certificateholder must inform the Withholding Agent of any change in the information on the statement within 30 days of the change. If a Certificate is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide a signed statement to the Withholding Agent. However, in that case, the signed statement must be accompanied by a Form W-8 or substitute form provided by the non-U.S. Certificateholder to the organization or institution holding the Certificate on behalf of the non-U.S. Certificateholder. The U.S. Treasury Department is considering implementation of further certification requirements aimed at determining whether the issuer of a debt obligation is related to holders thereof.

  Generally, any gain or income realized by a non-U.S. Certificateholder upon retirement or disposition of an interest in a Certificate (other than gain attributable to accrued interest or OID, which is addressed in the preceding paragraph) will not be subject to U.S. federal income tax, provided that in the case of a Certificateholder that is an individual, such Certificateholder is not present in the United States for 183 days or more during the taxable year in which such retirement or disposition occurs. Certain exceptions may be applicable, and an individual non-U.S. Certificateholder should consult a tax adviser.

  If a non-U.S Certificateholder were to hold an interest in a Floating Rate Certificate, generally, any income attributable to the non-U.S.
Certificateholder's interest in the Swap Agreement, irrespective of whether an integration election were made, would not be U.S. source income. Consequently, it would not be subject to U.S. federal income tax.

INFORMATION REPORTING AND BACKUP WITHHOLDING

  Backup withholding of U.S. federal income tax at a rate of 31 percent may apply to payments made in respect of a Certificate to a registered owner who is not an "exempt recipient" and who fails to provide certain identifying information (such as the registered owner's taxpayer identification number) in the manner required. Generally, individuals are not exempt recipients whereas corporations and certain other entities are exempt recipients. Payments made in respect of a U.S. Certificateholder must be reported to the IRS, unless the U.S. Certificateholder is an exempt recipient or otherwise establishes an exemption.

  In the case of payments of principal of and interest on (and the amount of OID, if any, accrued on) Certificates to non-U.S. Certificateholders, temporary Treasury regulations provide that backup withholding and information reporting will not apply to payments with respect to which either requisite certification has been received or an exemption has otherwise been established (provided that neither the Certificate Trustee nor a paying agent has actual knowledge that the holder is a U.S. Person or that the conditions of any other exemption are not in fact satisfied). Payments of the proceeds of the sale of a Certificate to or through a foreign office of a broker that is a U.S. Person, a controlled foreign corporation for United States federal income tax purposes or a foreign person 50% or more of whose gross income is effectively connected with the conduct of a trade or business within the United States for the specified three-year period are currently subject to certain information reporting requirements, unless the payee is an exempt recipient or such broker has evidence in its records that the payee is not a U.S. Person and no actual knowledge that such evidence is false and certain other conditions are met. Temporary Treasury regulations indicate that such payments are not currently subject to backup withholding. Under current Treasury regulations, payments of the proceeds of a sale to or through the United States office of a broker will be subject to information reporting and backup withholding unless the payee certifies under penalties of perjury as to his or her status as a non-U.S. Person and certain other qualifications (and no agent of the broker who is responsible for receiving or reviewing such statement has actual knowledge that it is incorrect) and provides his or her name and address or the payee otherwise establishes an exemption.

  Any amounts withheld under the backup withholding rules from a payment to a Certificateholder would be allowed as a refund or a credit against such Certificateholder's U.S. federal income tax, provided that the required information is furnished to the IRS.

  The Treasury Department recently promulgated final regulations regarding the withholding and information reporting rules discussed above. In general, the final regulations do not significantly alter the substantive withholding and information reporting requirements but rather unify current certification procedures and forms and clarify reliance standards. In addition, the final regulations permit the shifting of primary responsibility for withholding to certain financial intermediaries acting on behalf of beneficial owners. The final regulations are generally effective for payments made after December 31, 1998, subject to certain transition rules. Certificateholders should consult their own tax advisors with respect to the impact, if any, of the final regulations.

                                STATE TAXATION

CALIFORNIA TAXATION

  In the opinion of Special Counsel, interest and OID on the Certificates will be exempt from California personal income tax, but not exempt from the California franchise tax applicable to banks and corporations. Gain or loss, if any, resulting from an exchange or redemption of Certificates will be recognized in the year of the exchange or redemption. Present California law taxes both long-term and short-term capital gains at the rates applicable to ordinary income. Interest on indebtedness incurred or continued by a Certificateholder in connection with the purchase of Certificates will not be deductible for California personal income tax purposes.

OTHER STATES

  The discussion above does not address the taxation of the Trust or the tax consequences of the purchase, ownership or disposition of an interest in the Certificates under any state or local tax law other than that of the State of California. Each investor should consult its own tax adviser regarding state and local tax consequences.

                             ERISA CONSIDERATIONS

  ERISA and/or Section 4975 of the Code impose certain requirements on employee benefit plans and certain other plans and arrangements, including individual retirement accounts and annuities, Keogh plans and certain collective investment funds or insurance company general or separate accounts in which such plans, accounts or arrangements are invested, that are subject to the fiduciary responsibility and prohibited transaction provisions of ERISA and/or Section 4975 of the Code (collectively, "Plans"), and on persons who are fiduciaries with respect to Plans, in connection with the investment of assets that are treated as "plan assets" of any Plan for purposes of applying Title I of ERISA and Section 4975 of the Code ("Plan Assets"). ERISA imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. Generally, any person who has discretionary authority or control respecting the management or disposition of Plan Assets, and any person who provides investment advice with respect to Plan Assets for a fee or other consideration, is a fiduciary with respect to such Plan Assets.

  ERISA and Section 4975 of the Code prohibit a broad range of transactions involving Plan Assets and persons who have certain specified relationships to a Plan or its Plan Assets ("parties in interest" under ERISA and "disqualified persons" under the Code (collectively, "Parties in Interest")), unless a statutory or administrative exemption is available. Parties in Interest and Plan fiduciaries that participate in a prohibited transaction may be subject to penalties imposed under ERISA and/or excise taxes imposed pursuant to
Section 4975 of the Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code.

  Any fiduciary or other Plan investor considering whether to purchase the Certificates of any Class or Series on behalf or with Plan Assets of any Plan should consult with its legal advisors and refer to the related Prospectus Supplement for guidance regarding the ERISA Considerations applicable to the Certificates offered thereby.

  Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA), are not subject to the requirements of ERISA or Section 4975 of the Code. Accordingly, except as provided in the applicable Prospectus Supplement, assets of such plans may be invested in the Certificates of any Class or Series without regard to the ERISA considerations described herein, subject to the provisions of other applicable federal and state law. However, any such plan that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code is subject to the prohibited transaction rules set forth in
Section 503 of the Code.

                                USE OF PROCEEDS

  The Trust will use the net proceeds received from each sale of a Series of Certificates to purchase the related Note or Notes from the Note Issuer. The
Note Issuer will use such proceeds to purchase the Transition Property from the Seller and to pay issuance costs related to the Notes. The Seller will use such proceeds to repay outstanding debt and reduce the amount of outstanding equity generally in proportion to its existing capital structure.

                             PLAN OF DISTRIBUTION

  The Certificates of each Series may be sold to or through underwriters named in the related Prospectus Supplement (the "Underwriters") by a negotiated firm commitment underwriting and public reoffering by the Underwriters or such other underwriting arrangement as may be specified in the related Prospectus Supplement or may be offered or placed either directly or through agents. The
Note Issuer and the Trust intend that Certificates will be offered through such various methods from time to time and that offerings may be made concurrently through more than one of such methods or that an offering of a particular Series of Certificates may be made through a combination of such methods.

  The distribution of Certificates may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or in negotiated transactions or otherwise at varying prices to be determined at the time of sale.

  In connection with the sale of the Certificates, Underwriters or agents may receive compensation in the form of discounts, concessions or commissions. Underwriters may sell Certificates to certain dealers at prices less a concession. Underwriters may allow and such dealers may reallow a concession to certain other dealers. Underwriters, dealers and agents that participate in the distribution of the Certificates of a Series may be deemed to be underwriters and any discounts or commissions received by them from the Trust and any profit on the resale of the Certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act. Any such Underwriters or agents will be identified, and any such compensation received from the Trust will be described, in the related Prospectus Supplement.

  Under agreements which may be entered into by the Seller, the Note Issuer and the Trust, Underwriters and agents who participate in the distribution of the Certificates may be entitled to indemnification by the Seller and the Note Issuer against certain liabilities, including liabilities under the Securities Act.

  The Underwriters may, from time to time, buy and sell Certificates, but there can be no assurance that an active secondary market will develop and there is no assurance that any such market, if established, will continue.

                                    RATINGS

  It is a condition of issuance of each Class of Certificates that at the time of issuance such Class receive the rating indicated in the related Prospectus Supplement, which will be in one of the four highest categories, from at least one Rating Agency. Each Class of Notes will receive the same rating from the applicable Rating Agencies as the corresponding Class of Certificates.

  A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. No person is obligated to maintain the rating on any Certificate, and, accordingly, there can be no assurance that the ratings assigned to any Class of Certificates upon initial issuance will not be lowered or withdrawn by a Rating Agency at any time thereafter. If a rating of any Class of Certificates is revised or withdrawn, the liquidity of such Class of Certificates may be adversely affected. In general, ratings address credit risk and do not represent any assessment of the rate of principal payments on the Certificates.

                                 LEGAL MATTERS

  Certain legal matters relating to the Notes will be passed upon by Orrick, Herrington & Sutcliffe LLP, San Francisco, California, counsel to the Seller and the Note Issuer. Certain legal matters relating to the Certificates and certain federal and California income tax consequences of the issuance of the Certificates will be passed upon by Brown & Wood LLP, San Francisco, California, counsel to the Trust. Certain legal matters relating to the Certificates will be passed upon by Richards, Layton & Finger, P.A., Wilmington, Delaware, Delaware counsel to the Trust, and by Cravath, Swaine & Moore, New York, New York, counsel to the Underwriters.

                         INDEX OF PRINCIPAL DEFINITIONS

Act.............................................................        48
Actual FTA Payments.............................................        57
Administrator...................................................        22
Advice Letters..................................................        16
Agent Bank......................................................        73
Annual Accountant's Report......................................        59
Base Calculation Model..........................................        41
Basic Documents.................................................        69
Book-Entry Certificates.........................................        25
Calculation Date................................................        43
Capital Subaccount..............................................    21, 62
Cede............................................................        25
CEDEL...........................................................        78
CEDEL Participants..............................................        80
Certificate Account.............................................        71
Certificate Business Day........................................        72
Certificate Event of Default....................................    20, 75
Certificate Trustee.............................................        11
Certificateholders..............................................         2
Certificates.................................................... 1, 11, 11
Class...........................................................     1, 12
Closing Date....................................................        44
Code............................................................    27, 82
Collection Account..............................................        62
Collections Curve...............................................        56
Commission......................................................         2
Cooperative.....................................................        80
CPUC............................................................        14
Customers.......................................................        15
Default.........................................................        76
Definitive Certificates.........................................        81
Delaware Business Trust Act.....................................        36
Delaware Trustee................................................        11
Depositaries....................................................        78
Distribution Date...............................................        18
Downgrade Event.................................................    39, 72
DRI.............................................................        51
DTC.............................................................     4, 25
Eligible Institution............................................        62
Eligible Investments............................................        63
ERISA...........................................................        27
ESPs............................................................        16
Estimated FTA Payments..........................................        56
Euroclear.......................................................        78
Euroclear Operator..............................................        80
Euroclear Participants..........................................        80
Event of Default................................................        20
Excess Remittance...............................................        57
Exchange Act....................................................         2
Expected Amortization Schedule..................................        19

FDIC....................................................................     62
Fee Agreement...........................................................     47
FERC....................................................................     33
Final Maturity Date.....................................................     62
Financing Order.........................................................     14
Financing Order Anniversary.............................................     43
Fixed Rate Certificate..................................................     83
Floating Rate...........................................................     73
Floating Rate Certificates..............................................     12
FTA Charges.............................................................     15
FTA Collections.........................................................     16
FTA Payments............................................................     16
General Subaccount...................................................... 20, 62
H.R. 1230...............................................................     29
Indirect Participants...................................................     25
Infrastructure Bank.....................................................  1, 11
Initial Transition Property.............................................     44
Interest Accrual Period.................................................     73
Interest Determination Date.............................................     73
IRS.....................................................................     83
ISO.....................................................................     33
Issuance Advice Letter.................................................. 16, 73
LIBOR...................................................................     73
London Banking Day......................................................     73
Monthly Servicer's Certificate..........................................     58
Moody's.................................................................     36
Net Trust Swap Payment..................................................     72
Net Trust Swap Receipt..................................................     72
Non-U.S. Certificateholder..............................................     83
Note Collateral.........................................................     62
Note Event of Default...................................................     20
Note Indenture..........................................................     61
Note Interest Rate......................................................     62
Note Issuer.............................................................  1, 11
Note Trustee............................................................     14
Noteholder..............................................................     61
Notes...................................................................      1
Notional Principal Contract.............................................     84
NPC.....................................................................     84
OID.....................................................................     83
Operating Expenses......................................................     22
Overcollateralization Amount............................................ 21, 64
Overcollateralization Subaccount........................................ 20, 62
Participants............................................................     25
Parties in Interest.....................................................     88
Payment Date............................................................     18
PG&E....................................................................  1, 11
Plan Assets.............................................................     88
Plans...................................................................     88
Proposition 218.........................................................     29
PU Code.................................................................     14
PX......................................................................     33

Quarterly Administration Fee..........................................       66
Quarterly Interest....................................................   66, 74
Quarterly Principal...................................................       66
Quarterly Servicer's Certificate......................................       69
Rate Freeze Period....................................................       40
Rating Agency.........................................................       26
Rating Agency Condition...............................................       62
Record Date...........................................................       18
Registration Statement................................................        2
Remittance Date.......................................................       57
Remittance Shortfall..................................................       57
Repurchase Price......................................................       46
Required Capital Level................................................       21
Required Overcollateralization Level..................................       21
Reserve Subaccount....................................................       62
Residential Customers.................................................       15
Rules.................................................................       79
S&P...................................................................       36
Sale Agreement........................................................       11
Scheduled Final Distribution Date.....................................       18
Scheduled Maturity Date...............................................       62
Securities Act........................................................        2
Seller................................................................    1, 11
Series................................................................ 1, 2, 12
Series Issuance Date..................................................       62
Servicer..............................................................    1, 11
Servicer Business Day.................................................       53
Servicer Defaults.....................................................       60
Servicing Agreement...................................................       11
Servicing Fee.........................................................       25
Small Commercial Customers............................................       15
Special Counsel.......................................................       29
Special Distribution Date.............................................       71
Special Payments......................................................       71
State Pledge..........................................................   17, 71
Statute...............................................................        7
STO...................................................................       46
Subsequent Transfer Date..............................................       44
Subsequent Transition Property........................................       44
Successor Servicer....................................................       60
Swap Agreement........................................................    7, 72
Swap Counterparty.....................................................       72
Telerate Page.........................................................       73
Termination Date......................................................       18
Terms and Conditions..................................................       80
Territory.............................................................       15
Transition Costs......................................................       14
Transition Property...................................................       16
True-Up Mechanism Advice Letter.......................................       17
True-Up Mechanism Calculation Model...................................       43
Trust.................................................................    1, 11
Trust Agreement.......................................................       11

TURN........................................................................  30
U.S. Certificateholder......................................................  83
U.S. Person.................................................................  82
Underlying Notes............................................................  26
Underwriters................................................................  89
Utilities...................................................................   7
Withholding Agent...........................................................  86

                              ARTHUR ANDERSEN LLP

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Member of PG&E Funding LLC:

  We have audited the accompanying balance sheet of PG&E Funding LLC (a Delaware Limited Liability Company) as of September 30, 1997, and the related statements of income and changes in member's equity and cash flows for the period from inception (July 1, 1997) to September 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We have conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of PG&E Funding LLC as of September 30, 1997, and the results of its operations and its cash flows for the period from inception (July 1, 1997) to September 30, 1997 in conformity with generally accepted accounting principles.

/s/ Arthur Andersen LLP

San Francisco, California
November 3, 1997

                                PG&E FUNDING LLC
                                 BALANCE SHEET

                               SEPTEMBER 30, 1997
                                 (IN THOUSANDS)

      ASSETS
       Cash............................................................. $   10
       Unamortized Debt Issuance Expenses...............................  1,379
                                                                         ------
         Total Assets................................................... $1,389
                                                                         ======
      LIABILITIES AND MEMBER'S EQUITY
      Accrued Expenses and Accounts Payable............................. $1,381
      Member's Equity...................................................      8
                                                                         ------
         Total Liabilities and Member's Equity.......................... $1,389
                                                                         ======



  The accompanying Notes to Financial Statements are an integral part of this statement.

                                PG&E FUNDING LLC
               STATEMENT OF INCOME AND CHANGES IN MEMBER'S EQUITY

       FOR THE PERIOD FROM INCEPTION (JULY 1, 1997) TO SEPTEMBER 30, 1997
                                 (IN THOUSANDS)

      Rent Expense....................................................... $ (2)
                                                                          ----
       Net Loss.......................................................... $ (2)
      Member's Equity at Inception (July 1, 1997)........................   --
      Cash Contributed...................................................   10
                                                                          ----
       Member's Equity at September 30, 1997............................. $  8
                                                                          ====



  The accompanying Notes to Financial Statements are an integral part of this statement.

                                PG&E FUNDING LLC
                            STATEMENT OF CASH FLOWS

       FOR THE PERIOD FROM INCEPTION (JULY 1, 1997) TO SEPTEMBER 30, 1997
                                 (IN THOUSANDS)

      CASH FLOWS FROM OPERATIONS:
      Net Loss....................................................... $    (2)
      Adjustments to reconcile net loss to net cash provided by
       operating activities:
       Unamortized debt expense......................................  (1,379)
       Change in operating assets and liabilities:
        Accrued expenses and accounts payable........................   1,381
                                                                      -------
        Net Cash provided by Operations.............................. $    --
                                                                      -------
      FINANCING ACTIVITIES:
      Equity contribution from Pacific Gas and Electric Company...... $    10
                                                                      -------
      Net Change in Cash.............................................      10
      Cash at Inception (July 1, 1997)...............................      --
                                                                      -------
       Cash at September 30, 1997.................................... $    10
                                                                      =======


  The accompanying Notes to Financial Statements are an integral part of this statement.

                         NOTES TO FINANCIAL STATEMENTS

A. BASIS OF PRESENTATION

  The financial statements include the accounts of PG&E Funding LLC, a Delaware special purpose limited liability company, whose sole member is Pacific Gas and Electric Company (PG&E), a provider of electric and gas services. PG&E is a wholly owned subsidiary of PG&E Corporation. PG&E Funding LLC was formed on July 1, 1997, in order to effect the issuance of notes (the "Underlying Notes") intended to support a 10% electric rate reduction to be provided to PG&E's residential and small commercial customers in connection with electric industry restructuring mandated by California Assembly Bill 1890 (electric restructuring legislation).

  PG&E Funding LLC was organized for the limited purpose of purchasing Transition Property (the right to be paid a specified amount from a nonbypassable charge authorized by the California Public Utility Commission
(CPUC) pursuant to the electric restructuring legislation) and issuing the Underlying Notes, and is restricted by its organizational documents from engaging in other activities. In addition, PG&E Funding LLC's organizational documents require it to operate in such a manner that it should not be consolidated in the bankruptcy estate of PG&E in the event PG&E becomes subject to such a proceeding. The assets of PG&E Funding LLC will consist primarily of the Transition Property.

  PG&E Funding LLC is legally separate from PG&E, the assets of PG&E Funding LLC are not available to creditors of PG&E or PG&E Corporation, and, upon the transfer of the Transition Property to PG&E Funding LLC by PG&E in connection with the issuance of the Underlying Notes, the Transition Property will not be legally an asset of PG&E or PG&E Corporation.

B. SUMMARY OF ACCOUNTING POLICIES

 Unamortized Debt Issuance Expenses

  The expenses associated with the issuance of the Underlying Notes have been capitalized and will be amortized over the life of the Underlying Notes.

 Income Taxes

  PG&E Funding LLC is a single-member limited liability company. Accordingly, all federal income tax effects and all material State of California franchise tax effects of PG&E Funding LLC's activities accrue to PG&E.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions. These estimates and assumptions affect the reported amount of revenues, expenses, assets, and liabilities and the disclosure of contingencies. Actual results could differ from these estimates.

C. LONG TERM NOTES

  The sole holder of the Underlying Notes will be the California
Infrastructure and Economic Development Bank Special Purpose Trust PG&E-1 (the Trust) which will issue "rate reduction bonds" with an original principal amount equal to the original principal amount of the Underlying Notes.

  PG&E Funding LLC intends to issue approximately $3.0 billion of Underlying Notes in December 1997, the maturities and interest rates of which will depend upon market conditions at the time of issuance. The proceeds will be used to purchase the Transition Property from PG&E. The Underlying Notes are expected to be secured solely by the Transition Property and other assets of PG&E Funding LLC.

                               PG&E FUNDING LLC

  The source of repayment will be a nonbypassable charge authorized by the CPUC, which will be collected from PG&E's customers by PG&E, as Servicer.

  Collections of the nonbypassable charge will be deposited by PG&E, as Servicer, with the trustee of the Trust on a monthly basis. Each quarter such monies will be used to make principal and interest payments on the Underlying Notes. The debt service requirements will include an overcollateralization amount which will be retained for the benefit of the holders of the Underlying Notes. Any amounts not required for debt service will be returned to PG&E Funding LLC.

D. SIGNIFICANT AGREEMENTS AND RELATED PARTY TRANSACTIONS

  Under a Transition Property Servicing Agreement, PG&E, the Servicer, is required to manage and administer the Transition Property of PG&E Funding LLC and to collect the nonbypassable charge from the electricity ratepayers on behalf of PG&E Funding LLC. PG&E Funding LLC shall pay a servicing fee equal to a percentage, which will be determined when the Notes are issued, of the principal amount of each Series of the Underlying Notes. The Servicer will also be entitled to receive as compensation any interest earnings on nonbypassable charge collections prior to remittance to the Trust and any late payment charges collected from PG&E's customers.

  The Trust was created solely for the purpose of purchasing the Underlying Notes from PG&E Funding LLC, issuing rate reduction bonds, and applying the proceeds from the Underlying Notes to the payment of the rate reduction bonds. Under the Fee and Indemnity Agreement, PG&E Funding LLC is responsible for paying all fees and expenses incurred by the Certificate Trustee, Bankers Trust Company of California, N.A., and the Delaware Trustee, Bankers Trust (Delaware).

                                    PART II

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder other than underwriting discounts and commissions.

   Registration Statement Fee.................................... $1,060,606.06
   Printing and Engraving Expenses...............................    100,000.00
   Trustees' Fees and Expenses ..................................     30,000.00
   Legal Fees and Expenses.......................................  3,100,000.00
   Blue Sky Fees and Expenses....................................     10,000.00
   Accountants' Fees and Expenses................................    200,000.00
   Rating Agency Fees............................................    350,000.00
   Miscellaneous Fees and Expenses...............................    750,000.00
                                                                  -------------
     Total....................................................... $5,600,606.06
                                                                  =============

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Section 18-108 of the Delaware Limited Liability Company Act provides that subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may and has the power to indemnify and hold harmless any member or other person from and against any and all claims and demands whatsoever. Section 20 of the Amended and Restated Limited Liability Company Agreement of the Registrant provides that, to the full extent permitted by applicable law, the Registrant shall indemnify any member, officer, director, employee or agent of the Registrant and any employee, representative, agent or affiliate of the member (collectively, "Covered Persons") for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Registrant and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by the Amended and Restated Limited Liability Company Agreement, except that the Registrant shall not indemnify any such Covered Person for any loss, damage or claim incurred by such Covered Person by reason of such Covered Person's gross negligence or willful misconduct with respect to such acts or omissions.

  Section 317 of the California Corporation Law (the "California Law") provides that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any proceeding or action by reason of the fact that he or she is or was a director, officer, employee or other agent of such corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. Section 317 also grants authority to a corporation to include in its articles of incorporation indemnification provisions in excess of that permitted in Section 317, subject to certain limitations.

  Article SIXTH of the Articles of Incorporation of Pacific Gas and Electric Company (the "Member") authorizes the Member to provide indemnification of directors and officers through bylaws, resolutions, agreements with agents, vote of shareholders or disinterested directors, or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the California Law, subject only to the applicable limits set forth in Section 204 of the California Law. The Registrant believes that the officers of the Registrant are serving at the request of the Member and are therefore entitled to such indemnity from the Member.

  The Board of Directors of the Member has adopted a resolution implementing the authority granted in Article SIXTH of the Articles of Incorporation. The resolution provides for the indemnification of any director and officer of the Member for any threatened, pending or completed action, suit or proceeding to the fullest extent permissible under California Law and the Articles of Incorporation, subject to the terms of any agreement between the Member and such a person; provided that, no such person shall be indemnified: (i) except to the extent that the aggregate of losses to be indemnified exceeds the amount of such losses for which the director or officer is paid pursuant to any director's or officer's liability insurance policy maintained by the Member; (ii) for any suit or judgment resulting from an accounting of profits made through the purchase or sale of securities of the Member pursuant to Section 16(b) of the Securities Exchange Act of 1934;
(iii) if a court of competent jurisdiction determines that the indemnification is unlawful; (iv) for any acts or omissions involving intentional misconduct or knowing and culpable violation of law; (v) for acts or omissions that the director or officer believes to be contrary to the best interests of the Member or its shareholders, or that involve the absence of good faith; (vi) for any transaction from which the director or officer derived an improper personal benefit; (vii) for acts or omissions that show a reckless disregard for the director's or officer's duty to the Member or its shareholders in circumstances in which the director or officer was aware, or should have been aware, in the ordinary course of performing his or her duties, of a risk of serious injury to the Member or its shareholders; (viii) for acts or omissions that constitute an unexcused pattern of inattention that amount to an abdication of the director's or officer's duties to the Member or its shareholders; (ix) for costs, charges, expenses, liabilities and losses arising under Section 310 or 316 of the California Law; or (x) as to circumstances in which indemnity is expressly prohibited by Section 317. The exclusions set forth in clauses (iv) through (x) above shall apply only to indemnification for acts, omissions or transactions involving breach of duty to the Member or its shareholders. The resolution also provides that the Member shall indemnify any director or officer in connection with (a) a proceeding (or part thereof) initiated by him or her only if such proceeding (or part thereof) was authorized by the Board of Directors or (b) a proceeding (or part thereof), other than a proceeding by or in the name of the Member to procure a judgment in its favor, only if any settlement of such a proceeding is approved in writing by the Member. Indemnification shall cover all costs, charges, expenses, liabilities and losses, including, without limitation, attorneys' fees, judgments, fines, ERISA excise taxes, or penalties and amounts paid or to be paid in settlement, reasonably incurred or suffered by the director or officer.

  The Member has directors' and officers' liability insurance policies in force insuring directors and officers of the Member and its subsidiaries.

ITEM 16. EXHIBITS.

   +1.1 Form of Underwriting Agreement.
   +3.1 Certificate of Formation.
   +3.2 Limited Liability Company Agreement.
   +3.3 Form of Amended and Restated Limited Liability Company Agreement.
   +3.4 Amended and Restated Limited Liability Company Agreement.
    4.1 Form of Note Indenture.
    4.2 Form of Trust Agreement.
   +4.3 Form of Note.
   +4.4 Form of Rate Reduction Certificate.
    5.1 Opinion of Orrick, Herrington & Sutcliffe LLP with respect to legality of the Notes.
   +5.2 Opinion of Richards, Layton & Finger, P.A.with respect to legality of the Rate Reduction Certificates.
   +5.3 Opinion of Richards, Layton & Finger, P.A. with respect to due authorization of the Notes and the Indenture by the Note Issuer.
    8.1 Opinion of Brown & Wood LLP with respect to tax matters.
    8.2 Internal Revenue Service Revenue Ruling.
  +10.1 Form of Transition Property Purchase and Sale Agreement.
  +10.2 Form of Transition Property Servicing Agreement.
  +10.3 Form of Note Purchase Agreement.
  +10.4 Form of Fee and Indemnity Agreement.

   23.1 Consent of Orrick, Herrington & Sutcliffe LLP (included in its opinion filed as Exhibit 5.1).
   23.2 Consent of Brown & Wood LLP (included in its opinions filed as Exhibits
        8.1 and 99.8).
  +23.3 Consent of Richards, Layton & Finger, P.A. (included in its opinions filed as Exhibits 5.2 and 5.3).
   23.4 Consent of Arthur Andersen LLP.
  +23.5 Consent of Brooke Bassett, Esq.
  +25.1 Statement of Eligibility and Qualification of Note Trustee on Form T-1.
   25.2 Statement of Eligibility and Qualification of Certificate Trustee on
        Form T-1.
    +27 Financial Data Schedule.
  +99.1 Application for Financing Order.
  +99.2 Financing Order.
  +99.3 Form of Issuance Advice Letter.
  +99.4 Application to Infrastructure Bank (Exhibit A to Part I thereof is incorporated by reference to Exhibit 99.1 of this Registration
        Statement; Exhibits B, C, F, G, H, J, K and L to Part II thereof are incorporated by reference to Exhibits 4.2, 3.3, 10.4, 4.1, 10.3, 10.1,
        10.2 and 1.1 of this Registration Statement, respectively, and Exhibit
        D to Part II thereof is incorporated by reference to Amendment No. 2 to this Registration Statement).
  +99.5 Form of Issuance Resolutions of Infrastructure Bank.
  +99.6 Interim Opinion of CPUC.
   99.7 Form of opinion of Brown & Wood LLP with respect to impairment of contracts.
   99.8 Opinion of Brown & Wood LLP with respect to Proposition 218.
  +99.9 Form of opinion of Brooke Bassett, Esq. with respect to validity of Issuance Resolutions.

--------
+Previously filed.

ITEM 17. UNDERTAKINGS.

  The undersigned Registrant on behalf of the California Infrastructure and Economic Development Bank Special Purpose Trust PG&E-1 (the "Trust") hereby undertakes as follows:

    (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement; (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement (Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.); (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that
  (a)(1)(i) and (a)(1)(ii) will not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering hereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
  Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934), with respect to the Trust that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) That insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS AMENDMENT NO. 4 TO REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF SAN FRANCISCO, STATE OF CALIFORNIA, ON NOVEMBER 19, 1997.

                                                    PG&E FUNDING LLC
                                                      AS REGISTRANT

                                          By:      /s/ Kent M. Harvey
                                             --------------------------------
                                             Name:  Kent M. Harvey
                                             Title: President

  Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 4 to Registration Statement has been signed on November 19, 1997 by the following persons in the capacities indicated.


           SIGNATURE                  TITLE                   DATE
(Principal Executive Officer)

       /s/ Kent M. Harvey            President and
--------------------------------     Director            November 19, 1997
         KENT M. HARVEY


(Principal Financial Officer)

     /s/ Gabriel B. Togneri          Treasurer and
--------------------------------     Director            November 19, 1997
       GABRIEL B. TOGNERI


(Principal Accounting Officer)

    /s/ Christopher P. Johns
--------------------------------     Controller          November 19, 1997
      CHRISTOPHER P. JOHNS


     /s/ Walter S. Levison
--------------------------------     Director            November 19, 1997
       WALTER S. LEVISON


                               INDEX TO EXHIBITS

                                                                   SEQUENTIALLY
 EXHIBIT                                                             NUMBERED
 NUMBER  DESCRIPTION                                                   PAGE
 ------- -----------                                               ------------
   +1.1  Form of Underwriting Agreement.
   +3.1  Certificate of Formation.
   +3.2  Limited Liability Company Agreement.
   +3.3  Form of Amended and Restated Limited Liability Company
         Agreement.
   +3.4  Amended and Restated Limited Liability Company
         Agreement.
    4.1  Form of Note Indenture.
    4.2  Form of Trust Agreement.
   +4.3  Form of Note.
   +4.4  Form of Rate Reduction Certificate.
    5.1  Opinion of Orrick, Herrington & Sutcliffe LLP with
         respect to legality of the Notes.
   +5.2  Opinion of Richards, Layton & Finger, P.A. with respect to legality of the Rate Reduction Certificates.
   +5.3  Opinion of Richards, Layton & Finger, P.A. with respect to due authorization of the Notes and the Indenture by
         the Note Issuer.
    8.1  Opinion of Brown & Wood LLP with respect to tax
         matters.
    8.2  Internal Revenue Service Revenue Ruling.
  +10.1  Form of Transition Property Purchase and Sale
         Agreement.
  +10.2  Form of Transition Property Servicing Agreement.
  +10.3  Form of Note Purchase Agreement.
  +10.4  Form of Fee and Indemnity Agreement.
   23.1  Consent of Orrick, Herrington & Sutcliffe LLP (included in its opinion filed as Exhibit 5.1).
   23.2  Consent of Brown & Wood LLP (included in its opinions filed as Exhibits 8.1 and 99.8).
  +23.3  Consent of Richards, Layton & Finger, P.A. (included in its opinions filed as Exhibits 5.2 and 5.3).
   23.4  Consent of Arthur Andersen LLP.
  +23.5  Consent of Brooke Bassett, Esq.
  +25.1  Statement of Eligibility and Qualification of Note
         Trustee on Form T-1.
   25.2  Statement of Eligibility and Qualification of
         Certificate Trustee on Form T-1.
  +27    Financial Data Schedule.
  +99.1  Application for Financing Order.
  +99.2  Financing Order.
  +99.3  Form of Issuance Advice Letter.
  +99.4  Application to Infrastructure Bank (Exhibit A to Part I
         thereof is incorporated by reference to Exhibit 99.1 of
         this Registration Statement; Exhibits B, C, F, G, H, J,
         K and L to Part II thereof are incorporated by
         reference to Exhibits 4.2, 3.3, 10.4, 4.1, 10.3, 10.1,
         10.2 and 1.1 of this Registration Statement,
         respectively, and Exhibit D to Part II thereof is
         incorporated by reference to Amendment No. 2 to this
         Registration Statement).
  +99.5  Form of Issuance Resolutions of Infrastructure Bank.
  +99.6  Interim Opinion of CPUC.
   99.7  Form of opinion of Brown & Wood LLP with respect to
         impairment of contracts.
   99.8  Opinion of Brown & Wood LLP with respect to Proposition
         218.
  +99.9  Form of opinion of Brooke Bassett, Esq. with respect to validity of Issuance Resolutions.

--------
+Previously filed.